================================================================================


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor


                                       and


                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer


                                       and


                        LEND LEASE ASSET MANAGEMENT, L.P.
                                Special Servicer


                                       and


                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee


                                       and


                               ABN AMRO BANK N.V.
                                  Fiscal Agent



                         POOLING AND SERVICING AGREEMENT


                            Dated as of July 10, 2002

                         ------------------------------

                          $1,082,600,757 (approximate)


                  Commercial Mortgage Pass-Through Certificates

                                 Series 2002-MW1


================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page
ARTICLE I DEFINITIONS............................................................................................3

         SECTION 1.01 Defined Terms..............................................................................3

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES......63

         SECTION 2.01 Conveyance of Mortgage Loans..............................................................63
         SECTION 2.02 Acceptance of the Trust Fund by Trustee...................................................66
         SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document
                                 Defects and Breaches of Representations and Warranties.........................67
         SECTION 2.04 Representations and Warranties of Depositor...............................................70
         SECTION 2.05 Conveyance of Mortgage Loans; Acceptance of REMIC I by Trustee............................72
         SECTION 2.06 Execution, Authentication and Delivery of Class R-I Certificates..........................72
         SECTION 2.07 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee................72
         SECTION 2.08 Execution, Authentication and Delivery of REMIC II Certificates...........................73
         SECTION 2.09 Execution, Authentication and Delivery of Class Z-I and Class Z-II Certificates...........73

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND......................................................73

         SECTION 3.01 Administration of the Mortgage Loans......................................................73
         SECTION 3.02 Collection of Mortgage Loan Payments......................................................75
         SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts..78
         SECTION 3.04 Certificate Account, Interest Reserve Account, Additional Interest Account,
                                 Distribution Account and Companion Distribution Account........................81
         SECTION 3.05 Permitted Withdrawals From the Certificate Account, Interest Reserve Account, the
                                 Additional Interest Account and the Distribution Account.......................85
         SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate
                                 Account, the Interest Reserve Account, the Distribution Account, the
                                 Additional Interest Account, the Companion Distribution Account and the
                                 REO Account....................................................................90
         SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.............92
         SECTION 3.08 Enforcement of Alienation Clauses.........................................................94
         SECTION 3.09 Realization Upon Defaulted Mortgage Loans; Required Appraisals............................97
         SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files............................101
         SECTION 3.11 Servicing Compensation...................................................................102

         SECTION 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports....105
         SECTION 3.13 Annual Statement as to Compliance........................................................108
         SECTION 3.14 Reports by Independent Public Accountants................................................109
         SECTION 3.15 Access to Certain Information............................................................109
         SECTION 3.16 Title to REO Property; REO Account.......................................................112
         SECTION 3.17 Management of REO Property...............................................................114
         SECTION 3.18 Resolution of Defaulted Mortgage Loans and REO Properties................................117
         SECTION 3.19 Additional Obligations of Master Servicer................................................123
         SECTION 3.20 Modifications, Waivers, Amendments and Consents..........................................123
         SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.......129
         SECTION 3.22 Sub-Servicing Agreements.................................................................132
         SECTION 3.23 Representations and Warranties of Master Servicer and Special Servicer...................135
         SECTION 3.24 Sub-Servicing Agreement Representation and Warranty......................................138
         SECTION 3.25 Designation of Controlling Class Representative..........................................138
         SECTION 3.26 Servicing and Administration of the AB Mortgage Loans and the Companion Loans............140
         SECTION 3.27 Abbey Intercreditor Agreement............................................................142

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS......................................................................143

         SECTION 4.01 Distributions............................................................................143
         SECTION 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.........................155
         SECTION 4.03 P&I Advances.............................................................................160
         SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of
                                 Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts......163
         SECTION 4.05 Calculations.............................................................................165
         SECTION 4.06 Use of Agents............................................................................166

ARTICLE V THE CERTIFICATES.....................................................................................166

         SECTION 5.01 The Certificates.........................................................................166
         SECTION 5.02 Registration of Transfer and Exchange of Certificates....................................167
         SECTION 5.03 Book-Entry Certificates..................................................................172
         SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates........................................173
         SECTION 5.05 Persons Deemed Owners....................................................................174

ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CONTROLLING CLASS REPRESENTATIVE,
                 AND THE COMPANION PAYING AGENT................................................................174

         SECTION 6.01 Liability of Depositor, Master Servicer and Special Servicer.............................174
         SECTION 6.02 Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer..174
         SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer...............175

         SECTION 6.04 Resignation of Master Servicer and the Special Servicer..................................176
         SECTION 6.05 Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer...176
         SECTION 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee................177
         SECTION 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer................177
         SECTION 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer................177
         SECTION 6.09 Designation of Special Servicer by the Controlling Class.................................177
         SECTION 6.10 Master Servicer or Special Servicer as Owner of a Certificate............................178
         SECTION 6.11 The Controlling Class Representative.....................................................179
         SECTION 6.12 Companion Paying Agent...................................................................181
         SECTION 6.13 Companion Register.......................................................................182

ARTICLE VII DEFAULT............................................................................................182

         SECTION 7.01 Events of Default........................................................................182
         SECTION 7.02 Trustee to Act; Appointment of Successor.................................................187
         SECTION 7.03 Notification to Certificateholders.......................................................188
         SECTION 7.04 Waiver of Events of Default..............................................................189
         SECTION 7.05 Additional Remedies of Trustee Upon Event of Default.....................................189

ARTICLE VIII CONCERNING THE TRUSTEE AND THE FISCAL AGENT.......................................................189

         SECTION 8.01 Duties of Trustee........................................................................189
         SECTION 8.02 Certain Matters Affecting Trustee........................................................190
         SECTION 8.03 Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or
                                 Mortgage Loans................................................................192
         SECTION 8.04 Trustee and Fiscal Agent May Own Certificates............................................192
         SECTION 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.................................192
         SECTION 8.06 Eligibility Requirements for Trustee.....................................................193
         SECTION 8.07 Resignation and Removal of Trustee.......................................................194
         SECTION 8.08 Successor Trustee........................................................................195
         SECTION 8.09 Merger or Consolidation of Trustee.......................................................195
         SECTION 8.10 Appointment of Co-Trustee or Separate Trustee............................................196
         SECTION 8.11 Appointment of Custodians................................................................197
         SECTION 8.12 Appointment of Authenticating Agents.....................................................197
         SECTION 8.13 Access to Certain Information............................................................198
         SECTION 8.14 Appointment of REMIC Administrators......................................................199
         SECTION 8.15 Representations, Warranties and Covenants of Trustee.....................................200
         SECTION 8.16 Reports to the Securities and Exchange Commission; Available Information.................201
         SECTION 8.17 Maintenance of Mortgage File.............................................................201
         SECTION 8.18 Appointment of Fiscal Agent..............................................................201

ARTICLE IX TERMINATION.........................................................................................203

         SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.........................203

         SECTION 9.02 Additional Termination Requirements......................................................205

ARTICLE X ADDITIONAL TAX PROVISIONS............................................................................206

         SECTION 10.01 REMIC Administration....................................................................206
         SECTION 10.02 Grantor Trust Administration............................................................210

ARTICLE XI MISCELLANEOUS PROVISIONS............................................................................212

         SECTION 11.01 Amendment.212
         SECTION 11.02 Recordation of Agreement; Counterparts..................................................213
         SECTION 11.03 Limitation on Rights of Certificateholders..............................................214
         SECTION 11.04 Governing Law...........................................................................215
         SECTION 11.05 Notices.................................................................................215
         SECTION 11.06 Severability of Provisions..............................................................216
         SECTION 11.07 Grant of a Security Interest............................................................216
         SECTION 11.08 Streit Act..............................................................................216
         SECTION 11.09 Successors and Assigns; Beneficiaries...................................................216
         SECTION 11.10 Article and Section Headings............................................................217
         SECTION 11.11 Notices to Rating Agencies..............................................................217
         SECTION 11.12 Complete Agreement......................................................................218

                                    EXHIBITS

Exhibit Description                                            Exhibit No.           Section Reference
-------------------                                            -----------           -----------------
Form of Class A-1 Certificate                                      A-1               Section 1.01  Definition  of "Class A-1
                                                                                     Certificate"

Form of Class A-2 Certificate                                      A-2               Section 1.01  Definition  of "Class A-2
                                                                                     Certificate"

Form of Class A-3 Certificate                                      A-3               Section 1.01  Definition  of "Class A-3
                                                                                     Certificate"

Form of Class A-4 Certificate                                      A-4               Section 1.01  Definition  of "Class A-4
                                                                                     Certificate"

Form of Class XC Certificate                                       A-5               Section  1.01  Definition  of "Class XC
                                                                                     Certificate"

Form of Class XP Certificate                                       A-6               Section  1.01  Definition  of "Class XP
                                                                                     Certificate"

Form of Class B Certificate                                        A-7               Section  1.01  Definition  of  "Class B
                                                                                     Certificate"

Form of Class C Certificate                                        A-8               Section  1.01  Definition  of  "Class C
                                                                                     Certificate"

Form of Class D Certificate                                        A-9               Section  1.01  Definition  of  "Class D
                                                                                     Certificate"

Form of Class E Certificate                                       A-10               Section  1.01  Definition  of  "Class E
                                                                                     Certificate"

Form of Class F Certificate                                       A-11               Section  1.01  Definition  of  "Class F
                                                                                     Certificate"

Form of Class G Certificate                                       A-12               Section  1.01  Definition  of  "Class G
                                                                                     Certificate"

Form of Class H Certificate                                       A-13               Section  1.01  Definition  of  "Class H
                                                                                     Certificate"

Form of Class J Certificate                                       A-14               Section  1.01  Definition  of  "Class J
                                                                                     Certificate"

Form of Class K Certificate                                       A-15               Section  1.01  Definition  of  "Class K
                                                                                     Certificate"

Form of Class L Certificate                                       A-16               Section  1.01  Definition  of  "Class L
                                                                                     Certificate"

Form of Class M Certificate                                       A-17               Section  1.01  Definition  of  "Class M
                                                                                     Certificate"

Form of Class N Certificate                                       A-18               Section  1.01  Definition  of  "Class N
                                                                                     Certificate"

Form of Class O Certificate                                       A-19               Section  1.01  Definition  of  "Class O
                                                                                     Certificate"

Form of Class R-I Certificate                                     A-20               Section 1.01  Definition  of "Class R-I
                                                                                     Certificate"

Form of Class R-II Certificate                                    A-21               Section 1.01  Definition of "Class R-II
                                                                                     Certificate"

Form of Class Z-I Certificate                                     A-22               Section 1.01  Definition  of "Class Z-I
                                                                                     Certificate"

Form of Class Z-II Certificate                                    A-23               Section 1.01  Definition of "Class Z-II
                                                                                     Certificate"

Mortgage Loan Schedule                                              B                Section 1.01  Definition   of "Mortgage
                                                                                     Loan Schedule"

Schedule of Exceptions to Mortgage File Delivery                   C-1               Section 2.02(a)

Form of Custodial Certification                                    C-2               Section 2.02(a)

Form of Master Servicer Request for Release                        D-1               Section  1.01  Definition  of  "Request
                                                                                     for Release";  Section 2.03(b); Section
                                                                                     3.10(a); and Section 3.10(b)

Form of Special Servicer Request for Release                       D-2               Section  1.01  Definition  of  "Request
                                                                                     for Release"; Section 3.10(b)

Calculation of NOI/Debt Service Coverage Ratios                     E                Section   1.01   Definition   of   "Net
                                                                                     Operating Income"

Form of Updated Collection Report                                   F                Section  1.01  Definition  of  "Updated
                                                                                     Collection Report"

Form of Transferor Certificate                                     G-1               Section 5.02(b)

Form of Transferee Certificate for QIBs                            G-2               Section 5.02(b)

Form of Transferee Certificate for Non-QIBs                        G-3               Section 5.02(b)

Form of Transferee Certificate                                      H                Section 5.02(c)

Form of Transfer Affidavit and Agreement                           I-1               Section 5.02(d)(i)(2)
Pursuant to Section 5.02(d)(i)(2)

Form of Transferor Certificate Pursuant to                         I-2               Section 5.02(d)(i)(4)
Section 5.02(d)(i)(4)

Form of Notice and Acknowledgment                                  J-1               Section 6.09

Form of Acknowledgment of Proposed Special                         J-2               Section 6.09
Servicer

Form of CMSA Property File                                          K                Section 3.12(c)

Form of Comparative Financial Status Report                         L                Section     1.01      Definition     of
                                                                                     "Comparative Financial Status Report"

Form of REO Status Report                                           M                Section 1.01  Definition of "REO Status
                                                                                     Report"

Form of Watch List                                                  N                Section 1.01 Definition of "Watch List"

Form of Delinquent Loan Status Report                               O                Section 1.01  Definition of "Delinquent
                                                                                     Loan Status Report"

Form of Historical Loan Modification Report                         P                Section 1.01  Definition of "Historical
                                                                                     Loan Modification Report"

Form of Historical Liquidation Report                               Q                Section     1.01      Definition     of
                                                                                     "Historical Liquidation Report"

Form of NOI Adjustment Worksheet                                    R                Section   1.01   Definition   of   "NOI
                                                                                     Adjustment Worksheet"

Form of Operating Statement Analysis Report                         S                Section 1.01  Definition  of "Operating
                                                                                     Statement Analysis Report"

Form of Interim Delinquent Loan Status Report                       T                Section  1.01  Definition  of  "Interim
                                                                                     Delinquent Loan Status Report"

Form of CMSA Loan Periodic Update File                              U                Section 1.01  Definition  of "CMSA Loan
                                                                                     Periodic Update File"

Form of Certificateholder Confirmation                             V-1               Section 3.15
Certificate Request by Beneficial Holder

Form of Prospective Purchaser Certificate                          V-2               Section 3.15

Form of CMSA Bond File Report                                       W                Section 1.01  Definition  of "CMSA Bond
                                                                                     File Report"

Form of CMSA Collateral Summary File                                X                Section   1.01   Definition   of  "CMSA
                                                                                     Collateral Summary File"

Form of CMSA Financial File                                         Y                Section   1.01   Definition   of  "CMSA
                                                                                     Financial File"

Form of CMSA Loan Setup File                                        Z                Section 1.01  Definition  of "CMSA Loan
                                                                                     Setup File"

Class XP Reference Rate                                            AA                Section  1.01  Definition  of "Class XP
                                                                                     Reference Rate"

Form of Purchase Option Notice                                     BB                Section 3.18

Initial Companion Holders                                          CC                Section 6.13

                         POOLING AND SERVICING AGREEMENT

                  This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of July 10, 2002, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LEND LEASE ASSET MANAGEMENT, L.P., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be the Mortgage Loans.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans (exclusive of that portion of the interest payments thereon that constitute Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Residual Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class R-I Certificates.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

                  The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), the REMIC I Principal Balance, the Corresponding Components of the Class X Certificates and the Original Class Principal Balance for each Class of Sequential Pay Certificates (the "Corresponding
Certificates").

                                 Corresponding                  Corresponding
                Original Class   REMIC I         REMIC I        Components of
Corresponding   Principal        Regular         Principal      Class X
Certificates    Balance          Interests (1)   Balance        Certificates (1)

Class A-1       $67,917,000      LA-1-1          $40,209,000    X-A-1-1
                                 LA-1-2          $27,708,000    X-A-1-2

Class A-2       $97,857,000      LA-2-1          $14,931,000    X-A-2-1
                                 LA-2-2          $41,500,000    X-A-2-2

                                 Corresponding                  Corresponding
                Original Class   REMIC I         REMIC I        Components of
Corresponding   Principal        Regular         Principal      Class X
Certificates    Balance          Interests (1)   Balance        Certificates (1)

                                 LA-2-3          $41,426,000    X-A-2-3

Class A-3       $120,974,000     LA-3-1          $5,974,000     X-A-3-1
                                 LA-3-2          $94,000,000    X-A-3-2
                                 LA-3-3          $21,000,000    X-A-3-3

Class A-4       $559,033,000     LA-4-1          $30,133,000    X-A-4-1
                                 LA-4-2          $45,900,000    X-A-4-2
                                 LA-4-3          $483,000,000   X-A-4-3

Class B         $41,951,000      LB              $41,951,000    X-B

Class C         $46,011,000      LC              $46,011,000    X-C

Class D         $10,826,000      LD              $10,826,000    X-D

Class E         $18,945,000      LE              $18,945,000    X-E

Class F         $17,592,000      LF-1            $8,318,000     X-F-1
                                 LF-2            $9,274,000     X-F-2

Class G         $17,593,000      LG-1            $11,593,000    X-G-1
                                 LG-2            $6,000,000     X-G-2

Class H         $18,945,000      LH-1            $14,945,000    X-H-1
                                 LH-2            $4,000,000     X-H-2

Class J         $16,239,000      LJ-1            $13,039,000    X-J-1
                                 LJ-2            $3,200,000     X-J-2

Class K         $5,413,000       LK              $5,413,000     X-K

Class L         $8,120,000       LL              $8,120,000     X-L

Class M         $13,532,000      LM              $13,532,000    X-M

Class N         $5,413,000       LN              $5,413,000     X-N

Class O         $16,239,757      LO              $16,239,757    X-O

                  (1) The REMIC I Regular Interest and the Components of the Class X Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC I Regular Interest" and the "Corresponding Components" respectively, with respect to each other.

                  Three mortgage loans in the original principal amount of $89,073,643 (the "Companion Loans", as defined below) are not part of the Trust Fund but are each secured by a Mortgage that is the same as a Mortgage Loan that is part of the Trust Fund (the "AB Mortgage Loans", as defined below). As and to the extent provided herein, the Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and will be beneficially owned by the Companion Holders.

                  The portion of the Trust Fund consisting of: (i) the Additional Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I or REMIC II.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "AB Mortgage Loan": Each of the Burbank Empire Center Mortgage Loan, the Radisson Mortgage Loan or the TRW Mortgage Loan, and, collectively, the "AB Mortgage Loans".

                  "Abbey Intercreditor Agreement": That certain intercreditor agreement, dated January 2002, between Wachovia Bank, National Association (formerly First Union National Bank), as mortgage lender and Capri Select Income, LLC, as mezzanine lender.

                  "Abbey Mezzanine Lender": The "Mezzanine Lender" as defined in the Abbey Intercreditor Agreement.

                  "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan Documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the subject Mortgaged Property and (ii) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment, in accordance with the Servicing Standard, that: (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate, or
(c) the related Mortgage or Mortgage Loan documents do not require the Mortgagor to obtain such insurance. Subject to the Servicing Standard, in making any of the determinations required in subclause (a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

                  "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class XC and the Class XP Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued for the related Interest Accrual Period on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class XC and the Class XP Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

                  "Accrued Component Interest": With respect to each Component of the Class XC or the Class XP Certificates for any Distribution Date, one month's interest at the Class XC Strip Rate or Class XP Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

                  "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

                  "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

                  "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

                  "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  "Additional Interest Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled "LaSalle Bank National Association as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, Additional Interest Account." The Additional Interest Account shall not be an asset of any of REMIC I or REMIC II.

                  "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

                  "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Trustee and the Fiscal Agent on Advances (to the extent not offset by Penalty Interest and late payment charges as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Penalty Interest and late payment charges as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xi), (xii), (xiii) and (xix) of Section 3.05(a) out of collections on the related Mortgage Loans or REO Properties or out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account as indicated in such clauses of Section 3.05(a) or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

                  "Additional Yield and Prepayment Amount": With respect to any Distribution Date and the Regular Certificates (other than the Class X Certificates and any Excluded Class) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected on a Mortgage Loan or an REO Loan during the related Collection Period, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium net of Workout Fees and Principal Recovery Fees payable therefrom multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the Regular Certificates then receiving principal over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage

Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Regular Certificates on such Distribution Date pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

                  "Advance": Any P&I Advance or Servicing Advance.

                  "Adverse REMIC Event": As defined in Section 10.01(h).

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

                  "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider.

                  "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as calculated by the Master Servicer as of the first Determination Date immediately succeeding the Master Servicer obtaining knowledge of the occurrence of the Required Appraisal Date if no new Required Appraisal (or letter update or internal valuation) is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal

Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

                  "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File.

                  "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

                  "Asset Status Report": As defined in Section 3.21(d).

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

                  "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

                  "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of
(b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from
(A) the Certificate Account pursuant to clauses (ii)-(xiv), (xviii) and (xix) of
Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges,
(iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Certificate Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Bid Allocation": With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Borrower Reserve Agreement": With respect to any Mortgage Loan, the related borrower reserve agreement, replacement reserve agreement or similar agreement executed by the Mortgagor and setting forth the terms and amounts required to be reserved or escrowed for the related Mortgaged Property, in each case pledged as additional collateral under the related Mortgage.

                  "Breach": As defined in Section 2.03(a).

                  "Burbank Empire Center Companion Loan": The junior companion loan which relates to the Burbank Empire Center Mortgage Loan.

                  "Burbank Empire Center Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 2, originated by Wachovia Bank, National Association.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago, Illinois), or the offices of the Master Servicer (which as of the Closing Date is Charlotte, North Carolina), or the offices of the Special Servicer which as of the Closing Date is Dallas, Texas, are located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

                  "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1."

                  "Certificate Deferred Interest": The amount by which interest distributable to any Class of Sequential Pay Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class on any Distribution Date.

                  "Certificate Factor": With respect to any Class of Regular Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance, Class XC Notional Amount or Class XP Notional Amount, as applicable, of such Class of Regular Certificates and the denominator of which is the Original Class Principal Balance or Original Notional Amount of such Class of Regular Certificates.

                  "Certificate Notional Amount": With respect to any Class XC or Class XP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class XC or Class XP Notional Amount, as applicable.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

                  "Class A Certificates": The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

                  "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions. "

                  "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). The Class Principal Balance of any Class of Sequential Pay Certificates will be increased on any Distribution Date by the amount of any Certificate Deferred Interest allocated to such Class on such Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

                  "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

                  "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  "Class X Certificates": The Class XC and Class XP Certificates

                  "Class XC Certificate": Any one of the Certificates with a "Class XC" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing the Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class XC Notional Amount": With respect to the Class XC Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

                  "Class XC Strip Rate": With respect to any Class of Components (other than Components which are Class XP Components which are included for the purposes of calculating the Class XP Notional Amount for such Distribution Date) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates, and in the case of Components which are Class XP Components which are included for the purposes of calculating the Class XP Notional Amount for such Distribution Date (i) for any Distribution Date occurring on or before the Class XP Termination Date for such Class XP Component, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Class XP Component for such Distribution Date, and (ii) for any Distribution Date occurring after the Class XP Termination Date for such Class XP Component, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XC Strip Rate be less than zero).

                  "Class XP Certificate": Any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the Class XP Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                  "Class XP Components": Each of Component X-A-1-1, Component X-A-1-2, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-J-I and Component X-J-2.

                  "Class XP Notional Amount": (i) With respect to any Distribution Date on or prior to the Distribution Date in July 2003, the sum of
(a) the lesser of $27,708,000 and the then Component Notional Amount of Component X-A-1-2 and (b) the then Component Notional Amounts of Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-J-I and Component X-J-2;

                  (ii) With respect to any Distribution Date after the Distribution Date in July 2003, through and including the Distribution Date in July 2004, the sum of (a) the lesser of $82,926,000 and the Component Notional Amounts of Component X-A-2-2 and Component X-

A-2-3 and (b) the then Component Notional Amounts of Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-J-1 and Component X-J-2;

                  (iii) With respect to any Distribution Date after the Distribution Date in July 2004, through and including the Distribution Date in July 2005, the sum of (a) the lesser of $41,426,000 and the then Component Notional Amount of Component X-A-2-3 and (b) the then Component Notional Amounts of Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-J-1 and Component X-J-2;

                  (iv) With respect to any Distribution Date after the Distribution Date in July 2005, through and including the Distribution Date in July 2006, the sum of (a) the lesser of $115,000,000 and the then Component Notional Amounts of Component X-A-3-2 and Component X-A-3-3, (b) the then Component Notional Amounts of Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1 and Component X-H-2 and (c) the lesser of $3,200,000 and the then Component Notional Amount of Component X-J-2;

                  (v) With respect to any distribution date after the Distribution Date in July 2006, through and including the Distribution Date in July 2007, the sum of (a) the lesser of $21,000,000 and the then Component Notional Amount of Component X-A-3-3, (b) the then Component Notional Amounts of Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F-1, Component X-F-2, Component X-G-1 and Component X-G-2 and (c) the lesser of $4,000,000 and the then Component Notional Amount of Component X-H-2;

                  (vi) With respect to any Distribution Date after the Distribution Date in July 2007, through and including the Distribution Date in July 2008, the sum of (a) the lesser of $528,900,000 and the then Component Notional Amounts of Component X-A-4-2 and Component X-A-4-3, (b) the then Component Notional Amounts of Component X-B, Component X-C, Component X-D, Component X-E, Component X-F-1, Component X-F-2 and (c) the lesser of $6,000,000 and the then Component Notional Amount of Component X-G-2;

                  (vii) With respect to any Distribution Date after the Distribution Date in July 2008 through and including the Distribution Date in July 2009, the sum of (a) the lesser of $483,000,000 and the then Component Notional Amount of Component X-A-4-3, (b) the then Component Notional Amounts of Component X-B, Component X-C, Component X-D and Component X-E and (c) the lesser of $9,274,000 and the then Component Notional Amount of Component X-F-2; and

                  (viii) With respect to any Distribution Date after the Distribution Date in July 2009, $0.

                  "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Exhibit AA.

                  "Class XP Strip Rate": With respect to each of the Class XP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class XP Termination Date for such Class XP Component, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class XP Reference Rate for such Distribution Date minus (y) the Pass-Through Rate in effect for such Distribution Date for the Corresponding Certificates (provided that in no event shall any Class XP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the Class XP Termination Date for such Class XP Component, 0% per annum.

                  "Class XP Termination Date": With respect to each Class XP Component, the following Distribution Date:

                        Class XP Component       Distribution Date
                        ------------------       -----------------
                              X-A-1-1                July 2003
                              X-A-1-2                July 2003
                              X-A-2-1                July 2003
                              X-A-2-2                July 2004
                              X-A-2-3                July 2005
                              X-A-3-1                July 2005
                               X-J-1                 July 2005
                              X-A-3-2                July 2006
                               X-H-1                 July 2006
                               X-J-2                 July 2006
                              X-A-3-3                July 2007
                              X-A-4-1                July 2007
                               X-G-1                 July 2007
                               X-H-2                 July 2007
                              X-A-4-2                July 2008
                               X-F-1                 July 2008
                               X-G-2                 July 2008
                              X-A-4-3                July 2009
                                X-B                  July 2009
                                X-C                  July 2009
                                X-D                  July 2009
                                X-E                  July 2009
                               X-F-2                 July 2009

                  "Class Z-I Certificate": Any one of the Certificates with a "Class Z-I" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

                  "Class Z-II Certificate": Any one of the Certificates with a "Class Z-II" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

                  "Closing Date": July 11, 2002.

                  "CMSA": The Commercial Mortgage Securities Association (formerly the Commercial Real Estate Secondary Market and Securitization Association) or any successor organization.

                  "CMSA Bond File": The monthly report in the "CMSA Bond File" format substantially in the form of and containing the information called for therein, a form of which is attached hereto as Exhibit W, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

                  "CMSA Collateral Summary File": The monthly report in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, a form of which is attached hereto as Exhibit X, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

                  "CMSA Financial File": The monthly report in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit Y, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Loan Periodic Update File": The monthly report in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit U, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee, Master Servicer and the Special Servicer.

                  "CMSA Loan Setup File": The report in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit Z, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee, Master Servicer and the Special Servicer.

                  "CMSA Property File": The monthly report in the "CMSA Property File" format substantially in the form of and containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit K, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

                  "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

                  "Companion Distribution Account": With respect to each Companion Loan, the separate account created and maintained by the Companion Paying Agent pursuant to Section 3.04(e) and held on behalf of the related Companion Holder, which shall be entitled "Wachovia Bank, National Association, as Companion Paying Agent for the Companion Holder of the related Companion Loan". The Companion Distribution Account shall not be an asset of the Trust Fund, but instead the Companion Distribution Account shall be held by the Companion Paying Agent on behalf of the Companion Holder. Any such account shall be an Eligible Account.

                  "Companion Holder": With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan. As of the Closing Date, the Companion Holders of the Companion Loans are (a)(1) MW1-2002 LLC with respect to the Radisson B Note and (2) I.L. Finance Company, LLC with respect to the Radisson C Note, (b) Capital Lease Funding, LLC with respect to the TRW Companion Loan and (c) MONY Life Insurance Company with respect to the Burbank Empire Center Companion Loan.

                  "Companion Loan": Each of the Burbank Empire Center Companion Loan, the Radisson Companion Loan or the TRW Companion Loan, and, collectively, the "Companion Loans".

                  "Companion Paying Agent": The paying agent appointed pursuant to Section 6.12.

                  "Companion Register": The register maintained and the registrar appointed pursuant to Section 6.13.

                  "Comparative Financial Status Report": A report substantially containing the content described in Exhibit L attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, calculated as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date, (iii) the previous two full fiscal years stated separately, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

                  "Component": Each of Component X-A-1-1, Component X-A-1-2, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-J-1, Component X-J-2, Component X-K, Component X-L, Component X-M, Component X-N and Component X-O.

                  "Component X-A-1-1": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

                  "Component X-A-1-2": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-2 as of any date of determination.

                  "Component X-A-2-1": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1 as of any date of determination.

                  "Component X-A-2-2": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2 as of any date of determination.

                  "Component X-A-2-3": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-3 as of any date of determination.

                  "Component X-A-3-1": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-1 as of any date of determination.

                  "Component X-A-3-2": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-2 as of any date of determination.

                  "Component X-A-3-3": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3-3 as of any date of determination.

                  "Component X-A-4-1": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-1 as of any date of determination.

                  "Component X-A-4-2": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-2 as of any date of determination.

                  "Component X-A-4-3": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-3 as of any date of determination.

                  "Component X-B": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

                  "Component X-C": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

                  "Component X-D": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD as of any date of determination.

                  "Component X-E": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a

Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE as of any date of determination.

                  "Component X-F-1": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-1 as of any date of determination.

                  "Component X-F-2": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-2 as of any date of determination.

                  "Component X-G-1": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-1 as of any date of determination.

                  "Component X-G-2": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-2 as of any date of determination.

                  "Component X-H-1": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-1 as of any date of determination.

                  "Component X-H-2": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-2 as of any date of determination.

                  "Component X-J-1": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-1 as of any date of determination.

                  "Component X-J-2": One of the twenty-eight components of the Class XC Certificates and one of the twenty-three components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-2 as of any date of determination.

                  "Component X-K": One of the twenty-eight components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK-1 as of any date of determination.

                  "Component X-L": One of the twenty-eight components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL as of any date of determination.

                  "Component X-M": One of the twenty-eight components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

                  "Component X-N": One of the twenty-eight components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

                  "Component X-O": One of the twenty-eight components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as at any date of determination.

                  "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

                  "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is (i) greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reductions) and (ii) equal to or greater than 1.0% of the sum of the Original Class Principal Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Residual Certificates or the Class X Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Certificates shall be deemed a single Class of Certificates.

                  "Controlling Class Representative":  As defined in
Section 3.25.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:, Attn: Asset Backed Securities Trust Services Group - Merrill Lynch Mortgage Trust, Series 2002-MW1.

                  "Corrected Mortgage Loan": Any Mortgage Loan and, if applicable, any Companion Loan, that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan".

                  "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

                  "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

                  "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Component of the Class X Certificates.

                  "Crossed Loan": As defined in Section 2.03.

                  "Crossed Group": As defined in Section 2.03.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

                  "Cut-off Date": With respect to any Mortgage Loan or any Companion Loan, the Due Date for such Mortgage Loan or such Companion Loan in July 2002.

                  "Cut-off Date Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to
(y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

                  "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent sixty days or more in respect to a Periodic Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan shall immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                  "Defaulting Party": As defined in Section 7.01(b).

                  "Defeasance Collateral": With respect to any Defeasance Loan, the United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

                  "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificate": As defined in Section 5.03(a).

                  "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit O attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but constituted Specially Serviced Mortgage Loans, or were in foreclosure but were not REO Property and the status of resolution.

                  "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": The eighth day of each calendar month, or if such eighth day is not a Business Day, the next succeeding Business Day.

                  "Determination Information": As defined in Section 3.18(b).

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the discount rate stated in the Mortgage Loan documents related to such Mortgage Loan or REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided, that if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

                  "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class X Certificates) (to not less than zero) by (i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date, and (ii) with respect to each such Class (other than the Class X Certificates), such Class' share of any Certificate Deferred Interest allocated to such Class in accordance with Section 4.04(c).

                  "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1."

                  "Distribution Date": The fourth Business Day after the related Determination Date commencing in August 2002.

                  "Distribution Date Statement": As defined in Section 4.02(a).

                  "Document Defect": As defined in Section 2.03(a).

                  "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date or any Companion Loan on or prior to its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date or any Companion Loan after its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

                  "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's (if then rated by Moody's) and (B) "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which are rated at least "P-1" by Moody's (if then rated by Moody's) and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

                  "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter in the case of a Specially Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Restricted Certificate": Any Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and
(b) will cease to be subject to the transfer restrictions related to ERISA Restricted Certificates contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

                  "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

                  "Event of Default": One or more of the events described in
Section 7.01(a).

                  "Exchange Act": Securities Exchange Act of 1934, as amended.

                  "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates.

                  "Exemptions": Department of Labor Prohibited Transaction Exemption ("PTE") 90-29, PTE 96-22 and Final Authorization Number 97-03E, each as amended by PTE 2000-58, and as each may be amended from time to time, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": Freddie Mac or any successor.

                  "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan (and, if applicable, any defaulted Companion Loan) or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers, pursuant to the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder, the Companion Holder, Abbey Mezzanine Lender or the Special Servicer pursuant to Section 3.18(c), 3.18(e), 3.18(h), 3.18(m) or 3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

                  "Fiscal Agent": ABN AMRO Bank N.V., its successor in interest, or any successor fiscal agent appointed as herein provided.

                  "FNMA": Federal National Mortgage Association or any successor.

                  "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

                  "Grantor Trust Assets": The segregated pool of assets consisting of any Additional Interest with respect to the ARD Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Additional Interest Account that represent Additional Interest.

                  "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

                  "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

                  "Historical Liquidation Report": A report substantially containing the information described in Exhibit Q attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

                  "Historical Loan Modification Report": A report substantially containing the information described in Exhibit P attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

                  "Holder": A Certificateholder.

                  "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

                  "Impound Reserve": As defined in Section 3.16(c) hereof.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Fiscal Agent and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, the Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, the Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Fiscal Agent or any Affiliate thereof, as the case may be.

                  "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

                  "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust Fund, delivered to the Trustee and the Master Servicer), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee, the Fiscal Agent of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the

Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

                  "Insured Environmental Event": As defined in Section 3.08(c).

                  "Insured Event": With respect to a Lease Enhancement Policy, any occurrence, condition or event that gives rise or with the passage of time will give rise to a claim under the Lease Enhancement Policy.

                  "Intercreditor Agreement": With respect to each Loan Pair, the intercreditor agreement regarding the administration of such Loan Pair and the allocation of all amounts received by the holders of the notes contributing any portion thereof.

                  "Interest Accrual Period": With respect to each Class of Regular Certificates, the REMIC I Regular Interests and any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates and REMIC I Regular Interests.

                  "Interest Reserve Account": The segregated account created and maintained by the Master Servicer pursuant to Section 3.04(c) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1".

                  "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Mortgage Rate (without regard to the second proviso in the definition thereof) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date.

                  "Interest Reserve Loan": Each Mortgage Loan that is an Actual/360 Mortgage Loan.

                  "Interested Person": The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Independent Contractor hired by the Special Servicer, any Holder of a Certificate, any Companion Holder (only as to the related Companion Loan) or any Affiliate of any such Person.

                  "Interim Delinquent Loan Status Report": A report substantially containing the content described in Exhibit T attached hereto, setting forth those Mortgage Loans which, as of the last day of the calendar month immediately preceding the preparation of such report, were delinquent.

                  "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer initially located at "www.etrustee.net" and "www.firstunion.com", respectively, or such other address as provided to the parties hereto from time to time.

                  "Investment Account": As defined in Section 3.06(a).

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                  "Late Collections": With respect to any Mortgage Loan or any Companion Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan or such Companion Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

                  "Lease Enhancement Policy": With respect to Mortgage Loan number 19 on the Mortgage Loan Schedule, any non-cancelable lease enhancement insurance policy that insures against certain losses arising out of casualty and/or condemnation of the related Mortgage Property.

                  "Lease Enhancement Policy Insurer": With respect to the Lease Enhancement Policy, Lexington Insurance Company; together with any assignee, successor or subsequent insurer thereunder.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable; (iv) such Mortgage Loan is purchased by the Companion Holder pursuant to Section 3.26(d); or (v) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder, the Companion Holder, the Abbey Mezzanine Lender or the Special Servicer pursuant to Section 3.18(c), 3.18(e), 3.18(h), 3.18(m) or 3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer or the Special Servicer or the Majority Subordinate Certificateholder pursuant to
Section 9.01; or (iii) such REO Property is purchased by the Companion Holder pursuant to Section 3.26(d).

                  "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder the Companion Holder, the Abbey Mezzanine Lender or the Special Servicer pursuant to Section 3.18(c), 3.18(e), 3.18(h), 3.18(m) or 3.26(d); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller, pursuant to the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable; (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder pursuant to Section 9.01; or (vii) the purchase of any AB Mortgage Loan or REO Property by the related Companion Holder pursuant to Section 3.26(d).

                  "Loan Pair": Collectively, a Companion Loan and the related AB Mortgage Loan.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

                  "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates (other than any Holder which is an Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

                  "Master Servicer": Wachovia Bank, National Association, its successor in interest, or any successor master servicer appointed as herein provided.

                  "Master Servicing Fee": With respect to each Mortgage Loan, the Radisson Companion Loan, the TRW Companion Loan and each REO Loan the fee payable to the Master Servicer pursuant to Section 3.11(a).

                  "Master Servicing Fee Rate": With respect to each Mortgage Loan the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan Schedule (or, in the case of the Radisson Companion Loan, 0.0125% per annum on the Radisson B Note and 0.0000% per annum on the Radisson C Note, and in the case of the TRW Companion Loan, 0.05% per annum).

                  "Merrill Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan Purchase Agreement.

                  "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of July 10, 2002, between the Depositor and MLMLI and relating to the transfer of the Merrill Mortgage Loans to the Depositor.

                  "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

                  "Money Term": With respect to any Mortgage Loan, the maturity date, Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

                  "Mortgage Deferred Interest": With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification and any Distribution Date, the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

                  "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

                  (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, or in blank;

                  (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

                  (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office;

                  (iv) an original executed assignment, in recordable form (except for completion of the assignee's name (if the assignment is delivered in blank)) of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, or in blank;

                  (v) an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, or in blank;

                  (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed;

                  (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                  (viii) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC

         Amendment, in form suitable for filing in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, as assignee, or in blank;

                  (ix) an original or copy of any Ground Lease, guaranty or ground lessor estoppel;

                  (x) any intercreditor agreement relating to permitted debt of the Mortgagor and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

                  (xi) copies of any loan agreement, escrow agreement, security agreement, lease enhancement policy or letter of credit relating to a Mortgage Loan; and

                  (xii) with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each mortgage note related to such of Companion Loan, rather than the original, shall be provided, and no assignments shall be provided;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

                  "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, any Lease Enhancement Policy and other security documents contained in the related Mortgage File. As used herein, the term "Mortgage Loan" does not include any Companion Loan, provided, that a Mortgage Loan that forms part of a Loan Pair with its Companion Loan shall be subject to the provisions regarding the servicing and administration of Mortgage Loans as set forth in Section 3.26.

                  "Mortgage Loan Documents": Each of the documents listed in items (i), (ii), (iii), (vi), (x), (xi) and (xii) of the definition of "Mortgage File".

                  "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

                        (i) the Mortgage Loan number;

                        (ii) the street address (including city, county, state
            and zip code) and name of the related Mortgaged Property;

                        (iii) the Cut-off Date Balance;

                        (iv) the amount of the Periodic Payment due on the first
            Due Date following the Closing Date;

                        (v) the original Mortgage Rate;

                        (vi) the (A) original term to stated maturity, (B)
            remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

                        (vii) in the case of a Balloon Mortgage Loan, the
            remaining amortization term;

                        (viii) the original and remaining amortization term;

                        (ix) whether the Mortgage Loan is secured by a Ground
            Lease;

                        (x) the Master Servicing Fee Rate;

                        (xi) whether such Mortgage Loan is an ARD Loan and if so
            the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

                        (xii) the related Mortgage Loan Seller;

                        (xiii) whether such Mortgage Loan is insured by a Lease
            Enhancement Policy or environmental policy;

                        (xiv) whether such Mortgage Loan is cross-defaulted or
            cross-collateralized with any other Mortgage Loan;

                        (xv) whether such Mortgage Loan is a Defeasance Loan;

                        (xvi) whether the Mortgage Loan is secured by a letter
            of credit;

                        (xvii) whether such Mortgage Loan is an Interest Reserve
            Loan;

                        (xviii) whether payments on such Mortgage Loan are made
            to a lock-box;

                        (xix) the amount of any Reserve Funds escrowed in
            respect of each Mortgage Loan;

                        (xx) the number of units or square feet of such property
            as reported in the rent roll or mortgage loan schedule;

                        (xxi) the number of days of any grace period permitted
            under such Mortgage Loan;

                        (xxii) the property type of such property as reported in
            the rent roll or mortgage loan schedule;

                        (xxiii) the original principal balance of such Mortgage
            Loan; and

                        (xxiv) the interest accrual basis of such Mortgage Loan.

                  "Mortgage Loan Seller": MLMLI, Wachovia or their respective successors in interest.

                  "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or a Companion Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

                  "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding, provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Penalty Interest or Additional Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Interest Reserve Amounts for such months, and (B) preceding the Due Date in March will be determined inclusive of the Interest Reserve Amounts for the immediately preceding February and, if applicable, January; provided, further, that, if the Mortgage Rate of the related Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, solely for purposes of calculating the Pass-Through Rate, the Mortgage Rate for such Mortgage Loan shall be calculated without regard to such event.

                  "Mortgaged Property": The property subject to the lien of a Mortgage.

                  "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

                  "Net Investment Earnings": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06. "Net Investment Loss": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

                  "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate.

                  "Net Operating Income or NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

                  "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

                  "NOI Adjustment Worksheet": A report prepared by the Special Servicer, with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan or, if applicable, each Loan Pair, substantially containing the content described in Exhibit R attached hereto, presenting the computations made in accordance with the methodology described in Exhibit R to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement and in accordance with the most recent CMSA standards, as such standards may change from time to time.

                  "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Loan.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan, Companion Loan or REO Loan by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in accordance with the Servicing Standard, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Property.

                  "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class XC, Class XP, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class Z-I, Class Z-II, Class R-I or Class R-II Certificate.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

                  "Operating Advisor": With respect to the Wachovia AB Mortgage Loans, the advisor appointed by the Companion Holders pursuant to Section 6.11.

                  "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgaged Property, a report prepared by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan or, if applicable, each Loan Pair, substantially containing the content described in Exhibit S attached hereto and conforming to the most recent CMSA standard, as such standards may change from time to time.

                  "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of the Grantor Trust as a grantor trust; (c) compliance with REMIC Provisions or
(d) the resignation of the Master Servicer or Special Servicer pursuant to
Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the Depositor, as applicable.

                  "Option Holder": As defined in Section 3.18(c).

                  "Option Price": As defined in Section 3.18(c).

                  "Original Class Principal Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

                  "Original Class XC Notional Amount": $1,082,600,757.

                  "Original Class XP Notional Amount": $993,671,000.

                  "Original Notional Amount": The Original Class XC Notional Amount or the Original Class XP Notional Amount, as the context requires.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to:

                  (i) the Class A-1 Certificates for any Distribution Date, 3.8890% per annum;

                  (ii) the Class A-2 Certificates for any Distribution Date, 4.9290% per annum;

                  (iii) the Class A-3 Certificates for any Distribution Date, 5.4030% per annum;

                  (iv) the Class A-4 Certificates for any Distribution Date, 5.6190% per annum;

                  (v) the Class B Certificates for any Distribution Date, 5.7470% per annum;

                  (vi) the Class C Certificates for any Distribution Date, 5.8450% per annum;

                  (vii) the Class D Certificates for any Distribution Date, 5.9040% per annum;

                  (viii) the Class E Certificates for any Distribution Date, 6.2190% per annum;

                  (ix) the Class F Certificates for any Distribution Date, 6.3170% per annum;

                  (x) the Class G Certificates for any Distribution Date, 6.5700% per annum;

                  (xi) the Class H Certificates for any Distribution Date, 5.6950% per annum;

                  (xii) the Class J Certificates for any Distribution Date, 5.6950% per annum;

                  (xiii) the Class K Certificates for any Distribution Date, 5.6950% per annum;

                  (xiv) the Class L Certificates for any Distribution Date, 5.6950% per annum;

                  (xv) the Class M Certificates for any Distribution Date, 5.6950% per annum;

                  (xvi) the Class N Certificates for any Distribution Date, 5.6950% per annum;

                  (xvii) the Class O Certificates for any Distribution Date, 5.6950% per annum;

                  (xviii) the Class XC Certificates, for the initial Distribution Date, 0.2416% per annum, and for any subsequent Distribution Date, the weighted average of Class XC Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

                  (xix) the Class XP Certificates for the initial Distribution Date, 1.9157% per annum, and for any subsequent Distribution Date, the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

                  "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03(a) and (b).

                  "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

                  "Penalty Interest": With respect to any Mortgage Loan or Companion Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan or Companion Loan (or successor REO Loan) accrued at the related Mortgage Rate.

                  "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, Class Z-I Certificate or Class Z-II Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Periodic Payment": With respect to any Mortgage Loan or Companion Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan or Companion Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

                  "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee or one of its Affiliates if otherwise qualifying hereunder):

                        (i) direct obligations of, or obligations fully
            guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity. Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r" highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                        (ii) repurchase obligations with respect to any security
            described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                        (iii) certificates of deposit, time deposits, demand
            deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                        (iv) commercial paper (having original maturities of not
            more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                        (v) units of money market funds that maintain a constant
            asset value and which are rated in the highest applicable rating category by Moody's and which are rated "AAAm" or "AAAm G" by S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

                        (vi) any other obligation or security acceptable to each
            Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee; provided, however, in no event shall such other obligation or security be rated less than "Aa2/AA" or "A3/A-1" or "Aa3/P-1" by Moody's or S&P, respectively;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization, a Plan or a Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": As defined in Section 5.02(c).

                  "Plurality Residual Certificateholder": As to any taxable year of REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

                  "Policy Termination Event": With respect to any Lease Enhancement Policy any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability thereunder by the related insurer.

                  "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Loan is repaid on its Anticipated Repayment Date.

                  "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal

Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and if applicable, the Additional Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

                  "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

                  "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

                  "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

                  "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following:

                  (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously received or advanced with respect to a Distribution Date prior to the related Collection Period;

                  (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                  (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause
(a), (b) or (c) above, payments that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

                  (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                  (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or Companion Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

                  "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.00%.

                  "Privileged Person": Any Certificateholder, Certificate Owner, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, the Companion Holder (only with respect to its Companion Loan), any Underwriter or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit V-1 or Exhibit V-2, as applicable.

                  "Proposed Plan": As defined in Section 3.17(a)(iii).

                  "Prospectus": The prospectus dated June 18, 2002, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

                  "Prospectus Supplement": The final prospectus supplement dated June 26, 2002 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

                  "PTCE 95-60": As defined in Section 5.02(c).

                  "Purchase Option": As defined in Section 3.18(c)

                  "Purchase Option Notice": As defined in Section 3.18(e).

                  "Purchase Price": With respect to any Mortgage Loan (or REO
Loan) to be purchased by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer as described in Section 3.18(c), 3.18(e), 3.18(h) or 3.26(d), the Abbey Mezzanine Lender pursuant to Section 3.18(m), or by the Depositor, the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer pursuant to Section 9.01, a cash price equal to the outstanding principal balance of such Mortgage Loan (or REO Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances made with respect to such Mortgage Loan, (b) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon,
(c) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (b) above), (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from Insurance Proceeds or condemnation proceeds); provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance, and (e) with respect to the Abbey Mezzanine Lender's purchase of any Mortgage Loan pursuant to Section 3.18(m), if the Abbey Mezzanine Lender does not exercise its right to purchase the applicable Mortgage Loan within the 15 day time period pursuant to the Abbey Intercreditor Agreement, the Abbey Mezzanine Lender will be required to pay an amount equal to 1% of the purchase price of the applicable

Mortgage Loan to the Special Servicer as a Principal Recovery Fee (and such Principal Recovery Fee will not be an expense of the Trust Fund); provided, that the Purchase Price shall not be reduced by any outstanding P& I Advance.

                  "Qualified Bidder": As defined in Section 7.01(c).

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A2" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Moody's rating, if not rated by Moody's, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)) but in no event lower than "A" by S&P and "A2" by Moody's (or, if not rated by Moody's, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)), or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

                  "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable; (viii) have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan;
(x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of
Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest Net Mortgage Rate shall not be lower than the lowest Pass-Through Rate of any Class of Sequential Pay Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

                  "Radisson B Note": The senior Mortgage Note evidencing indebtedness under the Radisson Companion Loan.

                  "Radisson C Note": The junior Mortgage Note evidencing indebtedness under the Radisson Companion Loan.

                  "Radisson Companion Loan": The junior companion loan which relates to the Radisson Mortgage Loan.

                  "Radisson Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 36, originated by Wachovia Bank, National Association.

                  "Rated Final Distribution Date": The Distribution Date in July 2034, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest amortization term.

                  "Rating Agency": Each of Moody's and S&P.

                  "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Penalty Interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unreimbursed Servicing Advances and unpaid liquidation expenses as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment).

                  "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C or Class D Certificate.

                  "Regular Certificate": Any REMIC II Certificate other than a Class R-II Certificate.

                  "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate

REMIC election is to be made and, consisting of: (i) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding all Additional Interest on such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts held from time to time in the Certificate Account, the Interest Reserve Account, any REO Account and, to the extent related to REMIC I, the Distribution Account; (iii) any REO Property acquired in respect of such a Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of each of the Merrill Mortgage Loan Purchase Agreement and the Wachovia Mortgage Loan Purchase Agreement with respect to such Mortgage Loans; and (v) the rights of the mortgagee under all Insurance Policies with respect to such Mortgage Loans, in each case exclusive of the interest of the holder of a Companion Loan therein.

                  "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest (other than REMIC I Regular Interest LA-1-1, LA-1-2, LA-2-1, LA-2-2, LA-2-3, LA-3-1, LA-3-2, LA-3-3, LA-4-1, LA-4-2, LA-4-3, LF-1, LF-2, LG-1, LG-2,
LH-1, LH-2, LJ-1 and LJ-2) shall equal the Original Class Principal Balance as set forth in the Preliminary Statement hereto. As of the Closing Date, the REMIC I Principal Balance of REMIC I Regular Interests LA-1-1 and LA-1-2 shall be $40,209,000 and $27,708,000 respectively, the REMIC I Principal Balance of REMIC I Regular Interests LA-2-1, LA-2-2 and LA-2-3 shall be $14,931,000, $41,500,000 and $41,426,000 respectively, the REMIC I Principal Balance of REMIC I Regular Interests LA-3-1, LA-3-2 and LA-3-3 shall be $5,974,000, $94,000,000 and
$21,000,000 respectively, the REMIC I Principal Balance of REMIC I Regular Interests LA-4-1, LA-4-2 and LA-4-3 shall be $30,133,000, $45,900,000 and
$483,000,000 respectively, the REMIC I Principal Balance of REMIC I Regular Interests LF-1 and LF-2 shall be $8,318,000 and $9,274,000 respectively, the REMIC I Principal Balance of REMIC I Regular Interests LG-1 and LG-2 shall be $11,593,000 and $6,000,000 respectively, the REMIC I Principal Balance of REMIC I Regular Interests LH-1 and LH-2 shall be $14,945,000 and $4,000,000 respectively, the REMIC I Principal Balance of REMIC I Regular Interests LJ-1 and LJ-2 shall be $13,039,000 and $3,200,000 respectively. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to
Section 4.04(b).

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

                  "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Net Mortgage Rate.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

                  "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class XC, Class XP or Class R-II Certificate.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled Lend Lease Asset Management, L.P., as Special Servicer, in trust for registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1."

                  "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h).

                  "REO Extension": As defined in Section 3.16(a).

                  "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of REMIC I and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan (or, if applicable, Companion Loan) as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Trustee or the Fiscal Agent for other related Servicing Advances as provided in this Agreement) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

                  "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the Certificateholders (subject to the related Intercreditor Agreement with respect to the Mortgaged Property securing each Loan Pair) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Status Report": A report substantially in the form of and containing the information described in Exhibit M attached hereto, or in such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Special Servicer and setting forth with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the acquisition date of such REO Property,
(ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

                  "REO Tax": As defined in Section 3.17(a)(i).

                  "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

                  "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute.

                  "Required Appraisal Date": With respect to any Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses (i) through (vi) of the first paragraph of the definition of Required Appraisal Mortgage Loan occurs.

                  "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty (60) days or more delinquent in respect of any Periodic Payments,
(ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment; provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan;

                  (a) with respect to the circumstances described in clauses (i) and (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

                  (b) with respect to the circumstances described in clauses
(iv), (v) and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

                  "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable, and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

                  "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

                  "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

                  "Residual Certificate": A Class R-I Certificate or Class R-II Certificate.

                  "Responsible Officer": When used with respect to (i) the initial Trustee any officer in the Asset Backed Securities Trust Services Group of the Corporate Trust Department of the initial Trustee and (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Servicer Reports": Each of the Watch List, Operating Statement Analysis, NOI Adjustment Worksheet and Comparative Financial Status Report.

                  "S&P": Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class XC or Class XP Certificate.

                  "Sequential Pay Certificates": Any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate.

                  "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in connection with the servicing of a Mortgage Loan or a Companion Loan or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to
Section 3.07(a), (d) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the REO Account) and Section 3.20(h) (to the extent not paid by the related Mortgagor) and (h) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

                  "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

                  "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

                  "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

                  "Servicing-Released Bid": As defined in Section 7.01(c).

                  "Servicing-Retained Bid": As defined in Section 7.01(c).

                  "Servicing Standard": With respect to the Master Servicer or the Special Servicer, as applicable, the servicing and administration of the Mortgage Loans and the Companion Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan (and, in the case of an AB Mortgage Loan, the related Companion Loan) on a net present value basis and the best interests of the Certificateholders and the Trust Fund (and, in the case of the Loan Pairs, the Certificateholders, the Trust Fund and the related Companion Holders, as a collective whole, taking into account that the Companion Loans are subordinate to the related AB Mortgage Loans to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller, or any other party to the transaction; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor.

                  "Servicing Transfer Event": Unless otherwise provided in an Intercreditor Agreement with respect to an AB Mortgage Loan, with respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

                  "Similar Law": As defined in Section 5.02(c).

                  "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

                  "Special Servicer": Lend Lease Asset Management, L.P., or any successor special servicer appointed as herein provided.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

                  "Specially Serviced Mortgage Loan": Unless otherwise provided in an Intercreditor Agreement with respect to an AB Mortgage Loan, any Mortgage Loan as to which any of the following events have occurred:

                  (a) the related Mortgagor shall have (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Specially Serviced Mortgage
Loan), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; or

                  (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

                  (c) there shall have occurred a default (other than an Acceptable Insurance Default or as described in clause (a) above) that the Master Servicer shall have determined, in its good faith and reasonable judgment, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided, that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicer Fees shall be payable); or

                  (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Companion Loan shall be deemed to be a Specially Serviced Mortgage Loan in accordance with Section 3.26(a); provided, further, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage
Loan:

                           (i) with respect to the circumstances described in
                  clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

                           (ii) with respect to the circumstances described in
                  clauses (b), (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

                           (iii) with respect to the circumstances described in
                  clause (c) above, when such default is cured; and

                           (iv) with respect to the circumstances described in
                  clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause such Mortgage Loan (or, with respect to such Companion Loan, the related AB Mortgage Loan, or, as the case may be, with respect to such AB Mortgage Loan, the related Companion Loan) to continue to be characterized as a Specially Serviced Mortgage Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

                  "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

                  "State and Local Taxes": Taxes imposed by the states of New York and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period minus (z) the sum of:

                  (i) the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor, or advanced by the Master Servicer pursuant to Section 4.03, and distributed to Certificateholders on or before such date of determination;

                  (ii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

                  (iii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination; and

                  (iv) any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recent Distribution Date.

                  With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                                    (i) the principal portion of any P&I Advance
                           made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

                                    (ii) the principal portion of all Insurance
                           Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

                  A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

                  With respect to any Companion Loan on any date of determination, the unpaid principal balance thereof as of such date.

                  "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class Z-I, Class Z-II, Class R-I or Class R-II Certificate.

                  "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

                  "Successful Bidder": As defined in Section 7.01(c).

                  "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under

Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations
Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

                  "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

                  "Threshold Event": As defined in the related Intercreditor Agreement.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Trust Fund": Collectively, (i) all of the assets of REMIC I and REMIC II, and (ii) the Grantor Trust Assets.

                  "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee Fee": With respect to each Mortgage Loan and each REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

                  "Trustee Fee Rate": 0.0022% per annum.

                  "TRW Companion Loan": The junior companion loan which relates to the TRW Mortgage Loan.

                  "TRW Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 19, originated by Capital Lease Funding LLC and acquired by Wachovia Bank, National Association.

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                  "Underwriter": Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Securities, Inc. and Deutsche Bank Securities Inc., or in each case, its respective successor in interest.

                  "United States Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

                  "Unrestricted Servicer Reports": Each of the Updated Collection Report, Delinquent Loan Status Report, Historical Loan Modification Report, Historical Liquidation Report, Interim Delinquent Loan Status Report and REO Status Report.

                  "Updated Collection Report": A report substantially containing the content described in Exhibit F attached hereto and available each month on the P&I Advance Date, setting forth each Mortgage Loan or REO Loan with respect to which the Master Servicer received a Periodic Payment after the Determination Date and before the P&I Advance Date for the related month.

                  "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Regular Certificates. Ninety-six percent (96%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates in proportion to the respective Class Principal Balances of their Certificates; provided that, solely for the purpose of determining the Voting Rights of the Classes of Sequential Pay Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; provided, further, however, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates (allocated, pro rata, between the Class XC and Class XP Certificates based upon their Notional Amounts). The Class Z-I, Class Z-II and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if the Master Servicer is the holder of any Certificate, the Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting the Master Servicer.

                  "Wachovia": Wachovia Bank, National Association or its successor in interest.

                  "Wachovia AB Mortgage Loan": Each of the Burbank Empire Center Mortgage Loan and the Radisson Mortgage Loan, and, collectively, the "Wachovia AB Mortgage Loans".

                  "Wachovia Companion Loan": Each of the Burbank Empire Center Companion Loan and the Radisson Companion Loan, and, collectively, the "Wachovia Companion Loans".

                  "Wachovia Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of July 10, 2002 between the Depositor and Wachovia and relating to the transfer of the Wachovia Mortgage Loans to the Depositor.

                  "Wachovia Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Wachovia Mortgage Loan Purchase Agreement.

                  "Watch List": As of each Determination Date a report, substantially in the form of Exhibit N attached hereto (or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for below, is reasonably acceptable to the Master Servicer), identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05x, other than Mortgage Loans whose operations results for the first year of operations represent less than seven months of operating history, (ii) that has a Stated Maturity Date occurring in the next ninety days,
(iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advance exists and has been outstanding for 30 days or more, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months and is less than 1.40x, (vii) for which any lease relating to more than 25% of the rentable area of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (without being replaced by one or more tenants or leases), (viii) that is late in making its Periodic Payment three or more times in the preceding twelve months, (ix) with material deferred maintenance at the related Mortgaged Property that has not been completed in the timeframe contemplated or (x) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related borrower has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents.

                  "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Rates applicable to the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date.

                  "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

                  "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.00%.


                  "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X ({(1+ .055/2)0.16667}-1) where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.


                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                 WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01 Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust consisting of the Trust Fund, assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of each of the Merrill Mortgage Loan Purchase Agreement and the Wachovia Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

                  (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the Merrill Mortgage Loan Purchase Agreement and the Wachovia Mortgage Loan Purchase Agreement, as applicable, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan) at the expense of the Special Servicer, provided, however, that the Master Servicer will provide a copy of each Lease Enhancement Policy to the Special Servicer without charge within a reasonable period of time following the Closing Date, such period not to exceed 30 days or within a reasonable time after receipt by the Master Servicer. None of the Trustee, the Fiscal Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Merrill Mortgage Loan Purchase Agreement, the Wachovia Mortgage Loan Purchase Agreement and this Section 2.01(b).

                  (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and
(viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable, and
Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

                  If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or
(v) of the definition of "Mortgage File", the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Merrill Mortgage Loan Purchase Agreement or Wachovia Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

                  (d) With respect to the Mortgage Loans the Trustee shall, for a fee paid to the Trustee by the Depositor on the Closing Date as to each Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing Date or the delivery of all assignments and UCC Financing Statements to the Trustee) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and, to the extent the Trustee has actual knowledge that such documents are to be recorded, any other recordable documents relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement, or the Wachovia Mortgage Loan Purchase Agreement, as applicable, to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. On a monthly basis, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee's receipt thereof, to the extent not previously provided.

                  (e) All documents and records in the Servicing File (except attorney-client privileged communications, internal correspondence and credit analysis of the Mortgage Loan Seller) in possession of the Depositor or the Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve

Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer.

                  (f) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Merrill Mortgage Loan Purchase Agreement and the Wachovia Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

                  (g) The Depositor hereby consents to the filing of any financial statements contemplated by this Agreement without its consent.

                  SECTION 2.02 Acceptance of the Trust Fund by Trustee.

                  (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in
Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the Merrill Mortgage Loan Purchase Agreement and the Wachovia Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for any Loan Pair, any present or future Companion Holder. The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the schedule of exceptions, which is attached hereto as Exhibit C-1 without regard to the proviso in the definition of "Mortgage File", each of the original executed Mortgage Notes as described in clause (i) of the definition of Mortgage File are in its possession. In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto) any Mortgage Loan Seller or the Majority Subordinate Certificateholder, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C-2) to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller (with copies to the Majority Subordinate Certificateholder) that, with respect to each Mortgage Loan (other than with respect to the Companion Loans) listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii),
(iv)(a), (v) and (vii), and to the
extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi),
(viii) and (xi) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xii) of the definition of "Mortgage File" are in its possession. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). The UCC's to be assigned to the trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation as so indicated on the documents provided.

                  (b) None of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                  SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

                  (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Subordinate Certificateholder and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Subordinate Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan such party shall notify the Master Servicer of such determination and promptly after receipt of such notice, the Master Servicer shall request in writing (with a copy to the other parties hereto, the

Majority Subordinate Certificateholder, the Rating Agencies and the Controlling Class Representative (if different from the Majority Subordinate Certificateholder)) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach)
(i) cure such Document Defect or Breach, as the case may be, in accordance with
Section 3(c) of the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan); and provided, further, with respect to such additional ninety (90) day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease or any letter of credit) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate servicing obligations. In the event of a Document Defect or Breach as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Group"), and such Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph) and is not cured as provided for above then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute all such cross-collateralized and cross-defaulted Mortgage Loans unless the Debt Service Coverage Ratio for all the remaining Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the Debt Service Coverage Ratio for all such related Crossed

Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution; provided, that if such Debt Service Coverage Ratio is satisfied and any Crossed Loan is not so repurchased or substituted, then such Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan is held in the Trust Fund, provided, further, that the repurchase of less than all such Crossed Loans and the release from cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan Seller to the Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions, and provided, further, that the borrower under such Mortgage Loan is an intended third party beneficiary of this provision, which shall not be modified without such borrower's consent. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased is to be prepared at the expense of the applicable Mortgage Loan Seller and, where required, with the consent of the applicable Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties a written report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

                  (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Fiscal Agent, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable, will provide that the applicable Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

                  (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

                  (d) The Merrill Mortgage Loan Purchase Agreement and the Wachovia Mortgage Loan Purchase Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

                  (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the Merrill Mortgage Loan Purchase Agreement and the Wachovia Mortgage Loan Purchase Agreement.

                  SECTION 2.04 Representations and Warranties of Depositor.

                  (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date, that:

                        (i) The Depositor is a corporation duly organized,
            validly existing and in good standing under the laws of the State of Delaware.

                        (ii) The execution and delivery of this Agreement by the
            Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                        (iii) The Depositor has the full power and authority to
            enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization,
            execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) The Depositor is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                        (vi) The transfer of the Mortgage Loans to the Trustee
            as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                        (vii) No litigation is pending or, to the best of the
            Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                        (viii) Immediately prior to the transfer of the Mortgage
            Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

                        (ix) The Depositor is transferring the Mortgage Loans to
            the Trust Fund free and clear of any liens, pledges, charges and security interests.

                  (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

                  SECTION 2.05 Conveyance of Mortgage Loans; Acceptance of REMIC I by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans (other than the Additional Interest) and the other property comprising REMIC I to the Trustee for the benefit of the Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other property comprising REMIC I and the portion of the Grantor Trust comprised of Additional Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-I Certificates, REMIC II as the holder of the REMIC I Regular Interests and, as to Additional Interest, the Grantor Trust for the benefit of the Holders of the Class Z-I and Class Z-II Certificates.

                  SECTION 2.06 Execution, Authentication and Delivery of Class R-I Certificates.

                  The Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, in exchange for the assets included in REMIC I, the Class R-I Certificates in authorized denominations.

                  SECTION 2.07 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the respective Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

                  SECTION 2.08 Execution, Authentication and Delivery of REMIC II Certificates.

                  Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, and pursuant to the written request of the Depositor, executed by an officer of the Depositor, the Certificate Registrar, has executed, and the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

                  SECTION 2.09 Execution, Authentication and Delivery of Class Z-I and Class Z-II Certificates.

                  Concurrently with the assignment to it of the Additional Interest and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Z-I Certificates, and the Class Z-II Certificates.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

                  SECTION 3.01 Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and the Companion Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (and in the case of the Companion Loans, the Companion Holders, the Certificateholders and the Trust Fund, as a collective whole, taking into account that the Companion Loans are subordinate to the related AB Mortgage Loans to the extent set forth in the related Intercreditor Agreement) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of the Companion Loans, the related Intercreditor Agreement, and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. With respect to any Loan Pair, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the Intercreditor Agreement will control; provided, in no event shall the Master Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause the Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided, that the

Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

                  (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans and Companion Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to the Intercreditor Agreements, the Companion Holders, to execute and deliver, on behalf of the Certificateholders, the Trustee, the Companion Holders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(h). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's as applicable, representative capacity or (ii) take any action with the intent to cause, or which actually does cause, the Trustee to be registered to do business in any state.

                  (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

                  (d) Notwithstanding anything herein to the contrary, in no event shall the Master Servicer, the Trustee or the Fiscal Agent make a Servicing Advance with respect to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

                  (e) Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding AB Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement.

                  SECTION 3.02 Collection of Mortgage Loan Payments.

                  (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer may, in its discretion, with respect to Mortgage Loans that have Anticipated Repayment Dates, waive any or all of the Additional Interest accrued on any such Mortgage Loan if the Mortgagor is ready and willing to pay all other amounts due under such Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the Special Servicer, and neither the Master Servicer nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. Consistent with the foregoing and subject to Section 3.20, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan.

                  (b) All amounts collected in respect of any Mortgage Loan or a Companion Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to each Loan Pair, the related Intercreditor Agreement and the documents evidencing and securing the Companion Loan) or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; fifth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and sixth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d) unless and until all principal and interest and other amounts (other than late fees and Penalty Interest) then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

                  (c) Within 30 days after the Closing Date, the Master Servicer shall notify each Lease Enhancement Policy Insurer that (i) both the Master Servicer and the Special Servicer shall be sent notices under each Lease Enhancement Policy and (ii) LaSalle Bank National Association, as trustee for the registered holders of the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, respectively, shall be named the insured party under each Lease Enhancement Policy. In the event that the Master Servicer has actual knowledge of an Insured Event under any Lease Enhancement Policy, the Master Servicer shall notify the Special Servicer thereof within three Business Days after learning of such event. With respect to each Lease Enhancement Policy, the Master Servicer and the Special Servicer shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy. The Special Servicer shall prepare and file a

"proof of loss" form with the Lease Enhancement Policy Insurer within five Business Days after receiving notice or obtaining actual knowledge of any Insured Event under the related policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. The Special Servicer shall abide by the terms and conditions relating to enforcing claims and monitor the dates by which any claim or action must be taken (including delivering any notices to the Lease Enhancement Policy Insurer or performing any actions required under each policy) under each Lease Enhancement Policy to realize the full value of such Lease Enhancement Policy for the benefit of the Certificateholders. The Special Servicer shall give notice to the Master Servicer of any claim made under any Lease Enhancement Policy and of any Policy Termination Event of which the Master Servicer does not already have notice.

                  (d) In the event that the Master Servicer receives notice of any Policy Termination Event, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Trustee and the Rating Agencies of such Policy Termination Event in writing. Upon receipt of such notice, the Special Servicer shall, notwithstanding that the servicing of the related Mortgage Loan may not have been transferred to the Special Servicer in accordance with Section 3.21 hereof, address such Policy Termination Event in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of a Policy Termination Event shall be paid by the Master Servicer as a Servicing Advance at the request of the Special Servicer or if such advance is deemed to be a Nonrecoverable Advance such fees shall be reimbursable to the Special Servicer as an Additional Trust Fund Expense from the Certificate Account pursuant to Section 3.05(a).

                  (e) Within 60 days after the Closing Date, the Master Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit.

                  (f) In the event that the Master Servicer or Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

                  (g) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan Documents, the Master Servicer (with the consent of the Special Servicer) to the extent the Mortgage Loan Documents provide for any discretion, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan Documents, applicable law or the Servicing Standard.

                  SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

                  (a) The Master Servicer shall, as to all Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents. Each Servicing Account shall be an Eligible Account unless not permitted by the terms of the Mortgage Loan Documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer, the Trustee or the Fiscal Agent for any unreimbursed Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Mortgage Loan to be paid to the Mortgagor; (vi) withdraw amounts deposited in error; (vii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01; or (viii) only as, when and to the extent required under the terms of the related Intercreditor Agreement with respect to each Loan Pair, and for all other Mortgage Loans, to the extent permitted under the Mortgage Loan Documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II or the Grantor Trust.

                  (b) The Master Servicer (or the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

                  (c) The Master Servicer shall, as to all Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing Advances", provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

                  The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the Fiscal Agent with such information in its possession as the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

                  If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible

Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. If the Trustee does not make such Servicing Advance within such period, the Fiscal Agent shall make such Servicing Advance within such period. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

                  (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate (or, with respect to each Loan Pair, the rate provided in the related Intercreditor Agreement) in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable, first, subject to the terms of the related Intercreditor Agreement with respect to each Loan Pair, out of late payment charges and Penalty Interest received on the related Mortgage Loans, Companion Loans and REO Properties during the Collection Period in which such reimbursement is made, and to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans and Companion Loans then on deposit in the Certificate Account. To the extent the Master Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the preceding 12-month period and not previously reimbursed, the Master Servicer shall deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the amount of interest paid to the Master Servicer and Additional Trust Fund Expenses incurred on the related Servicing Advance for such Mortgage Loan during such 12-month period for which the Trust Fund has not been previously reimbursed. The Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer, the Trustee or the Fiscal Agent be entitled to reimbursement from funds on deposit in the Certificate Account for any Servicing Advance made solely with respect to any Companion Loan to the extent that the related AB Mortgage Loan has been paid in full.

                  (e) The determination by the Master Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee, the Fiscal Agent and the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee or the Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

                  (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below if permitted under the related Mortgage Loan documents. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

                  SECTION 3.04 Certificate Account, Interest Reserve Account, Additional Interest Account, Distribution Account and Companion Distribution Account.

                  (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master

Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                        (i) all payments on account of principal of the Mortgage
            Loans and the Companion Loans including Principal Prepayments;

                        (ii) all payments on account of interest on the Mortgage
            Loans and the Companion Loans including Additional Interest;

                        (iii) all Prepayment Premiums and Yield Maintenance
            Charges;

                        (iv) all Insurance Proceeds and Liquidation Proceeds
            (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan;

                        (v) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                        (vi) any amounts required to be deposited by the Master
            Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                        (vii) any amounts required to be transferred from an REO
            Account pursuant to Section 3.16(c);

                        (viii) any amount in respect of Purchase Prices and
            Substitution Shortfall Amounts pursuant to Section 2.03(b);

                        (ix) any amount required to be deposited by the Master
            Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls;

                        (x) any amount required to be deposited by the Master
            Servicer pursuant to Section 3.03(d) and 4.03(d) in connection with reimbursing the Trust Fund for interest paid on a P&I Advance or Servicing Advance, as applicable; and

                        (xi) any amount paid by a Mortgagor to cover items for
            which a Servicing Advance has been previously made and for which the Master Servicer, the

            Trustee or the Fiscal Agent, as applicable, has been previously reimbursed out of the Certificate Account.

                  The foregoing requirements for deposit in the Certificate Account shall be exclusive, provided that with respect to the Wachovia AB Mortgage Loan and the Wachovia Companion Loan, late charges and Penalty Interest shall be deposited in the Certificate Account. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with
Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d) or 4.03(d) or, so long as such amount would not otherwise be payable to the Certificateholders, otherwise required to be paid or applied in accordance with the related Intercreditor Agreement for the Wachovia AB Mortgage Loan and the Wachovia Companion Loans) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

                  (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before 2:00 PM (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution

Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof, and exclusive of payments and other amounts received after the end of the related Collection Period) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

                  In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                        (i) any P&I Advances required to be made by the Master
            Servicer in accordance with Section 4.03(a); and

                        (ii) the Purchase Price paid in connection with the
            purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

                  The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

                  (c) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account).

                  (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(f), the Trustee shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Z-I and Class Z-II Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional Interest received during the applicable Collection Period.

                  (e) Following the distribution of Additional Interest to Class Z-I and Class Z-II Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Trustee shall terminate the Additional Interest Account.

                  (f) The Companion Paying Agent shall establish and maintain a trust account for distributions to the Companion Loans (the "Companion Distribution Account") at its offices to be held in trust for the benefit of the Companion Holders. The Companion Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Companion Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds equal to the amount available to be paid to the Companion Holders pursuant to the related Intercreditor Agreement, net of accrued and unpaid Master Servicing Fees and reimbursement of Servicing Advances with respect to the Radisson Companion Loan.

                  (g) Funds in the Certificate Account and the Interest Reserve Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account and the Additional Interest Account shall remain uninvested. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Trustee shall give written notice to the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

                  Section 3.05 Permitted Withdrawals From the Certificate Account, Interest Reserve Account, the Additional Interest Account and the Distribution Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                        (i) to remit to the Trustee for deposit in the
            Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

                        (ii) to reimburse the Fiscal Agent, the Trustee and
            itself, in that order, for unreimbursed P&I Advances, the Fiscal Agent's, the Trustee's and Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal (net of any related Workout Fee or Principal Recovery Fee) (A) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made and (B) if the P&I Advance was made in respect to an AB Mortgage Loan, received in respect of the related Companion Loan;

                        (iii) to pay to itself earned and unpaid Master
            Servicing Fees in respect of each Mortgage Loan and REO Loan, and, to the extent not paid pursuant to Section 3.04(e) or Section 4.01(i), the Master Servicing Fee in respect of the Radisson Companion Loan and the TRW Companion Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                        (iv) to pay to the Special Servicer earned and unpaid
            Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                        (v) to pay the Special Servicer (or, if applicable, a
            predecessor Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Specially Serviced Mortgage Loan or Corrected Mortgage Loan (whether in the form of payments or Liquidation Proceeds) or such REO Loan (whether in the form of REO Revenues or Liquidation Proceeds) that are allocable as a recovery of principal or interest thereon (provided that no Principal Recovery Fee shall be payable out of (i) Insurance Proceeds and (ii) any Liquidation Proceeds received in connection with a condemnation or the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder, the Companion Holder, the Abbey Mezzanine Lender or the Special Servicer as described in Section 3.18(c), Section 3.18(e), Section 3.18(h), Section 3.18(m) or 3.26(d), or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01) provided, however, with respect to Section 3.18(m) that if the Abbey Mezzanine Lender does not exercise its right to purchase the applicable Mortgage Loan within the 15 day time period pursuant to the Abbey Intercreditor Agreement, with respect to any purchase of the applicable Mortgage Loan, the Abbey Mezzanine Lender will be required to pay an amount equal to 1% of the purchase price of the applicable Mortgage Loan to the Special Servicer as a Principal Recovery Fee (and such Principal Recovery Fee will not be an expense of the Trust);

                        (vi) to reimburse the Fiscal Agent, the Trustee or
            itself, in that order, for any unreimbursed Servicing Advances, the Fiscal Agent's, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan, Companion Loan or REO Property as to which such Servicing Advance was made;

                        (vii) to reimburse the Fiscal Agent, the Trustee or
            itself, in that order, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan, the Radisson Companion Loan or any REO Property, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

                        (viii) at such time as it reimburses the Fiscal Agent,
            the Trustee or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Fiscal Agent, the Trustee or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable; the Master Servicer's rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) subject to the terms of the related Intercreditor Agreement with respect to each Loan Pair, out of late payment charges and Penalty Interest collected on or in respect of the related Mortgage Loan and if the Advance was made with respect to an AB Mortgage Loan, out of such amounts collected on or in respect of the related Companion Loan) and REO Loan, during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such Collection Period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account;

                        (ix) to pay for costs and expenses incurred by the Trust
            Fund as an Additional Trust Fund Expense pursuant to Section
            3.12(a);

                        (x) to pay itself, as additional servicing compensation
            in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period; (B) any Prepayment Interest Excesses (after deduction of the amounts required to be deposited by the Master Servicer in the Certificate Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls); and (C) Penalty Interest and late payment charges (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances or Additional Trust Fund Expenses pursuant to clause (viii)(A) or Additional Trust Fund Expenses pursuant to Section 3.03(d) or inspection expenses pursuant to Section 3.12(a));

                        (xi) to pay for the cost of an independent appraiser or
            other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c);

                        (xii) to pay itself, the Special Servicer, the
            Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                        (xiii) to pay for (A) the advice of counsel and tax
            accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

                        (xiv) to pay itself, the Special Servicer, any of the
            Mortgage Loan Sellers, the Majority Subordinate Certificateholder, any Companion Holder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                        (xv) to withdraw any Interest Reserve Amount and deposit
            such Interest Reserve Amount into the Interest Reserve Account pursuant to Section 3.04(c);

                        (xvi) to remit to the Trustee for deposit into the
            Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

                        (xvii) to remit to the Trustee for deposit into the
            Distribution Account the amounts required to be deposited pursuant to Section 3.04(b);

                        (xviii) to remit to the Companion Paying Agent for
            deposit in each Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(f);

                        (xix) to pay the cost of any Environmental Assessment or
            any remedial, corrective or other action pursuant to Section
            3.09(c);

                        (xx) to withdraw any amounts deposited in error;

                        (xxi) to withdraw any other amounts that this Agreement
            expressly provides may be withdrawn from the Certificate Account;
            and

                        (xxii) to clear and terminate the Certificate Account at
            the termination of this Agreement pursuant to Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii)-(xviii) above and such records shall be sufficient to determine the amounts attributable to REMIC I. The Master Servicer shall, to the extent permitted by the terms of the related Intercreditor Agreement, make claims for reimbursement from the related Companion Holder in connection with related Servicing Advances and interest thereon and other related expenses so as to minimize the total amount of withdrawals on the Certificate Account for such items. Notwithstanding anything in this Section 3.05(a) to the contrary, in no event shall the Master Servicer withdraw from funds on deposit in the Certificate Account any amount to be applied to, or to provide reimbursement for, any amounts referenced in this
Section 3.05(a) (other than amounts referenced in clause (xviii)) which relate to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full in a prior Collection Period.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Certificate

Account amounts permitted to be paid to the Special Servicer (or to such third party contractors), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee or the Fiscal Agent, as the case maybe, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee and the Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

                  (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

                        (i) to make deemed distributions to itself as holder of
            the REMIC I Regular Interests and to make distributions to Certificateholders on each Distribution Date pursuant to Section
            4.01 or 9.01, as applicable;

                        (ii) to pay itself, the Fiscal Agent or any of their
            directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to
            Section 8.05 to the extent not paid pursuant to Section 4.01(i);

                        (iii) to pay itself respective portions of the Trustee
            Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

                        (iv) to pay for the cost of the Opinions of Counsel
            sought by it (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                        (v) to pay any and all federal, state and local taxes
            imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

                        (vi) to pay the REMIC Administrator any amounts
            reimbursable to it pursuant to Section 10.01(f);

                        (vii) to pay to the Master Servicer any amounts
            deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

                        (viii) to clear and terminate the Distribution Account
            at the termination of this Agreement pursuant to Section 9.01.

                  (c) The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account as contemplated by Section 4.01(i).

                  (d) The Master Servicer shall on each P&I Advance Date to occur in March of each year, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period.

                  (e) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

                  SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Interest Reserve Account, the Distribution Account, the Additional Interest Account, the Companion Distribution Account and the REO Account.

                  (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Interest Reserve Account or the Certificate Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds held in the Distribution Account, the Additional Interest Account and the Companion Distribution Account shall remain uninvested. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account, the Interest Reserve Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO Account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account or the Interest Reserve Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted

Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts, the Interest Reserve Account and Reserve Accounts), or the Special Servicer (in the case of the REO Account) shall:

                        (i) consistent with any notice required to be given
            thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and
            (2) the amount required to be withdrawn on such date; and

                        (ii) demand payment of all amounts due thereunder
            promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account, or the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Interest Reserve Account and the Certificate Account, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period, provided, that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                  SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                  (a) The Master Servicer (with respect to Mortgage Loans and (to the extent that the Trust Fund has an insurable interest) Companion Loans including Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to REO Properties) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and subject to the terms of this
Section 3.07; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan Documents, the Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan Documents; (vii) to the extent that the Mortgage or other Mortgage Loan Documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an Acceptable Insurance Default; and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Notwithstanding the foregoing, the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, any insurance for an REO Property that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at any rate; (b) such insurance is not available from a Qualified Insurer (provided that Special Servicer shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); or (c) subject to the rights of and consultation with the Controlling Class Representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at then current market rates). Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan or a Companion Loan, or in the REO Account, subject to withdrawal pursuant to
Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loan, so permit.

                  (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans, the Companion Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. In the event that the Special Servicer causes any REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such REO Property (other than any minimum or standby premium payable for such policy whether or not any REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

                  Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

                  For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

                  SECTION 3.08 Enforcement of Alienation Clauses.

                  (a) Upon receipt of any request of a waiver in respect of a due-on-sale or due-on-encumbrance provision, the Master Servicer shall promptly forward such request to the

Special Servicer. With respect to all Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer (after providing the Controlling Class Representative 12 Business Days notice of such proposed action pursuant to Section 6.11 hereof, which notice shall be given by the Special Servicer no later than three Business Days after receipt of such request) has, subject to compliance with Section 6.11 hereof, determined, consistent with the Servicing Standard and subject to compliance with the provisions of Section 6.11 hereof, that waiver of such restrictions would be in accordance with the Servicing Standard. The Special Servicer shall prepare a written analysis relating to such request, make recommendations relating to such request and conduct the "closing" and retain legal counsel if necessary to document such request. Promptly after the Special Servicer (after providing the Controlling Class Representative 12 Business Days notice of such proposed action pursuant to Section 6.11, which notice shall be given by the Special Servicer no later than three Business Days after receipt of such request) has made any such determination, the Special Servicer shall deliver to the Trustee, the Master Servicer, the Rating Agencies and each other party hereto an Officers' Certificate setting forth the basis for such determination. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) for which the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are equal to or greater than 2% of the aggregate Stated Principal Balance of all Mortgage Loans or $20,000,000 or which is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates and
(ii) for which (a) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% of the aggregate Stated Principal Balance of all Mortgage Loans or (b) is one of the ten largest Mortgage loans as of the date of the waiver (by Stated Principal Balance); and such Mortgage Loan has a Loan-to-Value Ratio that is greater than 85% and a Debt Servicer Coverage Ratio (calculated to include the additional debt from any encumbrance) of 1.2x, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates. The Special Servicer shall not exercise any such waiver in respect of a due-on-sale provision of any Mortgage Loan (i) for which the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are equal to or greater than 5% of the aggregate Stated Principal Balance of all Mortgage Loans or $20,000,000 or (ii) which is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of any of the ratings then assigned to the Certificates. With respect to a waiver of a due-on-sale provision, in the event that such Mortgage Loan does not meet the criteria set forth in the prior sentence, and the Mortgage Loan documents contain a requirement for Rating Agency approval, the Special Servicer may waive such requirement without Rating Agency approval in accordance with the Servicing Standard.

                  (b) Notwithstanding any other provisions of this Section 3.08, the Master Servicer with respect to Mortgage Loans which are not Specially Serviced Mortgage Loans (without the Special Servicer's consent) or the Special Servicer with respect to Specially Serviced Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

                  (c) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans covered by an environmental insurance policy, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan), on behalf of the Trust Fund, to make claims) under such environmental insurance policy. In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and to the extent consistent with the Servicing Standard, the Companion Holders). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and to the extent consistent with the Servicing Standard, the Companion Holders) in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

                  In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Companion Holders (in the case of an AB Mortgage Loan), the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

                  SECTION 3.09 Realization Upon Defaulted Mortgage Loans; Required Appraisals.

                  (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this
Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

                  With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative and the Trustee within 10 Business Days of obtaining such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

                  Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of a Companion Loan pursuant to this Section 3.09(a) to the extent the related AB Mortgage Loan has been paid in full.

                  (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                        (i) such personal property is incident to real property
            (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                        (ii) the Special Servicer shall have obtained an Opinion
            of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund (to the extent not allocable to a Companion Loan) will not cause the imposition of a tax on any of REMIC I or REMIC II under the REMIC Provisions or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative, the Master Servicer and, in the case of the Companion Loans, each of the Companion Holders), that:

                        (i) the Mortgaged Property is in compliance with
            applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                        (ii) there are no circumstances or conditions present at
            the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

                  The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related Intercreditor Agreement and this Agreement and any Environmental Assessment ordered after the related AB Mortgage Loan has been paid in full); and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund.

                  (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, as applicable, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee the Controlling Class Representative and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention,
(ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustees's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

                  (e) The Special Servicer shall report to the Master Servicer, the Controlling Class Representative and the Trustee and, in the case of the Companion Loans, each of the Companion Holders, monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                  (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property required by Sections 6050J and 6050P of the Code and each year deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

                  (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

                  (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

                  SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11 Servicing Compensation.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan), the Radisson Companion Loan, the TRW Companion Loan and each REO Loan. As to each such Mortgage Loan and REO Loan, and, subject to the terms of the related Intercreditor Agreement with respect to the relevant Loan Pair, the Radisson Companion Loan and the TRW Companion Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or Companion Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan, such Companion Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan, the Radisson Companion Loan, the TRW Companion Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan, the Radisson Companion Loan or the TRW Companion Loan, as applicable, and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan, the Radisson Companion Loan, the TRW Companion Loan or any REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) Additional servicing compensation in the form of: (i) one hundred percent of all late payment charges, application fees, consent fees and defeasance fees paid by the related Mortgagor, Penalty Interest, modification fees for Mortgage Loan or Companion Loan modifications made by the Master Servicer pursuant to Section 3.20(i), charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan or Companion Loan and accrued during the time that such Mortgage Loan or Companion Loan was not a Specially Serviced Mortgage Loan, provided that the foregoing shall be subject to the terms of the related Intercreditor Agreement with respect to each Loan Pair in terms of rights to payment and priority of payment of late payment charges and Penalty Interest, and (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan, may be retained by the Master

Servicer and are not required to be deposited in the Certificate Account; provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d) and 4.03(d). Penalty Interest or late payment charges in respect of any Mortgage Loan which has accrued during the period when the related Mortgage Loan is not a Specially Serviced Mortgage Loan shall be additional compensation to the Master Servicer even if collected during the period when the related Mortgage Loan is a Specially Serviced Mortgaged Loan, provided that Penalty Interest and late payment charges collected during the period such Mortgage Loan is a Specially Serviced Mortgage Loan shall be divided between the Master Servicer and the Special Servicer pro rata based on the amounts which such Penalty Interest and late payment charges accrued and owing to the Master Servicer and the Special Servicer provided that the foregoing shall be subject to the terms of the related Intercreditor Agreement with respect to each Loan Pair in terms of rights to payment and priority of payment of late payment charges and Penalty Interest. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (after deduction of the amounts required to be deposited by the Master Servicer in the Certificate Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls); (ii) interest or other income earned on deposits in the Certificate Account and the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Mortgage Loan or Companion Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan (except that no Special Servicing Fee shall accrue on the TRW Mortgage Loan if it becomes a Specially Serviced Mortgage Loan) and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the

Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan or Companion Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Trustee or the Fiscal Agent for any related unpaid or unreimbursed Master Servicing Fees and/or Advances) received on such Mortgage Loan or the Radisson Companion Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan and, if applicable, Companion Loan, again became a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan or Companion Loan documents) causing the Mortgage Loan or Companion Loan to be a Specially Serviced Loan, but the Mortgage Loan or Companion Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

                  In addition, with respect to each Specially Serviced Mortgage Loan and REO Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof), the Special Servicer shall be entitled to the Principal Recovery Fee (but in the case of a Companion Loan, only to the extent expressly provided for in the related Intercreditor Agreement) payable out of, and calculated by application of the Principal Recovery Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues) received in respect of such Mortgage Loan or Companion Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a recovery of principal, interest (other than Additional Interest and Penalty Interest) and expenses in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable; provided that no Principal Recovery Fee shall be payable in connection with, or out of
(i) Insurance Proceeds and (ii) Liquidation Proceeds resulting from receipt of condemnation proceeds or the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer pursuant to
Section 3.18(c), Section 3.18(e), Section 3.18(h), Section 3.18(m) or Section 3.26(d) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; and provided further that no

Principal Recovery Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds.

                  The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

                  (d) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Mortgage Loans actually collected that accrued during the time that the related Mortgage Loan was a Specially Serviced Mortgage Loan, subject to Section 3.11(b), (ii) one-hundred percent (100%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan, and (iii) modification fees collected on all Mortgage Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(i)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account except in the case of the Burbank Empire Center Mortgage Loan, provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances or Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) and shall be subject to the allocations of such amounts in the related Intercreditor Agreement. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account. The Special Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Master Servicer is entitled.

                  SECTION 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan or
(ii) the related Debt Service Coverage Ratio set forth in the Comparative Financial Status Report is below 1.0x, provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges otherwise payable to the

Special Servicer and the Master Servicer and received in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related Intercreditor Agreement and this Agreement and any inspection occurring after the related AB Mortgage Loan has been paid in full). Each of the Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Loan and the Special Servicer for each Specially Serviced Mortgage Loan and REO Loan shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a then current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2003. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property. The Master Servicer shall deliver such reports to the Trustee within 45 days of the related inspection and the Trustee shall, subject to Section 3.15, make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided, further that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

                  With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the Special Servicer may reasonably request.

                  The Special Servicer shall, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer, the Controlling Class Representative and the Trustee which shall include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice shall be provided by the Trustee to each Rating Agency and upon request to each Certificateholder and the Depositor.

                  (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a Comparative Financial Status Report and (iii) CMSA Financial File. Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a Historical Liquidation Report; (ii) a Historical Loan Modification Report; (iii) an REO Status Report, and (iv) a Delinquent Loan Status Report. Not later than 4:00 p.m. (New York City time) on the second Business Day of each calendar month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer (in electronic format acceptable to the Master Servicer and the Special Servicer) an Interim Delinquent Loan Status Report.

                  (c) Not later than 4:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) (A) the most recent Historical Loan Modification Report, Historical Liquidation Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (B) a CMSA Property File, a Comparative Financial Status Report and CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (C) a Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (D) a Watch List Report with the required information as of such Determination Date and (E) an Updated Collection Report. Not later than 4:00 p.m. (New York City time) on the third Business Day of each calendar month, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) an Interim Delinquent Loan Status Report.

                  (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d) and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12 in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) and this Section 3.12(d) of this Agreement.

                  The Special Servicer, in the case of any Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage Loans shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements, budgets and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements, budgets and rent rolls until they are received to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

                  The Special Servicer shall promptly following receipt, deliver copies of the operating statements, budgets and rent rolls received or obtained by it to the Master Servicer (in an electronic format reasonably acceptable to the Master Servicer), and the Master Servicer shall deliver copies of the operating statements, budgets and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Special Servicer and the Controlling Class Representative in each case and in the case of Loan Pairs, the Companion Holder (other than the Rating Agencies, the Controlling Class Representative and the Companion Holder which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

                  Within 30 days after receipt by the Master Servicer or the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update and, with respect to any NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

                  The Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer with respect to each other Mortgage Loan, shall each prepare and maintain and forward to each other one Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special Servicer, as applicable, within thirty days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year. The Master Servicer and the Special Servicer shall each use the "Normalized" column from the NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the NOI Adjustment Worksheet for such property. Copies of Operating Statement Analyses and NOI Adjustment Worksheets are to be made available by the Master Servicer to the Trustee, the Special Servicer or the Controlling Class Representative in each case upon request.

                  SECTION 3.13 Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Underwriters, the Controlling Class Representative and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 of each year, beginning April 30, 2003, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trust as a "Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

                  SECTION 3.14 Reports by Independent Public Accountants.

                  On or before April 30 of each year, beginning April 30, 2003, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, Controlling Class Representative, Depositor and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 2002) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

                  SECTION 3.15 Access to Certain Information.

                  (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below), the Special Servicer (with respect to the items in clauses (d), (e),
(f), (g), (h) and (i) below) and the Trustee (with respect to the items in clause (b) and (i) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Trustee or the Master Servicer, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any Person identified by a Certificate Owner or Certificateholder or its designated agent to the Trustee, the Master

Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein, the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and, with respect to any Loan Pair, the related Companion Holder and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (h) the Servicing File relating to each Mortgage Loan and (i) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

                  In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative, in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee or the Master Servicer, as applicable, shall require: (a) in the case of Certificate Owners and the Controlling Class Representative, a confirmation executed by the requesting Person substantially in the form of Exhibit V-1 hereto (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the Controlling Class Representative may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit V-2 hereto (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative, by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or the Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission, and the Trustee or the Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission.

                  Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

                  The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

                  (b) The Trustee shall, and the Master Servicer may but is not required to, make available each month to any interested party (i) the Distribution Date Statement via their respective Internet Websites, and (ii) as a convenience for interested parties this Agreement on their respective Internet Websites. In addition, the Trustee shall make available each month, on each Distribution Date, the Unrestricted Servicer Reports, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond File, and the CMSA Collateral Summary File to any interested party on its Internet Website. The Trustee shall, upon request, make available each month, on each Distribution Date, (i) the Restricted Servicer Reports, and (ii) the CMSA Property File and the CMSA Financial File to any Privileged Person via the Trustee's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee. The Trustee shall make available each month, on the Distribution Date, the Interim Delinquent Loan Status Report to any interested party on its Internet Website.

                  The Master Servicer may, but is not required to, make available each month via its Internet Website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File, and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer, the Restricted Servicer Reports, the CMSA Financial File and the CMSA Property File. Any (y) Restricted Servicer Report or Unrestricted Servicer Report (other than the Interim Delinquent Loan Status Report) that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date, and (z) Interim Delinquent Loan Status Report that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the third Business Day of each calendar month shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet Website.

                  In connection with providing access to the Trustee's Internet Website or the Master Servicer's Internet Website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.

                  If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                  (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement. The Trustee shall not be liable for the dissemination of information in accordance with this
Section 3.15. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

                  SECTION 3.16 Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and if applicable, the Companion Holder, as their interests shall appear. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of REMIC I or REMIC II or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, and if applicable, the Companion Holders, as their interests shall appear, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property within 2 Business Days of receipt. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in addition to the Impound Reserve, the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses).

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

                  SECTION 3.17 Management of REO Property.

                  (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and consult with the Trustee, or any person appointed by the Trustee to act as tax administrator to determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                        (i) None of the income from Directly Operating such
            Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions and
            Section 857(b)(4)(B) of the Code (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause the REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                        (ii) Directly Operating such Mortgaged Property as an
            REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO Property; or

                        (iii) It is reasonable to believe that Directly
            Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an REO Tax, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

                  The Special Servicer's decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

                  (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or either result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation and management, maintenance and disposition of such REO Property, including without limitation:

                        (i) all insurance premiums due and payable in respect of
            such REO Property;

                        (ii) all real estate taxes and assessments in respect of
            such REO Property that may result in the imposition of a lien thereon;

                        (iii) any ground rents in respect of such REO Property;
            and

                        (iv) all costs and expenses necessary to maintain,
            lease, sell, protect, manage and restore such REO Property.

                  To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                  (c) Unless Section 3.17 (a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                        (i) the terms and conditions of any such contract may
            not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                        (ii) the fees of such Independent Contractor (which
            shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                        (iii) except as permitted under Section 3.17(a), any
            such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                        (iv) none of the provisions of this Section 3.17(c)
            relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                        (v) the Special Servicer shall be obligated with respect
            thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this

Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.

                  SECTION 3.18 Resolution of Defaulted Mortgage Loans and REO Properties.

                  (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

                  (b) After a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgage Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal, if applicable. The Special Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard; provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; provided further that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special Servicer shall not be obligated to update such determination. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and the Majority Subordinate Certificateholder promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer and the Majority Subordinate Certificateholder the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Mortgage Loan, pursuant to this Section 3.18.

                  In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged

Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Mortgage Loan to the Purchase Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage Loan File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located.

                  (c) Subject to the terms set forth in Section 2.03, in the event a Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority Subordinate Certificateholder and the Special Servicer (each, together with their assignees, an "Option Holder") shall have an assignable option (a "Purchase Option"), subject to the right of the related Companion Holder to purchase the related AB Mortgage Loan or the related REO Property described in
Section 3.26(d), to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, the Majority Subordinate Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall have the right, but subject to the right of the related Companion Holder to purchase the related AB Mortgage Loan or the related REO Property described in Section 3.26(d), to exercise its Purchase Option prior to any exercise by the Majority Subordinate Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period. Following the expiration of such fifteen day period, the Majority Subordinate Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout.

                  (d) RESERVED

                  (e) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may, subject to the right of the related Companion Holder to purchase the related AB Mortgage Loan or the related REO Property described in
Section 3.26(d), exercise the Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit BB, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section
11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

                  (f) If the Special Servicer or the Majority Subordinate Certificateholder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Master Servicer shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within thirty (30) days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Master Servicer may obtain an opinion as to the fair value of such Defaulted Mortgage Loans, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and, absent manifest error, the Master Servicer may conclusively rely on the opinion of any such Person which was chosen by the Master Servicer with reasonable care. Notwithstanding the thirty (30) day time period referenced above in this paragraph, the Master Servicer will have an additional fifteen (15) days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Master Servicer's determination of fair value, the Special Servicer shall deliver to the Master Servicer the Determination Information for the use of the Master Servicer or any such third party.

                  Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Majority Subordinate Certificateholder or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within thirty (30) days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Defaulted Mortgage Loans, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person which was chosen by the Trustee with reasonable care. Notwithstanding the thirty (30) day time period referenced above in this paragraph, the Trustee will have an additional fifteen
(15) days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

                  In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the Master Servicer or the Trustee, as the case may be, who shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(e) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Master Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

                  (g) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within ten (10) Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate and a Request for Release from the Master Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price into the Certificate Account within one (1) Business Day following receipt.

                  (h) The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

                  (i) Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

                  (j) In the event that title to any REO Property is acquired by the Trust in respect of any Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in
Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price.

                  (k) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Special Servicer, the Master Servicer, any Mortgage Loan Seller or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, the Trustee or the Fiscal Agent shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

                  (l) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer within one Business Day of receipt in the Certificate Account.

                  (m) Notwithstanding Section 3.18(c), Section 3.18(e) or
Section 3.18(i), pursuant to the terms of the Abbey Intercreditor Agreement, the Abbey Mezzanine Lender will have the right to purchase the Mortgage Loans described in the Abbey Intercreditor Agreement at the Purchase Price (as long as an event of default has occurred and is continuing under the related Mortgage Loan documents) and such right shall have priority over any provision of Section 3.18(c) or Section 3.18(i); provided, however, with respect to this Section 3.18(m) that if the Abbey Mezzanine Lender does not exercise its right to purchase the applicable Mortgage Loan within the 15 day time period pursuant to the Abbey Intercreditor Agreement, with respect to any purchase of the applicable Mortgage Loan, the Abbey Mezzanine Lender will be required to pay an amount equal to 1% of the purchase price of the applicable Mortgage Loan to the Special Servicer as a Principal Recovery Fee (and such Principal Recovery Fee will not be an expense of the Trust Fund).

                  (n) Notwithstanding anything herein to the contrary, the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

                  (o) The amount paid for a Defaulted Mortgage Loan or related REO Property purchased under this Agreement shall be deposited into the Certificate Account, or if applicable, applied in accordance with the related Intercreditor Agreement. Upon receipt of an Officers'

Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related REO Property ownership of the Defaulted Mortgage Loan or REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Master Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Defaulted Mortgage Loan or related REO Property.

                  SECTION 3.19 Additional Obligations of Master Servicer.

                  (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Mortgage Loan (other than a Specially Serviced Mortgage
Loan) that was subject to a Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfall and
(ii) the sum of (A) the Master Servicing Fee (calculated for this purpose only at a rate of 0.02% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, provided, however, that the Master Servicer will not be responsible for the payment of any Prepayment Interest Shortfall to the extent the incurrence of such Prepayment Interest Shortfall is consistent with the Servicing Standard and the Master Servicer has given at least five Business Days' prior notice thereof (or to the extent that five Business Day's prior notice is not practicable, such period of prior notice as is practicable) to the Controlling Class Representative.

                  (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                  (c) The Master Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement.

                  SECTION 3.20 Modifications, Waivers, Amendments and Consents.

                  (a) Subject to Sections 3.20(b) through 3.20(k) below and further subject to Sections 3.08(b) and 6.11, the Master Servicer (to the extent provided in Section 3.02(a) and Section 3.20(i) below) and the Special Servicer may, on behalf of the Trust Fund, agree to any modification, waiver or amendment of any term of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.

                  (b) All modifications, waivers or amendments of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided however, that neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

                  (c) Except as provided in 3.20(d) and the last two sentences of Section 3.02(a), the Special Servicer, on behalf of the Trust Fund, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

                        (i) affect the amount or timing of any related payment
            of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder;

                        (ii) affect the obligation of the related Mortgagor to
            pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                        (iii) except as expressly contemplated by the related
            Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO Property; or

                        (iv) if such Mortgage Loan is equal to or in excess of
            5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, permit the transfer or transfers of equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

                        (v) in the reasonable, good faith judgment of the
            Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

                        (vi) impair the value or enforceability of a Lease
            Enhancement Policy

                  (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), and the rights of the Controlling Class Representative (and in the case of the AB Mortgage Loans and the Companion Loans, each of the Companion Holders pursuant to Section 6.11) set forth in
Section 6.11, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, or (v) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code, (2) cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions, or (3) adversely affect the status of the Grantor Trust under the Code.

                  In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

                  In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (A) the original Mortgage Rate of such Mortgage Loan, (B) the highest Pass-Through Rate of any Class of Certificates (other than the Class X Certificates) then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term; or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

                  The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

                  (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

                  (f) The Special Servicer or, with respect to clause (i) below, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

                  (g) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers, the Trustee, the Controlling Class Representative and the Rating Agencies, and with respect to each Loan Pair, the related Companion Holder, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, with a copy to the Master Servicer, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(a) hereof.

                  (h) The Master Servicer shall not permit defeasance of any Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, and (y) to the extent inconsistent with the terms of such Mortgage Loan, and if the terms of the Mortgage Loan grant the Master Servicer the right to require defeasance, the Master

Servicer shall act in accordance with the Servicing Standard to require defeasance. Unless and to the extent the Master Servicer is precluded from preventing such defeasance by the related Mortgage Loan documents or otherwise (provided that the Master Servicer shall not allow such defeasance to cause any REMIC created hereunder to fail to qualify as a REMIC, and provided further, the Master Servicer may rely on an Opinion of Counsel as provided for in (ii) below), the Master Servicer will not permit defeasance of any Mortgage Loan, unless: (i) the defeasance collateral consists of "Government Securities" within the meaning of the Investment Company Act of 1940, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii) the Master Servicer has notified the Rating Agencies, (iv) each Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by either Rating Agency, (v) the Master Servicer has requested and received from the related Mortgagor (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date and in accordance with the Periodic Payment (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity (as defined below) is designated to assume the Mortgage Loan and own the defeasance collateral; provided that, if under the terms of the related Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. government obligations contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.20(h) shall be paid by the Mortgagor of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming a Mortgage Loan and owning and pledging the Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

                  (i) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

                        (i) approving routine leasing activity (including any
            subordination, standstill, attornment agreements and lease terminations) with respect to any lease for less than the lesser of
            (a) 30,000 square feet and (b) 20% of the related Mortgaged
            Property;

                        (ii) approving any waiver affecting the timing of
            receipt of financial statements from any Mortgagor provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

                        (iii) approving annual budgets for the related Mortgaged
            Property, provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                        (iv) subject to other restrictions herein regarding
            Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment; and

                        (v) subject to any related Intercreditor Agreement,
            approving certain consents with respect to right-of-ways and easements and consent to subordination of the related Mortgage Loan to such easements or right-of-ways, provided, however, that any partial releases of a lien on any Mortgaged Property not expressly contemplated by the terms of the related Mortgage shall be subject to review and approval by the Special Servicer.

                  (j) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

                  (k) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates: With respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager.

                  (l) The Special Servicer shall not consent to the modification, waiver or amendment of a Lease Enhancement Policy without receiving prior written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, downgrade or withdrawal of the ratings on the Certificates. The Master Servicer shall not consent to any modification, waiver or amendment of any Lease Enhancement Policy.

                  (m) The foregoing limitations, conditions and restrictions will not apply to any action referenced in this Section 3.20 that is required under the terms of any Mortgage Loan in effect on the Closing Date or that is solely within the control of the related Mortgagor. Neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its judgment, opposition would not ultimately prevent the confirmation of such plan or one substantially similar thereto.

                  SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly notify the Trustee and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and, if applicable, the related Companion Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a Servicing Transfer Event, the Master Servicer shall continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer).

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to the Master Servicer, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan and, if applicable, the related Companion Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan and, if applicable, the related Companion Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan, shall resume.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

                  (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis,
(1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii), (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer to be made by the Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

                  (d) No later than 60 days after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Trustee, the Master Servicer and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                        (i) summary of the status of such Specially Serviced
            Mortgage Loan and negotiations with the related Mortgagor;

                        (ii) a discussion of the legal and environmental
            considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

                        (iii) the most current rent roll and income or operating
            statement available for the related Mortgaged Property;

                        (iv) the Appraised Value of the Mortgaged Property
            together with the assumptions used in the calculation thereof;

                        (v) summary of the Special Servicer's recommended action
            with respect to such Specially Serviced Mortgage Loan; and

                        (vi) such other information as the Special Servicer
            deems relevant in light of the Servicing Standard.

                  If, subject to Section 6.11 of this Agreement, within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class Representative is entitled to object under Section 6.11, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section 6.11 of this Agreement, the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

                  The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative, shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised

Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative, and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

                  Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, (other than for a reason which violates the Servicing Standard, which shall control), the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

                  The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

                  No direction of the Controlling Class Representative or the majority of the Certificateholders shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee or the Fiscal Agent or the officers and the directors of each party to claim, suit or liability or (d) expand the scope of the Master Servicer's, the Trustee's, the Fiscal Agent's or the Special Servicer's responsibilities under this Agreement.

                  SECTION 3.22 Sub-Servicing Agreements.

                  (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(x) and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Fiscal Agent, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) with respect to any Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action contemplated by Section
3.09 hereof or sale of a Mortgage Loan or REO Property contemplated by Section
3.18 hereof, and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the

Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

                  (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

                  (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

                  (d) In the event of the resignation, removal or other termination of Wachovia Bank, National Association or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this
Agreement: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, in each case without paying any sub-servicer termination fee.

                  Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer and its successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans if Moody's (i) reduces the rating assigned to one or more Classes of the respective Certificates as a result of the sub-servicing of the Mortgage Loans by the Sub-Servicer, or (ii) advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

                  (f) The Special Servicer shall not enter into a Sub-Servicing Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced pursuant to this section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

                  SECTION 3.23 Representations and Warranties of Master Servicer and Special Servicer.

                  (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor and the Special Servicer, as of the Closing Date, that:

                        (i) The Master Servicer is a national banking
            association, duly organized under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                        (ii) The execution and delivery of this Agreement by the
            Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                        (iii) The Master Servicer has the full power and
            authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization,
            execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) The Master Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                        (vi) No litigation is pending or, to the best of the
            Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

                        (vii) Each officer, director, employee, consultant or
            advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

                        (viii) The net worth of the Master Servicer (or, in the
            case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

                        (ix) Any consent, approval, authorization or order of
            any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                        (x) The Master Servicer possesses all insurance required
            pursuant to Section 3.07(c) of this Agreement.

                  (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor and the Master Servicer, as of the Closing Date, that:

                        (i) The Special Servicer is a limited partnership duly
            organized under the laws of the State of Texas, validly existing and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                        (ii) The execution and delivery of this Agreement by the
            Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's limited partnership agreement or certificate of limited partnership or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

                        (iii) The Special Servicer has the full power and
            authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization,
            execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) The Special Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                        (vi) No litigation is pending or, to the best of the
            Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                        (vii) Each officer, director and employee of the Special
            Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                        (viii) Any consent, approval, authorization or order of
            any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                        (ix) The Special Servicer possesses all insurance
            required pursuant to Section 3.07(c) of this Agreement.

                  (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

                  SECTION 3.24 Sub-Servicing Agreement Representation and Warranty.

                  (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

                  SECTION 3.25 Designation of Controlling Class Representative.

                  (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

                  (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the

Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

                  (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

                  (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

                  (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

                  (f) All rights to, and requirements for, information (including the delivery of information or access to information) provided to the Controlling Class Representative contained herein shall also apply to each Companion Holder with respect to information relating to the related AB Mortgage Loan (other than with respect to information related to the calculation of the Option Price related to the related AB Mortgage Loan except to the extent required to be furnished under the related Intercreditor Agreement).

                  SECTION 3.26 Servicing and Administration of the AB Mortgage Loans and the Companion Loans.

                  (a) Each Companion Loan shall be serviced and administered hereunder as if it was a Mortgage Loan for so long as the related AB Mortgage Loan or REO Loan is an asset of the Trust Fund, including for purposes of: (i) the application of the Servicing Standard, as if the holder of such Companion Loan was the Holder of a separate Class of Certificates backed solely by such Companion Loan; (ii) determining whether a Companion Loan is a Specially Serviced Mortgaged Loan; and (iii) the payment of the Special Servicing Fee and other forms of compensation to the Special Servicer; provided, however, notwithstanding anything herein to the contrary: (i) no party hereto shall make any P&I Advances with respect to such Companion Loan or otherwise for the benefit of the holder thereof; (ii) if any of the events which would result in a Companion Loan constituting a Specially Serviced Mortgaged Loan were to occur, then the Companion Loan and related AB Mortgage Loan shall be treated collectively as a single Specially Serviced Mortgage Loan with the consent of the Controlling Class Representative (so long as the Controlling Class Representative is not an affiliate of the related Mortgage Loan Seller or the Companion Holder), which consent shall be deemed to have been provided if the Controlling Class Representative does not respond to a request therefore within five Business Days of its receipt of such request, including for purposes of application of the Servicing Standard, until all such events with respect to the Companion Loan have ceased to exist; (iii) if any of the events which would result in an AB Mortgage Loan constituting a Specially Serviced Mortgaged Loan were to occur, then such AB Mortgage Loan and related Companion Loan shall be treated collectively as a single Specially Serviced Mortgage Loan, including for purposes of application of the Servicing Standard, until both such loans have become Corrected Mortgage Loans; (iv) all amounts received on or with respect to such Companion Loan and the corresponding AB Mortgage Loan or on or with respect to any related REO Property shall be allocable between the holder of such Companion Loan and the Trust Fund, as holder of the corresponding AB Mortgage Loan, in accordance with the terms of the related Intercreditor Agreement, with any amounts so allocable to the corresponding AB Mortgage Loan to be deposited in the Certificate Account for application as contemplated by Section 3.05 (or, if received on any related REO Property, in the REO Account for application as contemplated by Section 3.16) and any amounts allocable to such Companion Loan to be distributed by the Companion Paying Agent to the holder of such Companion Loan in accordance with Section 3.26(c) below, in each case within one Business Day of the receipt thereof or, in the case of payments to the holder of such Companion Loan, within such longer period as is permitted by the related Intercreditor Agreement (except that any amounts allocable under such Intercreditor Agreement for purposes of paying or reimbursing any party hereto or the Trust Fund for any

Advances, interest on Advances, servicing or special servicing compensation or Additional Trust Fund Expenses related to such Companion Loan (subject to the provisions of the immediately following clause (v)), the corresponding AB Mortgage Loan and/or any related REO Property, including any such items which were previously paid out of amounts allocable to the corresponding AB Mortgage Loan, shall be deemed to have been received and allocable to the corresponding AB Mortgage Loan and shall be deposited into the Certificate Account for application as contemplated by Section 3.05 (or, if received on any related REO Property, in the REO Account for application as contemplated by Section 3.16));
(v) no Master Servicing Fees will be payable with respect to the Burbank Empire Center Companion Loan; (vi) no Trustee Fees or Paying Agent Fees will be payable with respect to matters affecting such Companion Loan; (vii) except to the extent that the corresponding AB Mortgage Loan is affected or is otherwise required by the related loan documents, this Agreement or the related Intercreditor Agreement, no confirmation will be required of the Rating Agencies with respect to such Companion Loan; (viii) all statements, reports and written or electronic information forwarded by any party hereto to the Controlling Class Representative shall also be contemporaneously forwarded to the holder of such Companion Loan (but only to the extent that such statements, reports and other information directly relate to such Companion Loan and the exclusive of any information, statements or reports related to the calculation of the Option Price for the AB Mortgage Loan); (ix) the Master Servicer shall, to the extent permitted by the related Intercreditor Agreement, make claims for reimbursement from the holder of the Radisson Companion Loan in connection with related Advances, interest on Advances and other related expenses so as to minimize the total amount of the withdrawals on the Certificate Account for such items; and
(x) in no event shall such Companion Loan be taken into account for purposes of determining distributions on the actual Certificates. Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding AB Mortgage Loan or any related REO Property is part of the Trust Fund or provided that any amounts payable by the holder of such Companion Loan to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement after such period remain due and owing.

                  (b) The servicing and administration of each AB Mortgage Loan and the corresponding Companion Loan shall be subject to and shall be consistent with the terms and conditions of the related Intercreditor Agreement and the Servicing Standard notwithstanding the terms of this Agreement so long as such terms and conditions do not conflict with the REMIC Provisions. The Trustee, the Master Servicer and the Special Servicer each acknowledge that each AB Mortgage Loan and its related Companion Loan shall be serviced and administered pursuant to this Agreement and the related Intercreditor Agreement. Except with respect to the exclusion of information related to the calculation of the Option Price of an AB Mortgage Loan (to the extent not required to be furnished pursuant to the terms of the related Intercreditor Agreement), in the event of conflict between the related Intercreditor Agreement and this Agreement, the related Intercreditor Agreement shall control.

                  (c) Payments of amounts allocable to a Companion Loan shall be payable to the holder of such Companion Loan in accordance with the instructions of such holder delivered pursuant to the terms of the related Intercreditor Agreement, and if not specified in such Intercreditor Agreement, pursuant to written instructions delivered to the Companion Paying Agent no later than five Business Days prior to the related Distribution Date.

                  (d) It is hereby acknowledged and agreed that, to the extent that the holder of each Companion Loan may purchase the corresponding AB Mortgage Loan or related REO Property out of the Trust Fund at the price and in accordance with the terms and conditions specified in the related Intercreditor Agreement, such right shall have priority over any provision of Section 3.18(c) or Section 3.18(i). If an AB Mortgage Loan or REO Property is purchased by the related Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related Companion Loan will no longer be subject to this Agreement. The price paid in connection with such purchase shall be deposited into the Certificate Account, and the Trustee, upon receipt of a Request for Release and receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the holder of such Companion Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse (except as provided in the related Intercreditor Agreement), as shall be provided to it and are reasonably necessary to vest in the holder of such Companion Loan the ownership of the corresponding AB Mortgage Loan. In connection with such purchase, the Master Servicer and the Special Servicer shall each deliver to the holder of such Companion Loan the respective portion of the related Servicing File held by it.

                  (e) Transfers of each Companion Loan shall be governed by the related Intercreditor Agreement. Neither the Trustee, the Master Servicer nor the Trust Fund shall acquire a Companion Loan. If the Master Servicer has discretion regarding the transfer of a Companion Loan under the related Intercreditor Agreement, the Master Servicer may only consent to a transfer of such Companion Loan with the consent of the Controlling Class Representative.

                  (f) For the purposes of this Agreement, receipt by the Master Servicer or the Special Servicer of any amounts relating to an AB Mortgage Loan or the Trust Fund's share of any amounts relating to the underlying Mortgaged Property shall be deemed to be amounts received on behalf of the Trust Fund.

                  (g) The Master Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement. Any report prepared by the Master Servicer pursuant to the terms of any Intercreditor Agreement shall also be delivered to the Controlling Class Representative insofar as such report relates to the related Companion Loan.

                  (h) In addition to the rights and benefits set forth in this
Section 3.26, each Companion Holder shall have certain rights and benefits as set forth in Section 6.11.

                  (i) Notwithstanding any provision to the contrary, so long as any interest in the Radisson C Note is held by the related Mortgagor or an Affiliate of the related Mortgagor or any entity in which such Mortgagor has any interest, the provisions of Section 4(l) of the Radisson Intercreditor Agreement regarding the rights of the holder of the Radisson C Note shall apply.

                  SECTION 3.27 Abbey Intercreditor Agreement.

                  The Master Servicer and Special Servicer shall act as Mortgage Lender (as defined in the Abbey Intercreditor Agreement) with respect to the Mortgage Loans referred to in the Abbey Intercreditor Agreement and shall service such Mortgage Loans in accordance with the Abbey Intercreditor Agreement as long as such terms and conditions do not conflict with the REMIC Provisions and this Agreement. In the event of a conflict between this Agreement and the Abbey Intercreditor Agreement, the Abbey Intercreditor Agreement will control.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01 Distributions.

                  (a) On each Distribution Date the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii) and deemed distributions from REMIC I pursuant to Section 4.01(h), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

                        (i) to distributions of interest to the Holders of the
            Senior Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (ii) to distributions of principal to the Holders of the
            Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

                        (iii) after the Class Principal Balance of the Class A-1
            Certificates has been reduced to zero, to distributions of principal, pro rata, to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above;

                        (iv) after the Class Principal Balance of the Class A-2
            Certificates has been reduced to zero, to distributions of principal, pro rata, to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates and Class A-2 Certificates pursuant to clauses (ii) and (iii) above

                        (v) after the Class Principal Balance of the Class A-3
            Certificates has been reduced to zero, to distributions of principal, pro rata, to the Holders of the Class A-4 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates pursuant to clauses (ii), (iii) and (iv) above;

                        (vi) to distributions to the Holders of the Class A-1
            Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed; (vii) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (viii) after the Class Principal Balances of the Class
            A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a)).

                        (ix) to distributions to the Holders of the Class B
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

                        (x) to distributions of interest to the Holders of the
            Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xi) after the Class Principal Balance of the Class B
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xii) to distributions to the Holders of the Class C
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

                        (xiii) to distributions of interest to the Holders of
            the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xiv) after the Class Principal Balance of the Class C
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xv) to distributions to the Holders of the Class D
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

                        (xvi) to distributions of interest to the Holders of the
            Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xvii) after the Class Principal Balance of the Class D
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xviii) to distributions to the Holders of the Class E
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

                        (xix) to distributions of interest to the Holders of the
            Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xx) after the Class Principal Balance of the Class E
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F

            Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xxi) to distributions to the Holders of the Class F
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

                        (xxii) to distributions of interest to the Holders of
            the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxiii) after the Class Principal Balance of the Class F
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xxiv) to distributions to the Holders of the Class G
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

                        (xxv) to distributions of interest to the Holders of
            Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxvi) after the Class Principal Balance of the Class G
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xxvii) to distributions to the Holders of the Class H
            Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                        (xxviii) to distributions of interest to the Holders of
            the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxix) after the Class Principal Balance of the Class H
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xxx) to distributions to the Holders of the Class J
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

                        (xxxi) to distributions of interest to the Holders of
            the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxxii) after the Class Principal Balance of the Class J
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xxxiii) to distributions to the Holders of the Class K
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

                        (xxxiv) to distributions of interest to the Holders of
            the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxxv) after the Class Principal Balance of the Class K
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xxxvi) to distributions to the Holders of the Class L
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

                        (xxxvii) to distributions of interest to the Holders of
            the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxxviii) after the Class Principal Balance of the Class
            L Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xxxix) to distributions to the Holders of the Class M
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

                        (xl) to distributions of interest to the Holders of the
            Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xli) after the Class Principal Balance of the Class M
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xlii) to distributions to the Holders of the Class N
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

                        (xliii) to distributions of interest to the Holders of
            the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xliv) after the Class Principal Balance of the Class N
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                        (xlv) to distributions to the Holders of the Class O
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

                        (xlvi) to make distributions to the Holders of the Class
            R-II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(a), over (B) the aggregate distributions made in respect of the Regular Certificates on such Distribution Date pursuant to clauses
            (i) through (xlii) above;

provided that on each Distribution Date after the aggregate of Class Principal Balances of each Class of Subordinated Certificates has been reduced to zero, the payments of principal to be made as contemplated by clauses (ii), (iii),
(iv) and (v) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of such Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such Distribution Date. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

                  All distributions of interest made in respect of the Class XC and Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC and Class XP Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

                  (b) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1 (whether or not such Class has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

                        (i) First, to the Holders of the respective Classes of
            Regular Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment Amounts for each such Class of Certificates for such Distribution Date; and

                        (ii) Second, to the Holders of the Class XC
            Certificates, to the extent of any remaining portion of such Yield Maintenance Charges or Prepayment Premiums.

                  On each Distribution Date, subject, in the case of AB Mortgage Loans, to the terms of the related Intercreditor Agreement, the Trustee shall withdraw from the Additional Interest Account any amounts that represent (A) Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans that are Merrill Mortgage Loans and shall distribute such amounts among the Holders of the Class Z-I Certificates pro rata in accordance with their respective Percentage Interests of such Class, and (B) Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans that are Wachovia Mortgage Loans and shall distribute such amounts among the Holders of the Class Z-II Certificates pro rata in accordance with their respective Percentage Interests of such Class.

                  (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate, but taking into account possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

                  (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

                  (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (f) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                        (i) the Trustee expects that the final distribution with
            respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                        (ii) no interest shall accrue on such Certificates from
            and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

                  (g) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Paying Agent with any IRS Form W-8BEN or W-ECI upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  (h) All distributions made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of principal with respect to the Class A-1 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1 until its REMIC I Principal Balance is reduced to zero, and then to REMIC Regular Interest LA-1-2; provided further, that distributions of principal with respect to the Class A-2 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-2-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2-3; provided further, that distributions of principal with respect to the Class A-3 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-3-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-3-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-3-3; provided further, that distributions of principal with respect to the Class A-4 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-4-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-4-2 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-4-3; provided further, that distributions of principal with respect to the Class F Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I

Regular Interest LF-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LF-2 until its REMIC I Principal Balance is reduced to zero; provided further, that distributions of principal with respect to the Class G Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LG-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LG-2 until its REMIC I Principal Balance is reduced to zero; provided further, that distributions of principal with respect to the Class H Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LH-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LH-2 until its REMIC I Principal Balance is reduced to zero; and provided further, that distributions of principal with respect to the Class J Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LJ-1 until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LJ-2 until its REMIC I Principal Balance is reduced to zero. All distributions made in respect of the Class XC and Class XP Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component's Corresponding REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest; provided, however, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-1 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LA-1-1 and REMIC I Regular Interest LA-1-2 allocated pro rata based on their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-2 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest L-A-2-1, REMIC I Regular Interest L-A-2-2 and REMIC Regular Interest L-A-2-3 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-3 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest L-A-3-1, REMIC I Regular Interest L-A-3-2 and REMIC I Regular Interest L-A-3-3 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class A-4 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest L-A-4-1, REMIC I Regular Interest L-A-4-2 and REMIC I Regular Interest L-A-4-3 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class F Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LF-1 and REMIC I Regular Interest LF-2 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class G Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LG-1 and REMIC I Regular Interest LG-2 allocated pro rata based upon their respective REMIC I Principal Balances; provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class H Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LH-1 and REMIC I Regular Interest LH-2 allocated pro rata based upon their respective REMIC I Principal Balances; and provided, further, with respect to Realized Losses and Additional Trust Fund Expenses allocated to the Class J Certificates, such corresponding distribution shall be deemed to be a distribution with respect to REMIC I Regular Interest LJ-1 and REMIC I Regular Interest LJ-2 allocated pro rata based upon their respective REMIC I Principal Balances. Any amounts remaining in the Distribution Account in respect of REMIC I after the deemed distributions in respect of the REMIC I Regular Interests shall (except as otherwise provided in Section 9.01) be distributed by the Trustee to the Holders of the Class R-I Certificates.

                  (i) On each Distribution Date, the Companion Paying Agent (based upon a statement of the Master Servicer that specifies the amount required to be deposited in the Companion Distribution Account and any amounts payable to the Master Servicer from the Companion Distribution Account pursuant to this Section 4.01(i)) shall make withdrawals and payments from the Companion Distribution Account for the Companion Loans in the following order of priority:

                        (i) to pay itself (in its capacity as Master Servicer)
            and the Special Servicer any accrued and unpaid Master Servicing Fees or Special Servicing Fees with respect to the Radisson Companion Loan and the TRW Companion Loan;

                        (ii) to pay the Trustee or any of its directors,
            officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to any Loan Pair;

                        (iii) to pay for the cost of the Opinions of Counsel
            sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization", or (B) as contemplated by Sections 9.02 (a)(i) and 10.01(h), to the extent any such costs relate solely to any Loan Pair;

                        (iv) to pay to the Master Servicer any amounts deposited
            by the Master Servicer in the Companion Distribution Account not required to be deposited therein;

                        (v) on each Distribution Date, to pay all amounts
            remaining in the Companion Distribution Account to the related Companion Holder; and

                        (vi) to clear and terminate the Companion Distribution
            Account at the termination of this Agreement pursuant to Section
            9.01.

                  All distributions from a Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the related Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Register). Any such account shall be located at a commercial bank in the United States.

                  To the extent amounts are payable to or in respect of the Trust Fund pursuant to Section 4.01(i)(i) or (ii), the Companion Distribution Account shall be considered an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Companion Holder for federal income tax purposes, who shall be taxable on all reinvestment income thereon, and who shall be deemed to have received any amounts reimbursed from the Trust Fund to the Companion Distribution Account.

                  SECTION 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.

                  (a) On each Distribution Date, the Trustee shall make available either by mail or electronically via its Internet Website to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Companion Holder, the Underwriters and each Rating Agency, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicer and the Special Servicer, setting forth: (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

                        (ii) the amount of the distribution on such Distribution
            Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

                        (iii) the amount of the distribution on such
            Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums and/or Yield Maintenance Charges;

                        (iv) the amount of the distribution on such Distribution
            Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

                        (v) the Available Distribution Amount for such
            Distribution Date;

                        (vi) (a) the aggregate amount of P&I Advances made in
            respect of such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to
            Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I

            Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances as of the close of business on the related Determination Date;

                        (vii) the aggregate unpaid principal balance of the
            Mortgage Pool outstanding as of the close of business on the related Determination Date;

                        (viii) the aggregate Stated Principal Balance of the
            Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

                        (ix) the number, aggregate principal balance, weighted
            average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

                        (x) the number, aggregate unpaid principal balance (as
            of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or Special Servicer in bankruptcy proceedings;

                        (xi) as to each Mortgage Loan referred to in the
            preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

                        (xii) with respect to any Mortgage Loan as to which a
            Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and
            (C) the amount of any Realized Loss in connection with such Liquidation Event;

                        (xiii) with respect to any REO Property included in the
            Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

                        (xiv) the Accrued Certificate Interest and Distributable
            Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

                        (xv) any unpaid Distributable Certificate Interest in
            respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                        (xvi) the Pass-Through Rate for each Class of Regular
            Certificates for such Distribution Date;

                        (xvii) the Principal Distribution Amount for such
            Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

                        (xviii) the aggregate of all Realized Losses incurred
            during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

                        (xix) the aggregate of all Realized Losses and
            Additional Trust Fund Expenses that were allocated on such Distribution Date;

                        (xx) the Class Principal Balance of each Class of
            Regular Certificates (other than the Class X Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                        (xxi) the Certificate Factor for each Class of Regular
            Certificates immediately following such Distribution Date;

                        (xxii) the aggregate amount of interest on P&I Advances
            paid to the Master Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with Section 4.03(d);

                        (xxiii) the aggregate amount of interest on Servicing
            Advances paid to the Master Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with
            Section 3.03(d);

                        (xxiv) the aggregate amount of servicing fees paid to
            the Master Servicer and the Special Servicer during the related Collection Period; and

                        (xxv) the loan number for each Required Appraisal Loan
            and any related Appraisal Reduction Amount as of the related Determination Date;

                        (xxvi) the original and then current credit support
            levels for each Class of Regular Certificates;

                        (xxvii) the original and then current ratings known to
            the Trustee for each Class of Regular Certificates;

                        (xxviii) the aggregate amount of Prepayment Premiums and
            Yield Maintenance Charges collected during the related Collection Period; and

                        (xxix) the amounts, if any, actually distributed with
            respect to the Class Z-I Certificates, Class Z-II Certificates, Class R-I Certificates or Class R-II Certificates on such Distribution Date.

                  In the case of information to be furnished pursuant to clauses
(i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

                  The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  The Trustee shall make available or shall cause to be delivered on each Distribution Date either electronically via its Internet Website or by first class mail to each Certificateholder, the Depositor, the Underwriters, each Rating Agency, the Special Servicer and any other Person designated in writing by the Depositor (by hard copy, on diskette or via such other electronic medium as is mutually acceptable to the Trustee and the recipient) a copy of the following nine reports or in the case of reports to Persons designated in writing by the Depositor, any of the following nine reports delivered to it by the Master Servicer pursuant to Section 3.12(c): (i) the Delinquent Loan Status Report, (ii) the Historical Liquidation Report, (iii) the Historical Loan Modification Report, (iv) the REO Status Report, (v) the Watch List, (vi) a Comparative Financial Status Report, (vii) an Operating Statement Analysis, (viii) an NOI Adjustment Worksheet and (ix) an Interim Delinquent Loan Status Report. The Trustee shall make available or shall cause to be delivered on each Distribution Date either electronically via its Internet Website or by first class mail to each Certificateholder, each Certificate Owner, the Mortgage Loan Sellers, the Underwriters, the Depositor, each Rating Agency and each other Person that received a Distribution Date Statement on such Distribution Date a copy in an electronic medium of the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Bond File, and the CMSA Collateral Summary File containing information regarding each Mortgaged Property most recently received from the Master Servicer. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                  If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

                  The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

                  (b) Not later than 12:30 p.m. New York City time on the second Business Day preceding each Distribution Date the Master Servicer shall furnish to the Trustee, the Depositor, the Special Servicer and the Underwriters, by electronic transmission (in the case of the Trustee) or by posting on its Internet Website (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans as of such Determination Date. The Depositor shall provide the information necessary for the CMSA Loan Setup File on the Closing Date. Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period.

                  In the performance of its obligations set forth in Section
4.05 and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

                  SECTION 4.03 P&I Advances.

                  (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and
(ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy (704) 593-7735 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone (704) 593-7831 or (704) 593-7820 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., or the Fiscal Agent no later than 1:00 p.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided, that, (x) if the Periodic

Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer, the Trustee or the Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus the product of (1) such Appraisal Reduction Amount and
(2) the per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) applicable to the Class of Certificates to which such Appraisal Reduction Amount is allocated pursuant to Section 4.04(d) and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee and the Fiscal Agent, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee or the Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, as the case may be, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

                  (d) In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate (or, with respect to the AB Mortgage Loans and related Companion Loans, the rate provided in the related Intercreditor Agreement) in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable first, subject to the terms of the related Intercreditor Agreement with respect to any Loan Pair, out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made and subject to the terms of the related Intercreditor Agreement with respect to any Loan Pair, then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Mortgage Loan if the related Periodic Payment is received on or prior to the due date of such Mortgage Loan or prior to the expiration of any applicable grace period. To the extent the Master Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the preceding 12-month period and not previously reimbursed, the Master Servicer shall deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the amount of interest paid to the Master Servicer on the related P&I Advance for such Mortgage Loan during such 12-month period for which the Trust Fund has not been previously reimbursed. The Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection, or as to which any Periodic Payment in respect of any Mortgage Loan, the Due Date of which is on the tenth day of a calendar month, was received by the Master Servicer on or prior to the related P&I Advance Date.

                  (e) In no event shall the Master Servicer, the Trustee or the Fiscal Agent make a P&I Advance with respect to any Companion Loan.

                  SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts.

                  (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class O Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, second, to the Class N Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, third, to the Class M Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, fourth to the Class L Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth, to the Class K Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class J Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; seventh, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; ninth, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; tenth, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eleventh, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; twelfth, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; thirteenth, to the Class B Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; and fourteenth pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Regular Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Regular Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

                  (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(h), the REMIC I Principal Balance of Corresponding REMIC I Regular Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LA-1-1 and LA-1-2 to the Class Principal Balance of the Class A-1 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata between such REMIC I Regular Interests based on their respective REMIC I Principal Balances; provided further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LA-2-1, LA-2-2 and LA-2-3 to the Class Principal Balance of the Class A-2 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata among such REMIC I Regular Interests based upon their respective REMIC I Principal Balances; provided further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LA-3-1, LA-3-2 and LA-3-3 to the Class Principal Balance of the Class A-3 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata among such REMIC I Regular Interests based upon their respective REMIC I Principal Balances; provided further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LA-4-1, LA-4-2 and LA-4-3 to the Class Principal Balance of the Class A-4 Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata among such REMIC I Regular Interests based upon their respective REMIC I Principal Balances; provided further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LF-1 and LF-2 to the Class Principal Balance of the Class F Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata between such REMIC I Regular Interests based upon their respective REMIC I Principal Balances; provided further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LG-1 and LG-2 to the Class Principal Balance of the Class G Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata between such REMIC I Regular Interests based upon their respective REMIC I Principal Balances; provided further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LH-1 and LH-2 to the Class Principal Balance of the Class H Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata between such REMIC I Regular Interests based upon their respective REMIC I Principal Balances; provided further, that with respect to the application of reductions of the aggregate REMIC I Principal Balances of REMIC I Regular Interests LJ-1 and LJ-2 to the Class Principal Balance of the Class J Certificates that will be outstanding immediately following such Distribution Date, each such reduction shall be allocated pro rata between such REMIC I Regular Interests based upon their respective REMIC I Principal Balances; .

                  (c) On any Distribution Date, the amount of any Mortgage Deferred Interest will be allocated as Certificate Deferred Interest to each outstanding Class of Sequential Pay Certificates in reverse alphabetical order (except with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, which amounts shall be applied pro rata (based on remaining Class Principal Balances) to such Certificates), in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. On each such Distribution Date, the Certificate Principal Balance of each Class of Certificates to which Certificate Deferred Interest has been allocated will be increased by the amount of Certificate

Deferred Interest allocated to such Class. The amount of Certificate Deferred Interest allocated to any Class of Sequential Pay Certificates will be allocated to, and will increase the REMIC I Principal Balances of the Corresponding REMIC I Regular Interests; provided, however, allocations to REMIC I Regular Interests LA-1-1 and LA-1-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LA-2-1, LA-2-2 and LA-2-3 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LA-3-1, LA-3-2 and LA-3-3 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LA-4-1, LA-4-2 and LA-4-3 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LF-1 and LF-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LG-1 and LG-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, provided, further, that allocations to REMIC I Regular Interests LH-1 and LH-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, and provided, further, that allocations to REMIC I Regular Interests LJ-1 and LJ-2 shall be applied pro rata based upon their respective REMIC I Principal Balances, in each case up to the Pass-Through Rate of the Corresponding Certificates.

                  (d) Any Appraisal Reduction Amounts will be allocated only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, as follows: to the Class Principal Balance of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Class Principal Balances. On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for the Distribution Date. The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the allocation required by this Section 4.04(d).

                  SECTION 4.05 Calculations.

                  The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01,
Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                  SECTION 4.06 Use of Agents.

                  The Master Servicer, the Trustee or the Fiscal Agent may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Trustee or the Fiscal Agent from any of such obligations or liabilities, and the Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                   ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01 The Certificates.

                  (a) The Certificates will be substantially in the respective forms attached hereto as Exhibit A; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the case of Non-Registered Certificates (other than the Residual Certificates and the Class Z-I and Class Z-II Certificates), and in each such case in integral multiples of $1 in excess thereof. The Residual Certificates, Class Z-I Certificates and Class Z-II Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02 Registration of Transfer and Exchange of Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, IL 60603, shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

                  (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  In connection with transfer of the Non-Registered Certificates, the Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

                  Notwithstanding the foregoing, for so long as any Non-Registered Certificate is a Book-Entry Certificate, (a) each prospective transferor of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit G-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit G-2 or Exhibit G-3 upon or prior to such transfer.

                  (c) No transfer of a Certificate or any interest therein shall be made to any "employee benefit plan" subject to Title I of ERISA, any "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, or any entity deemed to hold plan assets of the foregoing by reason of such a plan's investment in such entity (each, a "Plan") unless (A) in the case of a Certificate other than a Residual Certificate, a Class Z-I Certificate or a Class Z-II Certificate, the transferee is an insurance company general account and (1) it is eligible for, and satisfies all the requirements of, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), including the requirement that there is no "plan" (as defined in PTCE 95-60) with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such plan and all other plans maintained by the same employer (or any "affiliate" thereof as defined in PTCE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60), and will continue to satisfy such requirements thereafter, (2) each Plan invested in such general account qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and (3) it will obtain from each of its transferees that is an insurance company general account a written representation that such transferee satisfies the requirements described in the preceding clauses (1) and
(2) and a written agreement of the type described in this clause (3), or (B) in the case of a Certificate other than an ERISA Restricted Certificate, a Residual Certificate, a Class Z-I Certificate or a Class Z-II Certificate, the transferee
(1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and (2) satisfies all the requirements of the Exemptions as in effect at the time of such transfer. Each Person who acquires a Certificate in Definitive Certificate form shall be required to certify in writing in the form attached as Exhibit H hereto that it meets the foregoing conditions and that it will not transfer such Certificate in violation of the foregoing, and each Person who acquires a Certificate in Book-Entry Certificate form shall be deemed to have represented that the foregoing conditions are satisfied and that it will not transfer such Certificate in violation of the foregoing.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (1) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                                    (2) In connection with any proposed Transfer
                           of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I (a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Residual Certificate as they come due and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                                    (3) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                    (4) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                                    (5) Each Person holding or acquiring an
                           Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

                           (ii) (A) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
                  of a Residual Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any

                  Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                           (iii) The Certificate Registrar shall make available
                  to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

                           (iv) The provisions of this Section 5.02(d) set forth
                  prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                           (1) written confirmation from each Rating Agency to
                  the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                           (2) an Opinion of Counsel, in form and substance
                  satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause either REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                  (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

                  SECTION 5.03 Book-Entry Certificates.

                  (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

                  SECTION 5.04 Mutilated, Destroyed, Lost or Stolen
Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05 Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CONTROLLING CLASS REPRESENTATIVE, AND THE COMPANION PAYING AGENT

                  SECTION 6.01 Liability of Depositor, Master Servicer and Special Servicer.

                  The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

                  SECTION 6.02 Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.

                  Subject to the following paragraph, the Depositor and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

                  The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

                  SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.

                  None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Holders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Holders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof (including without limitation, those expenses set forth in Section 3.11(b) and the last sentence of the definition of Servicing Advances); (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a). In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

                  SECTION 6.04 Resignation of Master Servicer and the Special Servicer.

                  The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

                  Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

                  SECTION 6.05 Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.

                  The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                  SECTION 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

                  The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

                  SECTION 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

                  The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

                  SECTION 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

                  The Depositor, the Master Servicer, and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

                  SECTION 6.09 Designation of Special Servicer by the Controlling Class.

                  The Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders (or such Certificate Owner or

Certificate Owners, as the case may be) may also select a Controlling Class Representative that may advise and direct the Special Servicer and whose approval is required for certain actions, as described herein. Such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

                  SECTION 6.10 Master Servicer or Special Servicer as Owner of a Certificate.

                  The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing

Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                  SECTION 6.11 The Controlling Class Representative.

                  The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the Special Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                        (i) any foreclosure upon or comparable conversion (which
            may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                        (ii) any modification of a Money Term of a Mortgage Loan
            or a Companion Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

                        (iii) any proposed sale of an REO Property (other than
            in connection with the termination of the Trust Fund or pursuant to
            Section 3.18) for less than the
            outstanding principal balance of the related REO Loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest);

                        (iv) any determination to bring an REO Property into
            compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

                        (v) any acceptance of substitute or additional
            collateral for a Mortgage Loan unless required by the underlying loan documents;

                        (vi) any waiver of a "due-on-sale" clause or
            "due-on-encumbrance" clause (other than assumptions) that do not relate to the Burbank Empire Center Mortgage Loan;

                        (vii) any acceptance of an assumption agreement
            releasing a borrower from liability under a Mortgage Loan;

                        (viii) any determination that an insurance-related
            default is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

                        (ix) any waiver of insurance required under the related
            Mortgage Loan.

                  In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions (and the Special Servicer shall disregard any such direction or objection), including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund, the Trustee or the Fiscal Agent to liability, or materially expand the scope of the Special Servicer or the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

                  The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the

Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

                  Notwithstanding any other provision contained in this Agreement but subject to the Servicing Standard, with respect to any Wachovia AB Mortgage Loan, during such times as the conditions set forth in the related Intercreditor Agreement have been satisfied and subject to the limitations contained in such Intercreditor Agreement (including without limitation, that no Threshold Event has occurred and is continuing under the related Intercreditor Agreement), the rights of the Controlling Class Representative to control and consent to the servicing and administration of the related Wachovia AB Mortgage Loan set forth in this Agreement (including, without limitation, Section 3.21(d) and Section 6.11) shall not apply with respect to such Wachovia AB Mortgage Loan, but rather the Companion Holder (or, in the case of the Radisson Companion Loan, the holder of the Radisson B Note) shall instead have the rights set forth in such Intercreditor Agreement under Sections 4(e) and 4(f) and shall have the right to appoint the Operating Advisor to the extent set forth in the related Intercreditor Agreement; provided, however, that during such times as such conditions are not satisfied (including in the event that a Threshold Event has occurred and is continuing), the rights of the Companion Holder (including the right to appoint the Operating Advisor) under Sections 4(e) and 4(f)of the Intercreditor Agreement shall not be effective and the Companion Holder shall not be entitled (during such time) to exercise such rights and the Controlling Class Representative during such times shall instead have the rights with respect to controlling and consenting to the servicing and administration of the related Wachovia AB Mortgage Loan set forth in this Agreement (including without limitation, as set forth in Section 3.21(d) and Section 6.11).

                  SECTION 6.12 Companion Paying Agent.

                  (a) The Master Servicer shall be the initial Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein. The Companion Paying Agent shall promptly make available all reports delivered to it under this Agreement to the Companion Holder.

                  (b) No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement, the Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent and, in the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

                  (c) Upon the resignation or removal of the Master Servicer pursuant to Section 6.04 of this Agreement, the Companion Paying Agent shall be deemed simultaneously to resign or be removed.

                  (d) This Section shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

                  SECTION 6.13 Companion Register. The Companion Paying Agent shall maintain a register (the "Companion Register") on which it will record the names and address of, wire transfer instructions for, and taxpayer identification number of the Companion Holders from time to time, to the extent such information is provided in writing to it by the Companion Holder. The name and address of each of the initial Companion Holders are listed on Exhibit CC hereto. Each Companion Holder hereby agrees to inform the Companion Paying Agent and the Master Servicer, if not the same, of its name, address, wiring instructions and taxpayer identification number and of any change thereof and of any subsequent Companion Holder upon any transfer of any Companion Loan. Upon the sale of any Companion Loan or portion thereof, the transferring Companion Holder shall inform the Companion Paying Agent and the Master Servicer, if not the same, in writing that such transfer has taken place and provide the Companion Paying Agent and the Master Servicer, if not the same, with the name, address, wiring instructions and taxpayer identification number of the transferee. In the event a Companion Holder transfers a Companion Loan without notice to the Companion Paying Agent and the Master Servicer or the Companion Holder does not inform the Companion Paying Agent of any change of Companion Holder or change to the Master Servicer, neither the Companion Paying Agent nor the Master Servicer shall have any liability resulting from such failure to inform the Companion Holder and the Master Servicer, including any misdirected payment in respect of the related Companion Loan and neither the Companion Paying Agent nor the Master Servicer shall have any obligation to recover and redirect such payment.

                  The Companion Paying Agent shall promptly provide the name and address of any Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such names and addresses.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01 Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:

                        (i) any failure by the Master Servicer to deposit into
            the Certificate Account, or to deposit into, or remit to the Trustee for deposit into, the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure, in the case of deposits and remittances to the Distribution Account, continues unremedied until 10:00 a.m., New York City time on the related Distribution Date, provided further, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

                        (ii) any failure by the Special Servicer to deposit into
            the REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement provided, however, that the failure to deposit or remit such amount shall not be an Event of Default if such failure is remedied within one Business Day and in any event on or prior to the related Distribution Date; or

                        (iii) any failure by the Master Servicer to timely make
            any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer, as the case may be, by the Trustee as provided in
            Section 3.03(c); or

                        (iv) any failure on the part of the Master Servicer or
            the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                        (v) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the

            Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                        (vi) a decree or order of a court or agency or
            supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                        (vii) the Master Servicer or the Special Servicer shall
            consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                        (viii) the Master Servicer or the Special Servicer shall
            admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                        (ix) the consolidated net worth of the Master Servicer
            and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

                        (x) the Trustee shall have received a written notice
            from Moody's (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn if such Master Servicer or the Special Servicer, as applicable, is not replaced; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall have sixty (60) days to resolve such matters to the satisfaction of Moody's (or such longer time period as may be agreed in writing by Moody's) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates; or

                        (xi) the Master Servicer or the Special Servicer, as
            applicable, (i) is not an approved Master Servicer or Special Servicer, as applicable, by S&P or (ii) is not rated at least "CMS3" or "CSS3", as applicable, by Moody's; or

                        (xii) the Master Servicer shall fail to remit to the
            Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made.

                  (b) If any Event of Default shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this

Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  (c) If the Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(xi) or (xii) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the termination of Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Mortgage Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the termination of the Master Servicer.

                  Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

                  If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

                  SECTION 7.02 Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, unless a successor is appointed pursuant to Section 6.04, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided, that if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least

51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.03 Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor and all Certificateholders and the Rating Agencies of such occurrence, unless such default shall have been cured.

                  SECTION 7.04 Waiver of Events of Default.

                  The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) , (ix), (x) or (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

                  SECTION 7.05 Additional Remedies of Trustee Upon Event of Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

                         SECTION 8.01 Duties of Trustee

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                        (i) Prior to the occurrence of an Event of Default, and
            after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                        (ii) The Trustee shall not be personally liable for an
            error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

                        (iii) The Trustee shall not be personally liable with
            respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                        (iv) The protections, immunities and indemnities
            afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

                  SECTION 8.02 Certain Matters Affecting Trustee.

                  Except as otherwise provided in Section 8.01 and Article X:

                  (a) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section
10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee, shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

                  (g) The Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

                  (h) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

                  SECTION 8.03 Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  SECTION 8.04 Trustee and Fiscal Agent May Own Certificates.

                  The Trustee, the Fiscal Agent or any agent of the Trustee or the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

                  SECTION 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.

                  (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b) and in the Companion Distribution Account as provided in Section 4.01(i), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

                  (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein, provided, that such expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  SECTION 8.06 Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Subject to Section 8.18, the Trustee shall also be an entity with a long term unsecured debt rating of at least "AA" by S&P and "Aa2" by Moody's (determined without regard to pluses or minuses) or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any sub-servicer, the Underwriters, the Depositor, or any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

                  SECTION 8.07 Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to
Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

                  (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee, as provided in Section 8.08.

                  SECTION 8.08 Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

                  SECTION 8.09 Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11 Appointment of Custodians.

                  The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

                  SECTION 8.12 Appointment of Authenticating Agents.

                  (a) The Trustee may at the Trustee's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank National Association is removed as Trustee, then it shall be terminated as Authenticating Agent. If the Authenticating Agent (other than LaSalle Bank National Association) resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                  SECTION 8.13 Access to Certain Information.

                  The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

                  SECTION 8.14 Appointment of REMIC Administrators.

                  (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Trustee, then LaSalle Bank National Association shall be terminated as REMIC Administrator.

                  (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

                  (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC

Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                  SECTION 8.15 Representations, Warranties and Covenants of Trustee.

                  The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (a) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (b) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (e) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

                  (f) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the

Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                  SECTION 8.16 Reports to the Securities and Exchange Commission; Available Information.

                  The Trustee shall prepare for filing, and execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) each Distribution Date Statement on Form 8-K within 15 days after each Distribution Date in each month, (ii) before March 31 of each year, beginning March 31, 2003, a Form 10-K and (iii) any and all reports, statements and information respecting the Trust Fund and/or the certificates required to be filed on behalf of the Trust Fund under the Exchange Act as the Trustee may be directed by the Depositor, until directed in writing by the Depositor to discontinue such filings; provided that any such additional information referred to in clause (iii) above shall be delivered to the Trustee in the format required for electronic filing via the EDGAR system. For any filings pursuant to the previous sentence that occur after the first anniversary of the Closing Date, the Trustee shall receive a fee agreed upon by the Trustee and the Depositor in a separate fee agreement. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor and the Master Servicer a copy of any such executed report, statement or information. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own negligence or willful misconduct. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.

                  SECTION 8.17 Maintenance of Mortgage File.

                  Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Illinois, and that it shall not move any Mortgage File outside the State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

                  SECTION 8.18 Appointment of Fiscal Agent.

                  (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from S&P and Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Regular Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)).

                  (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf of the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.18 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Sections 8.05(b)) as if it were the Trustee, except that all fees of the Fiscal Agent shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

                  (d) The obligations of the Fiscal Agent set forth in this
Section 8.18 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder and the Fiscal Agent shall automatically be removed in the event of the resignation or removal of the Trustee. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.18(d) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

                  (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment resignation or removal of the Fiscal Agent.

                  (f) The parties hereto hereby agree that ABN AMRO Bank N.V. shall be the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent in this Agreement. The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related AB Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

                  The Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Mortgage Loans as of the Closing Date, and (ii) the Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Majority Subordinate

Certificateholder's delivery of a notice of election pursuant to this paragraph, the Master Servicer or the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. The Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Master Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, shall deliver to the Trustee for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder (or their respective designees), as applicable.

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vi) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i) deemed distributed in respect of the REMIC I Regular Interests and distributed to the Class R-I Certificates in respect of the REMIC I Residual Interest in accordance with Section 4.01(b) and Section 4.01(h) and (ii) distributed to the REMIC II Certificates in the order of priority set forth in Section 4.01(a) and Section 4.01(b), in each case, to the extent of remaining available funds.

                  On or after the Final Distribution Date, upon presentation and surrender of the Class Z-I Certificates, the Trustee shall distribute to the Class Z-I Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Merrill Mortgage Loan. On or after the Final Distribution Date, upon presentation and surrender of the Class Z-II Certificates, the Trustee shall distribute to the Class Z-II Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Merrill Mortgage Loan or Wachovia Mortgage Loan.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

                  SECTION 9.02 Additional Termination Requirements.

                  (a) If the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee, an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                        (i) the Trustee shall specify the first day in the
            90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

                        (ii) during such 90-day liquidation period and at or
            prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, for cash; and

                        (iii) at the time of the making of the final payment on
            the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

                  SECTION 10.01 REMIC Administration.

                  (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The REMIC I Regular Interests and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I and REMIC II, respectively. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II, respectively. None of the Master Servicer, the Special Servicer, the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I and REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

                  (c) The Closing Date is hereby designated as the "startup day" of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of (i) the REMIC I Regular Interests and the Regular Certificates (other than the Class XP Certificates) shall be the Distribution Date in July 2034, the Distribution Date following the latest maturity of any Mortgage Loan and (ii) the Class XP Certificates is the Distribution Date in July 2009.

                  (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

                  (e) Except as otherwise provided in Section 3.17(a) and subsections (i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in
Section 10.01(h) or 10.01(i)).

                  (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

                  (g) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

                  (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II and as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing either REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause either REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (i) If any tax is imposed on any of REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC

Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under Clauses (iii) or
(v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

                  (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

                  (k) Following the Startup Day, none of the Trustee, the Master Servicer, or the Special Servicer shall accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (l) None of the Trustee, the Master Servicer, the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by
Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or (iii) the acquisition of any assets on behalf of REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (m) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02 Grantor Trust Administration.

                  (a) The REMIC Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional Interest as separate assets of the Grantor Trust, and not of REMIC I or REMIC II, as permitted by Treasury Regulations Section 1.860G-2(i)(1). The Class Z-I Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on Merrill Mortgage Loans and proceeds thereof. The Class Z-II Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on Wachovia Mortgage Loans and proceeds thereof.

                  (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

                  (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

                  (d) The REMIC Administrator shall furnish or cause to be furnished to the Class Z-I and Class Z-II Certificateholders on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trust as may be required under the Code, and shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

                  (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of the Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z-I and Class Z-II Certificates.

                  (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01 Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I or REMIC II created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates.

                  (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

                  (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or on the Grantor Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

                  (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

                  SECTION 11.02 Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03 Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04 Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05 Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080, Attention: Michael M. McGovern, Director, facsimile number: 212 449-0265; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive - URP4, Charlotte, North Carolina 28262-1075 (for overnight mail only), 28288-1975 (for regular mail), Attention: Portfolio Manager, Re: Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, facsimile number: (704) 593-7735, with a copy to Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-6030, Attention: Lars Carlsten, Esq.;
(iii) in the case of the Special Servicer, Lend Lease Asset Management, L.P., North Pearl Street, Suite 2400, Dallas, TX 75201, Attention: Michael O'Hanlon and Legal Counsel, Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, facsimile number: 214 720-1553; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, facsimile number: (312) 904-2084, (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V. c/o LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, facsimile number: (312) 904-2084, (vi) in the case of the Underwriters, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street - 15th Floor, New York, New York 10080, Attention: David Rodgers, Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, facsimile number: (212) 449-3658 and Wachovia Securities, Inc., One Wachovia Center, 301 South College Street, Charlotte, NC 28288-1075, Attention: Mr. William J. Cohane, Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, facsimile number: 704-383-7639, (vii) in the case of any Companion Holder, the address(es) for notice to such Companion Holder as set forth in the related Intercreditor Agreement, (viii) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, facsimile number: (212) 553-0557; and (B) S&P

Ratings Services, 55 Water Street, New York, New York 10041-0003 Attention: CMBS Surveillance Group, facsimile number (212) 438-2662, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06 Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07 Grant of a Security Interest.

                  The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

                  SECTION 11.08 Streit Act.

                  Any provisions required to be contained in this Agreement by
Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such
Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

                  SECTION 11.09 Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.10 Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.11 Notices to Rating Agencies.

                  (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative with respect to each of the following of which it has actual knowledge:

                        (i) any material change or amendment to this Agreement;

                        (ii) the occurrence of any Event of Default that has not
            been cured;

                        (iii) the resignation or termination of the Trustee, the
            Master Servicer or the Special Servicer;

                        (iv) the repurchase of Mortgage Loans by any of the
            Mortgage Loan Sellers pursuant to the Merrill Mortgage Loan Purchase Agreement or the Wachovia Mortgage Loan Purchase Agreement;

                        (v) any change in the location of the Distribution
            Account;

                        (vi) the final payment to any Class of
            Certificateholders; and

                        (vii) any sale or disposition of any Mortgage Loan or
            REO Property.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                        (i) the resignation or removal of the Trustee; and

                        (ii) any change in the location of the Certificate
            Account.

                  (c) The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative with respect to a non-performing or Defaulted Mortgage Loan such information as the Rating Agency or Controlling Class Representative shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

                  (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                        (i) each of its annual statements as to compliance
            described in Section 3.13;

                        (ii) each of its annual independent public accountants'
            servicing reports described in Section 3.14;

                        (iii) any Officers' Certificate delivered to the Trustee
            pursuant to Section 4.03(c) or 3.08; and

                        (iv) each of the reports described in Section 3.12(a)
            and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

                  (e) The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

                  (f) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

                  (g) Notwithstanding any provision herein to the contrary each of the Master Servicer, the Special Servicer or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

                  SECTION 11.12 Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor


                                By: /s/ Michael M. McGovern
                                   ---------------------------------------------
                                   Name:  Michael M. McGovern
                                   Title: Director


                                WACHOVIA BANK, NATIONAL ASSOCIATION
                                    Master Servicer


                                By: /s/ Katrina Schwarting
                                   ---------------------------------------------
                                   Name:  Katrina Schwarting
                                   Title: Associate


                                LEND LEASE ASSET MANAGEMENT, L.P.
                                    Special Servicer
                                    by Pearl Mortgage, Inc., its general partner


                                By: /s/ Michael O'Hanlon
                                   ---------------------------------------------
                                   Name:  Michael O'Hanlon
                                   Title: Vice President


                                LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee


                                By: /s/ Brian D. Ames
                                   ---------------------------------------------
                                   Name:  Brian D. Ames
                                   Title: Vice President

                                ABN AMRO BANK N.V.
                                    Fiscal Agent


                                By: /s/ Brian D. Ames
                                   ---------------------------------------------
                                   Name:  Brian D. Ames
                                   Title: Vice President


                                By: /s/ Cynthia Reis
                                   ---------------------------------------------
                                   Name:  Cynthia Reis
                                   Title: Vice President

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

             CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate:  ______% per annum                        Class Principal Balance of the Class A-1 Certificates
                                                             as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class A-1
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date:  _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer:  Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      A-1-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-2, THE CLASS A-3 AND THE CLASS A-4 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-1-2

         Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and

                                     A-1-3
any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool

                                     A-1-4
at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-5

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar



                                       By:
                                          --------------------------------------
                                          Authorized Representative

                                     A-1-6

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent



                                       By:
                                          --------------------------------------
                                          Authorized Representative

                                     A-1-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________


                                          -------------------------------------
                                          Signature by or on behalf of Assignor


                                          -------------------------------------
                                          Signature Guaranteed

                                     A-1-8

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                     A-1-9

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

             CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class A-2 Certificates
                                                             as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class A-2
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date:  _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer:  Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL

                                     A-2-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1, CLASS A-3 AND CLASS A-4 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-2-2

         Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and

                                     A-2-3
any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool

                                     A-2-4
at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-5

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: _________

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar



                                       By:
                                          --------------------------------------
                                          Authorized Representative

                                     A-2-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.


                                         LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent



                                         By:
                                            -----------------------------------
                                            Authorized Representative


                                     A-2-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                    ____________________________________________
                                        Signature by or on behalf of Assignor


                                    ____________________________________________
                                        Signature Guaranteed



                                     A-2-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                     A-2-9

                                   EXHIBIT A-3

                          FORM OF CLASS A-3 CERTIFICATE

             CLASS A-3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class A-3 Certificates
                                                             as of the Closing Date:
                                                             $____________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class A-3
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date:  _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer:  Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-3-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1, THE CLASS A-2 AND CLASS A-4 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal amount of this Class A-3 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-3 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.


                                     A-3-2

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-3 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-3 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and


                                     A-3-3
any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-3 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool


                                     A-3-4
at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-3-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By:
                                                -------------------------------
                                                Authorized Representative


                                     A-3-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Authenticating Agent



                                             By:
                                                -------------------------------
                                                Authorized Representative


                                     A-3-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                                     A-3-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.


                                     A-3-9

                                   EXHIBIT A-4

                          FORM OF CLASS A-4 CERTIFICATE

             CLASS A-4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class A-4 Certificates
                                                             as of the Closing Date:
                                                             $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class A-4
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date:  _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer:  Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-4-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1, CLASS A-2 AND CLASS A-4 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the principal amount of this Class A-4 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-4 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.


                                     A-4-2

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-4 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-4 Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-4 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and


                                     A-4-3
any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-4 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-4 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-4 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool


                                     A-4-4
at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-4-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar



                                             By:
                                                --------------------------------
                                                Authorized Representative

                                     A-4-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.


                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                 Authorized Representative



                                     A-4-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________


                                  ______________________________________________
                                     Signature by or on behalf of Assignor



                                  ______________________________________________
                                     Signature Guaranteed


                                     A-4-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                     A-4-9

                                   EXHIBIT A-5

                          FORM OF CLASS XC CERTIFICATE

             CLASS XC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________%                                Aggregate Certificate Notional Amount of all Class XC
                                                             Certificates as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Certificate Notional Amount of this Class XC
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR


                                     A-5-1

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS XC CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class XC Certificate in that certain beneficial ownership interest evidenced by all the Class XC Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined


                                     A-5-2
herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class XC Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class XC Certificates for each Distribution Date is as provided in the Agreement. All distributions made under the Agreement on the Class XC Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class XC Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  The Class XC Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class XC Certificates are exchangeable for new Class XC Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                     A-5-3

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class XC Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class XC Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class XC Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class XC Certificate without registration or qualification. Any Class XC Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class XC Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class XC Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class XC Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master


                                     A-5-4

Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class XC Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-5-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                               as Certificate Registrar


                                             By:
                                                --------------------------------
                                                   Authorized Representative

                                     A-5-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class XC Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                             By:
                                                --------------------------------
                                                   Authorized Representative


                                     A-5-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                   _____________________________________________
                                       Signature by or on behalf of Assignor



                                   _____________________________________________
                                       Signature Guaranteed


                                     A-5-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                     A-5-9

                                   EXHIBIT A-6

                          FORM OF CLASS XP CERTIFICATE

             CLASS XP COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________%                                Aggregate Certificate Notional Amount of all Class XP
                                                             Certificates as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Certificate Notional Amount of this Class XP
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: _________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE &CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR


                                     A-6-1

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS XP CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class XP Certificate in that certain beneficial ownership interest evidenced by all the Class XP Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined


                                     A-6-2
herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class XP Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to each Component of the Class XP Certificates for each Distribution Date will be as provided in the Agreement. All distributions made under the Agreement on the Class XP Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class XP Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  The Class XP Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class XP Certificates are exchangeable for new Class XP Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                     A-6-3

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class XP Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class XP Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class XP Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class XP Certificate without registration or qualification. Any Class XP Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class XP Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class XP Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class XP Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master


                                     A-6-4

Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class XP Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-6-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Certificate Registrar



                                             By:
                                                --------------------------------
                                                    Authorized Representative


                                     A-6-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class XP Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                    Authorized Representative


                                     A-6-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________


                                    ____________________________________________
                                       Signature by or on behalf of Assignor



                                    ____________________________________________
                                       Signature Guaranteed


                                     A-6-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.


                                     A-6-9

                                   EXHIBIT A-7

                           FORM OF CLASS B CERTIFICATE

              CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate:  _________% per annum                     Class Principal Balance of the Class B Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class B
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-7-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES AND THE CLASS XP CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES AND THE CLASS A-4 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes



                                     A-7-2
any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class B


                                     A-7-3

Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require,


                                     A-7-4
the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-7-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                 as Certificate Registrar



                                             By:
                                                --------------------------------
                                                  Authorized Representative


                                     A-7-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                             By:
                                                --------------------------------
                                                      Authorized Representative


                                     A-7-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________



                                   _____________________________________________
                                        Signature by or on behalf of Assignor



                                   _____________________________________________
                                        Signature Guaranteed



                                     A-7-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________________________, as its agent.


                                     A-7-9

                                   EXHIBIT A-8

                           FORM OF CLASS C CERTIFICATE

              CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class C Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class C
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-8-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National


                                     A-8-2

Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class C Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any,


                                     A-8-3
will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate


                                     A-8-4

Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-8-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                     Authorized Representative


                                     A-8-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                      Authorized Representative


                                     A-8-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                      __________________________________________
                                         Signature by or on behalf of Assignor



                                      __________________________________________
                                         Signature Guaranteed


                                     A-8-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.


                                     A-8-9

                                   EXHIBIT A-9

                           FORM OF CLASS D CERTIFICATE

              CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class D Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class D
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-9-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National


                                     A-9-2

Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class D Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any,


                                     A-9-3
will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer or the Majority Subordinate Certificateholder at a price


                                     A-9-4
determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-9-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-9-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-9-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                   _____________________________________________
                                       Signature by or on behalf of Assignor



                                   _____________________________________________
                                       Signature Guaranteed



                                     A-9-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.


                                     A-9-9

                                  EXHIBIT A-10

                           FORM OF CLASS E CERTIFICATE

              CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class E Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class E
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-10-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E


                                     A-10-2

Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class E Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-10-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master


                                     A-10-4

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the


                                     A-10-5

Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-10-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Certificate Registrar



                                             By:
                                                --------------------------------
                                                    Authorized Representative


                                     A-10-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                             By:
                                                --------------------------------
                                                      Authorized Representative



                                     A-10-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                   _____________________________________________
                                       Signature by or on behalf of Assignor



                                   _____________________________________________
                                       Signature Guaranteed


                                     A-10-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                    A-10-10

                                  EXHIBIT A-11

                           FORM OF CLASS F CERTIFICATE

              CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class F Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class F
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-11-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                     A-11-2

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class F Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-11-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master


                                     A-11-4

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the


                                     A-11-5

Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-11-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                     as Certificate Registrar



                                             By:
                                                --------------------------------
                                                      Authorized Representative


                                     A-11-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                             By:
                                                --------------------------------
                                                      Authorized Representative


                                     A-11-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                    ____________________________________________
                                       Signature by or on behalf of Assignor



                                    ____________________________________________
                                       Signature Guaranteed



                                     A-11-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                     A-11-10

                                  EXHIBIT A-12

                           FORM OF CLASS G CERTIFICATE

              CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class G Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class G
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-12-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                     A-12-2

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class G Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-12-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master


                                     A-12-4

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the


                                     A-12-5

Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-12-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-12-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                      Authorized Representative


                                     A-12-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                ________________________________________________
                                        Signature by or on behalf of Assignor



                                ________________________________________________
                                        Signature Guaranteed


                                     A-12-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.


                                     A-12-10

                                  EXHIBIT A-13

                           FORM OF CLASS H CERTIFICATE

              CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class H Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class H
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-13-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                     A-13-2

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class H Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-13-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master


                                     A-13-4

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement


                                     A-13-5
at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-13-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Certificate Registrar



                                             By:
                                                --------------------------------
                                                    Authorized Representative


                                     A-13-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                             By:
                                                --------------------------------
                                                      Authorized Representative


                                     A-13-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                   _____________________________________________
                                       Signature by or on behalf of Assignor



                                   _____________________________________________
                                       Signature Guaranteed



                                     A-13-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                    A-13-10

                                  EXHIBIT A-14

                           FORM OF CLASS J CERTIFICATE

              CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class J Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class J
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-14-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                     A-14-2

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class J Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-14-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master


                                     A-14-4

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement


                                     A-14-5
at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-14-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                       Authorized Representative

                                     A-14-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class J Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 ------------------------------
                                                      Authorized Representative



                                     A-14-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                    ____________________________________________
                                       Signature by or on behalf of Assignor



                                    ____________________________________________
                                         Signature Guaranteed


                                     A-14-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                     A-14-10

                                  EXHIBIT A-15

                           FORM OF CLASS K CERTIFICATE

              CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class K Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class K
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-15-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.


                                     A-15-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable


                                     A-15-3

Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class K Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class K Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                     A-15-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master


                                     A-15-5

Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-15-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Certificate Registrar



                                             By:
                                                --------------------------------
                                                      Authorized Representative



                                     A-15-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                             By:
                                                --------------------------------
                                                      Authorized Representative



                                     A-15-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                  ______________________________________________
                                       Signature by or on behalf of Assignor


                                  ______________________________________________
                                       Signature Guaranteed



                                     A-15-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                    A-15-10

                                  EXHIBIT A-16

                           FORM OF CLASS L CERTIFICATE

              CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class L Certificates as
                                                             of the Closing Date: $_________
-----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class L
                                                             Certificate as of the Closing Date: $_________
-----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
-----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
-----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
-----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
-----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
-----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-16-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.


                                     A-16-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class L Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable


                                     A-16-3

Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class L Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class L Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                     A-16-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master


                                     A-16-5

Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-16-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-16-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class L Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                       Authorized Representative



                                     A-16-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                 _______________________________________________
                                     Signature by or on behalf of Assignor



                                 _______________________________________________
                                     Signature Guaranteed



                                     A-16-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                    A-16-10

                                  EXHIBIT A-17

                           FORM OF CLASS M CERTIFICATE

              CLASS M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class M Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class M
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-17-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.


                                     A-17-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES AND THE CLASS L CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS N AND THE CLASS O CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal amount of this Class M Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class M Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable



                                     A-17-3

Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class M Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                     A-17-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master


                                     A-17-5

Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class M Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-17-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-17-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-17-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                   _____________________________________________
                                      Signature by or on behalf of Assignor



                                   _____________________________________________
                                      Signature Guaranteed


                                     A-17-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                    A-17-10

                                  EXHIBIT A-18

                           FORM OF CLASS N CERTIFICATE

              CLASS N COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class N Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class N
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-18-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS XC CERTIFICATES, THE CLASS XP CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING

                                     A-18-2

CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS O CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal amount of this Class N Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class N Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business


                                     A-18-3

Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class N Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class N Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new


                                     A-18-4

Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                     A-18-5

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class N Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-18-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                                 as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                     Authorized Representative


                                     A-18-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class N Certificates referred to in the within-mentioned Agreement.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                                 as Authenticating Agent



                                            By:
                                               ---------------------------------
                                                     Authorized Representative



                                     A-18-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                      __________________________________________
                                         Signature by or on behalf of Assignor



                                      __________________________________________
                                         Signature Guaranteed



                                     A-18-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                    A-18-10

                                  EXHIBIT A-19

                           FORM OF CLASS O CERTIFICATE

              CLASS O COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: _________% per annum                      Class Principal Balance of the Class O Certificates as
                                                             of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Initial Certificate Principal Balance of this Class O
                                                             Certificate as of the Closing Date: $_________
----------------------------------------------------------------------------------------------------------------------
Closing Date:  _________                                     Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1                                            CUSIP No. _________
----------------------------------------------------------------------------------------------------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL


                                     A-19-1

ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

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

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING


                                     A-19-2

CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal amount of this Class O Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class O Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class O Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in


                                     A-19-3
an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class O Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class O Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                     A-19-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class O Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master


                                     A-19-5

Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class O Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-19-6

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                       Authorized Representative



                                     A-19-7

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class O Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                       Authorized Representative



                                     A-19-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                  ______________________________________________
                                      Signature by or on behalf of Assignor



                                  ______________________________________________
                                      Signature Guaranteed



                                     A-19-9

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                    A-19-10

                                  EXHIBIT A-20

                          FORM OF CLASS R-I CERTIFICATE

             CLASS R-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Percentage Interest evidenced by this Class R-I
                                                             Certificate: _________%
----------------------------------------------------------------------------------------------------------------------
Closing Date: _________                                      Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1
----------------------------------------------------------------------------------------------------------------------


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS XC, CLASS XP, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE


                                     A-20-1

MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to


                                     A-20-2
the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made


                                     A-20-3
without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-I Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

                  This Certificate represents an interest in the "residual interest" in REMIC as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee, under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed


                                     A-20-4

Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby,
(C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused


                                     A-20-5
by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership, including any entity treated as a corporation or a partnership for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-20-6

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-20-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                       Authorized Representative



                                     A-20-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-20-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                    ____________________________________________
                                         Signature by or on behalf of Assignor



                                    ____________________________________________
                                         Signature Guaranteed


                                    A-20-10

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.


                                    A-20-11

                                  EXHIBIT A-21

                         FORM OF CLASS R-II CERTIFICATE

            CLASS R-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Percentage Interest evidenced by this Class R-II
                                                             Certificate: _________%
----------------------------------------------------------------------------------------------------------------------
Closing Date: _________                                      Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer: Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1
----------------------------------------------------------------------------------------------------------------------


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS XC, CLASS XP, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND THE CLASS O CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE


                                     A-21-1

MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is


                                     A-21-2
subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-II Certificate is to be made


                                     A-21-3
without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

                  This Certificate represents an interest in the "residual interest" in REMIC II, as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee, under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed


                                     A-21-4

Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby,
(C)it intends to pay any taxes associated with holding this certificate as they become due, and (D) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused


                                     A-21-5
by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Plan" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership, including any entity treated as a corporation or a partnership for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise), an estate whose income from is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.
                  No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-21-6

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-21-7

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Certificate Registrar



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-21-8

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                   as Authenticating Agent



                                              By:
                                                 -------------------------------
                                                       Authorized Representative


                                     A-21-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                    ____________________________________________
                                        Signature by or on behalf of Assignor



                                    ____________________________________________
                                        Signature Guaranteed



                                    A-21-10

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                    A-21-11

                                  EXHIBIT A-22

                          FORM OF CLASS Z-I CERTIFICATE

             CLASS Z-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Percentage Interest evidenced by this Class Z-I
                                                             Certificate: _________%
----------------------------------------------------------------------------------------------------------------------
Closing Date: _________                                      Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer:  Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1
----------------------------------------------------------------------------------------------------------------------


THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE


                                     A-22-1

PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  This certifies that Merrill Lynch Mortgage Lending, Inc. is the registered owner of the Percentage Interest evidenced by this Class Z-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z-I Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring


                                     A-22-2
instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on Merrill Mortgage Loans, all as more specifically set forth herein and in the Agreement.

                  The Class Z-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z-I Certificates are exchangeable for new Class Z-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class Z-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such


                                     A-22-3
transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Z-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z-I Certificate without registration or qualification. Any Class Z-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class Z-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z-I Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Merrill Lynch Mortgage Lending, Inc. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Z-I Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to


                                     A-22-4
the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-22-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Certificate Registrar



                                             By:
                                                --------------------------------
                                                      Authorized Representative



                                     A-22-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Z-I Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                             By:
                                                --------------------------------
                                                      Authorized Representative



                                     A-22-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                    ____________________________________________
                                        Signature by or on behalf of Assignor



                                    ____________________________________________
                                        Signature Guaranteed



                                     A-22-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.



                                     A-22-9

                                  EXHIBIT A-23

                         FORM OF CLASS Z-II CERTIFICATE

            CLASS Z-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-MW1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          MERRILL LYNCH MORTGAGE TRUST

----------------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement: _________           Percentage Interest evidenced by this Class Z-II
                                                             Certificate: _________%
----------------------------------------------------------------------------------------------------------------------
Closing Date: _________                                      Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $_________
----------------------------------------------------------------------------------------------------------------------
First Distribution Date: _________
----------------------------------------------------------------------------------------------------------------------
Master Servicer:  Wachovia Bank, National Association        Trustee: LaSalle Bank National Association
----------------------------------------------------------------------------------------------------------------------
Special Servicer:  Lend Lease Asset Management, L.P.
----------------------------------------------------------------------------------------------------------------------
Certificate No. 1
----------------------------------------------------------------------------------------------------------------------


THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE


                                     A-23-1

PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class Z-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lend Lease Asset Management, L.P. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. (herein called the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th business day after the related Determination Date (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the 8th day of each month, or if such 8th day is not a business day, the next succeeding Business Day (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z-II Certificates will be made by the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring


                                     A-23-2
instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on Wachovia Mortgage Loans, all as more specifically set forth herein and in the Agreement.

                  The Class Z-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z-II Certificates are exchangeable for new Class Z-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class Z-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such


                                     A-23-3
transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Z-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z-II Certificate without registration or qualification. Any Class Z-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class Z-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z-II Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Wachovia Bank, National Association or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Z-II Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to


                                     A-23-4
the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-23-5

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  _________

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Certificate Registrar



                                             By:
                                                --------------------------------
                                                      Authorized Representative


                                     A-23-6

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Z-II Certificates referred to in the within-mentioned Agreement.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent



                                             By:
                                                --------------------------------
                                                      Authorized Representative


                                     A-23-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________




                                    ____________________________________________
                                       Signature by or on behalf of Assignor



                                    ____________________________________________
                                       Signature Guaranteed



                                     A-23-8

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.


                                     A-23-9

                                   EXHIBIT B
                             MORTGAGE LOAN SCHEDULE

MORTGAGE
  LOAN                                                                                                                 CUT-OFF DATE
 NUMBER         PROPERTY NAME                   ADDRESS                CITY          STATE   ZIP CODE     COUNTY          BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    1      Royal Ahold Portfolio       Various                      Various         Various   Various  Various        $74,919,760.01
   1.01    Stop & Shop-Malden          99 Charles Street            Malden             MA      8081    Middlesex      $12,481,458.36
   1.02    Stop & Shop-Southington     505 North Main St.           Southington        CT      6489    Hartford       $10,930,966.64
   1.03    Stop & Shop-Swampscott      450 Paradise Road            Swampscott         MA      1907    Essex          $10,853,442.05
   1.04    Stop & Shop-Cumberland      70 Mendon Road               Cumberland         RI      2864    Providence     $11,163,540.40
   1.05    Stop & Shop-Bristol         605 Metacom Avenue           Bristol            RI      02809   Providence     $ 8,140,081.54
                                                                    Township
   1.06    Stop & Shop-Framingham      19 Temple Street             Framingham         MA      01701   Middlesex      $ 8,992,851.99
   1.07    Giant-Sicklerville          542 Berlin-Cross Keys Rd.    Sicklerville       NJ      08081   Camden         $ 8,295,130.71
   1.08    Bi-Lo Plaza - Greenville    1315 South Pleasantburg Dr.  Greenville         SC      29605   Greenville     $ 4,062,288.31
    2      Burbank Empire Center       2004 Empire Avenue           Burbank            CA      91504   Los Angeles    $64,951,470.09
    3      U-Haul Portfolio            Various                      Various         Various   Various  Various        $64,794,526.08
   3.01    701065 U-Haul West Seattle  6343 35TH Ave SW             Seattle            WA      98126   King           $ 1,935,132.17
   3.02    706081 U-Haul Carson City   1498 East Williams Street    Carson City        NV      89701   Douglas        $   732,778.03
   3.03    715075 U-Haul Westminster   7422 Garden Grove Blvd.      Westminster        CA      92683   Orange         $ 1,373,834.18
   3.04    717081 U-Haul Poway         13210 Poway Road             Poway              CA      92064   San Diego      $ 1,330,964.17
   3.05    720058 U-Haul Bountiful     2150 S. 500 West             Bountiful          UT      84010   Davis          $   513,443.11
   3.06    730063 U-Haul Lincoln       740 N. 48th Street           Lincoln            NE      68504   Lancaster      $   414,742.39
   3.07    740068 U-Haul Wichita       2817 Kell Blvd.              Wichita Falls      TX      76308   Wichita        $   697,883.83
           Falls
   3.08    750083 U-Haul Milwaukee     505 East Capital Drive       Milwaukee          WI      53212   Milwaukee      $   793,593.62
           (Capital Dr.)
   3.09    770082 U-Haul Cincinnati    9178 Colerain Ave.           Cincinnati         OH      45239   Hamilton       $   553,322.18
   3.10    774062 U-Haul Chattanooga   4001 Hixson Pike             Chattanooga        TN      37415   Hamilton       $   355,920.76
   3.11    778056 U-Haul Ft. Walton    631 N BEAL PARKWAY           Fort Walton Beach  FL      32548   Okaloosa       $ 1,117,611.11
           Beach
   3.12    783058 U-Haul Charleston    4788 Dorchester Road         North Charleston   SC      29405   Charleston     $   677,944.30
   3.13    790055 U-Haul Nashua        286 Daniel Webster Hwy.      Nashua             NH      03060   Hillsborough   $ 1,243,230.20
                                       South
   3.14    803064 U-Haul Yonkers       155 Saw Mill River Road      Yonkers            NY      10701   Westchester    $ 3,698,784.32
   3.15    818072 U-Haul-Rockville,    12025 Parklawn Drive         Rockville          MD      20852   Montgomery     $ 1,867,337.74
           MD
   3.16    824020 U-Haul Roanoke       2902 Hershberger Road        Roanoke            VA      24017   Roanoke        $ 1,003,955.74
   3.17    834024 U-Haul Denver South  2322 S. Federal Boulevard    Denver             CO      80219   Denver         $   569,273.81
   3.18    835046 U-Haul Mesquite      2349 East Hwy 80             Mesquite           TX      75150   Dallas         $   927,188.52
   3.19    883069 U-Haul Prince        5400 Oaklawn Boulevard       Prince             VA      23875   Prince         $ 1,968,032.41
           George (Oaklawn)                                         George                             George
   3.20    713021 U-Haul Whittier      15707 Leffingwell Road       Whittier           CA      90603   Los Angeles    $ 1,730,751.91
   3.21    714042 U-Haul Altadena      2320 North Lincoln Ave       Altadena           CA      91001   Los Angeles    $ 1,305,042.77
   3.22    714046 U-Haul Canyon        27150 Sierra Hwy             Canyon             CA      91351   Los Angeles    $ 2,145,494.30
           Country                                                  Country
   3.23    723024 U-Haul Gilbert       1230 North Gilbert Road      Gilbert            AZ      85234   Maricopa       $ 1,528,365.60
   3.24    737025 U-Haul Austin        10125 North IH 35            Austin             TX      78753   Travis         $ 2,265,131.53
   3.25    743056 U-Haul Shreveport    1605 North Hearne            Shreveport         LA      71107   Caddo Parish   $   874,348.75
   3.26    752026 U-Haul Ann Arbor     3655 South State             Ann Arbor          MI      48104   Washtenaw      $   603,171.03
   3.27    761074 U-Haul Tulsa         6105 South peoria            Tulsa              OK      74136   Tulsa          $   419,727.28
   3.28    776054 U-Haul Forest Park   4374 Thurmond Road           Forest Park        GA      30050   Clayton        $   541,358.46
   3.29    776069 U-Haul Decatur       4360 Covington Highway       Decatur            GA      30032   Dekalb         $ 1,039,846.91
   3.30    788080 U-Haul Fort          2801 North Dixie Highway     Wilton             FL      33334   Broward        $   903,261.08
           Lauderdale                                               Manors
   3.31    793074 U-Haul Des Moines    4001 SE 14th Street          Des Moines         IA      50320   Polk           $   802,566.41
   3.32    825051 U-Haul Virginia      4950 Virginia Beach Blvd.    Viriginia          VA      23462   Virginia       $ 1,318,003.47
           Beach                                                    Beach                              Beach
   3.33    829070 U-Haul Altamonte     598 west Hwy 436             Altamonte          FL      32714   Seminole       $   620,119.64
           Springs                                                  Springs
   3.34    834021 U-Haul Littleton     4849-4859 S Santa Fe Dr      Littleton          CO      80120   Arapahoe       $   533,382.64
   3.35    836031 U-Haul Haltom City   5201 Denton Highway          Haltom City        TX      76148   Tarrant        $ 2,063,742.19
   3.36    836048 U-Haul Fort Worth    1000 Hwy 183 & 1-30          Ft. Worth          TX      76114   Tarrant        $ 1,007,943.65
   3.37    883070 U-Haul Prince        4725 Jefferson Park Road     Prince George      VA      23875   Prince         $   815,527.11
           George (Jefferson)                                                                          George
   3.38    706067 U-Haul Sacramento    5220 Auburn Blvd             Sacramento         CA      95841   Sacramento     $   891,297.35
           East                                                     East
   3.39    713044 U-Haul Covina        1961 E Covina Blvd           Covina             CA      91724   Los Angeles    $   912,233.87
   3.40    716058 U-Haul San           110 South D Street           San                CA      92401   San Bernadino  $   927,188.52
           Bernadino                                                Bernadino
   3.41    724085 U-Haul Albuquerque   4020 San Mateo NE            Albuquerque        NM      87110   Bernalillo     $   402,778.67
   3.42    744079 U-Haul San Antonio   1826 SW Military Dr.         San Antonio        TX      78221   Bexar          $   724,802.21
   3.43    746086 U-Haul Houston       6808 Bissonnet Street        Houston            TX      77074   Harris         $   829,484.79
           South
   3.44    749072 U-Haul Madison       522 West Platte Drive        Madison            WI      53719   Dane           $   681,932.20
   3.45    772021 U-Haul Old Hickory   14535 Lebanon Road           Old Hickory        TN      37138   Wilson         $ 1,609,120.73
   3.46    774056 U-Haul Asheville     387 Swannanoa River Road     Asheville          NC      28805   Buncombe       $   514,440.08
   3.47    776037 U-Haul Athens        2900 Atlanta Highway         Athens             GA      30604   Clarke         $   760,693.38
   3.48    784067 U-Haul Jacksonville  5630 Phillips Hwy            Jacksonville       FL      32207   Duval          $ 1,136,553.67
   3.49    787071 U-Haul Hialeah       6150 W. 20th Avenue          Hialeah            FL      33016   Dade           $ 1,230,269.50
           Gardens                                                  Gardens
   3.50    790061 U-Haul Concord       29 Stickney Avenue           Concord            NH      03302   Merrimack      $ 1,082,716.92
   3.51    796063 U-Haul Center        111 Connell Highway          Newport            RI      02840   Newport        $ 1,476,522.80
           Newport
   3.52    802073 U-Haul Bellerose     251-37 Jamaica Avenue        Bellerose          NY      11426   Queens         $ 3,140,477.25
   3.53    808086 U-Haul Wilmington    2920 Northeast Boulevard     Wilmington         DE      19802   New Castle     $  925,194.57
   3.54    812021 U-Haul Philadelphia  747 W. Allegheny Avenue      Philadelphia       PA      19133   Philadelphia   $ 1,325,979.28
           North
   3.55    820025 U-Haul Baltimore     2929 Washington Blvd.        Baltimore          MD      21230   Baltimore      $ 1,605,132.82
                                                                                                       City
   3.56    825064 U-Haul Chesapeake    664 Woodlake Drive           Chesapeake         VA      23320   Chesapeake     $   964,076.67
   3.57    882064 U-Haul Phoenix West  410 South 2nd Street         Phoenix West       AZ      85004   Maricopa       $ 1,360,873.48
    4      Harden Ranch Plaza          1490 North Main St.          Salinas            CA      93906   Monterey       $44,963,978.52
    5      Dominion Tower              999 Waterside Drive          Norfolk            VA      23510   Norfolk        $40,348,182.67
    6      Seven Mile Crossing         38695, 36701, 38705 &        Livonia            MI      48152   Wayne          $35,925,511.35
                                       38703 Seven Mile Crossing
    7      Bear Run Village            100 Bear Run Drive           Pittsburgh         PA      15237   Allegheny      $25,958,854.53
           Apartments
    8      Somerfield at Lakeside      9444 Harbour Point Drive     Elk Grove          CA      95758   Sacramento     $23,400,000.00
    9      Mayfair Shopping Center     10-214 East Jericho          Commack            NY      11725   Suffolk        $22,470,551.90
                                       Turnpike
    10     Keystone Technology VII,    627,629 and 633              Durham             NC      27713   Durham         $22,450,000.00
           VIII & IX                   Davis Drive                                                     County
    11     Hollywood Hills Plaza       3251 Hollywood Blvd          Hollywood          FL      33021   Broward        $22,199,619.71
    12     Bentley Place               9670 Halsey Road             Lenexa             KS      66215   Johnson        $21,343,137.41
    13     The Glens at Mill           2705 Mall of Georgia         Buford             GA      30519   Gwinnett       $20,800,000.00
           Creek Village               Boulevard
    14     Sycamore Farms Apartments   14900 North Pennsylvania     Oklahoma           OK      73134   Oklahoma       $19,848,052.76
                                       Avenue                       City
    15     Lake Meridian Marketplace   12922 SE Kent Kangley Road   Kent               WA      98031   King           $18,100,000.00
    16     Craig Market Place I        SEC of Craig & Tenaya        Las Vegas          NV      89129   Clark          $18,000,000.00
    17     Vista Ridge Apartments      1675 Sky Mountain Drive      Reno               NV      89503   Washoe         $16,725,000.00
    18     Westchester Residence Inn   5 Barker Avenue              White Plains       NY      10601   Westchester    $15,918,720.87
    19     TRW - Redondo Beach, CA     3715 Doolittle Drive         Redondo Beach      CA      90278   Los Angeles    $15,122,173.12
    20     Uptown Shopping Center      West Burnside & NW 23 Place  Portland           OR      97210   Multnomah      $14,750,000.00
                                                                                                       County
    21     Cedar Square Shopping       615 South Cumberland Street  Lebanon            TN      37087   Wilson         $14,095,146.63
           Center
    22     4400 Matthew Drive          4400 Matthew Drive           Flint              MI      48507   Genesee        $14,000,000.00
    23     Dorchester Tower            7 Dorchester Drive           Pittsburgh         PA      15241   Allegheny      $13,922,672.65
           Apartments
    24     Ballard Apartments          Various                      Seattle            WA      98107   King           $12,711,007.33
    25     Kingswick Apartments        968 Kings Highway            Thorofare          NJ      8082    Gloucester     $12,466,071.09
    26     Falls Pointe Shopping       9600 Falls of the Neuse      Raleigh            NC      27615   Wake           $11,800,000.00
           Center                      Road
    27     Pheasant Run Shopping       2005-2023 Forest Avenue      Chico              CA      95928   Butte          $11,623,214.56
           Center
    28     Island Lakes Estates
           & Villas                    7675 North First Street      Fresno             CA      93720   Fresno         $10,960,000.00
    29     Sugar Land Business Center  12610 - 12630 West           Sugar Land         TX      77478   Fort Bend      $10,886,442.76
                                       Airport Boulevard
    30     Fletcher Parkway Medical    8881 Fletcher Parkway        La Mesa            CA      91942   San Diego      $10,707,498.89
           Center
    31     Merion Building             700 South Henderson Road     Upper Merion       PA      19406   Montgomery     $10,243,530.24
    32     Rego Park Retail            Queens Boulevard &           Township
                                       63rd Avenue                  Rego Park          NY      11374   Queens         $ 9,700,273.44
    33     One Park Ten                16225 Park Ten Place         Houston            TX      77084   Harris         $ 9,517,345.21
    34     Columbus Marriott           2901 Airport Drive           Columbus           OH      43219   Franklin       $ 9,400,281.44
           Courtyard
    35     Shoppes of Lake Ave         11957 Apopka-Vineland Road   Orlando            FL      32836   Orange         $ 9,200,000.00
    36     Radisson/ Scanticon Hotel   1160 First Ave.              King of            PA      19406   Montgomery     $ 9,000,000.00
           & Convention Center                                      Prussia
    37     Lakes at College Pointe     8755 Southpointe Boulevard   Fort Myers         FL      33919   Lee            $ 8,992,564.32
           Phase I
    38     Eagle Pond Heights          300 Eagle Pond Drive         Walled Lake        MI      48390   Oakland        $ 8,981,679.14
           Apartments
    39     Colonial Village            1256 Rand Avenue             Columbus           OH      43227   Franklin       $ 8,972,816.92
           Apartments
    40     Diamond Lakes               2700 Ambassador Caffery      Lafayette          LA      70506   Lafayette      $ 8,793,052.87
                                       Parkway
    41     950 Merchants Concourse     950 Merchants Concourse      Westbury           NY      11590   Nassau         $ 8,581,914.35
    42     Coliseum Lofts Apartments   1335-1363 West Broad St.     Richmond           VA      23220   Henrico        $ 8,548,654.76
    43     80 River Street             80 River Street              Hoboken            NJ      7030    Hudson         $ 8,389,253.93
    44     NAM Apartment Portfolio     Various                      Various            MI     Various  Washtenaw      $ 8,250,000.00
  44.01    Mapleridge Apartments       2230 - 2250 Dexter Avenue    Ann Arbor          MI      48103   Washtenaw      $ 2,750,000.00
  44.02    Milan Apartments            454-491 Greentree Lane       Milan              Mi      48160   Washtenaw      $ 2,175,000.00
  44.03    Thorncrest Apartments       260 - 290 Clark Street       Saline             MI      48176   Washtenaw      $ 3,325,000.00
    45     Newington Westfarms Retail  1601-1605 Southeast Road     Newington,         CT      06111   Hartford       $ 7,543,762.32
           Center                                                   West Hartford
    46     Commerce Corporate Center   5800 S. Eastern Avenue       Commerce           CA      90040   Los Angeles    $ 7,221,336.46
    47     Foxfire/Cloister            2609 Suffolk Avenue          High Point         NC      27265   Guilford       $ 6,409,219.81
           Apartments
    48     Fresno Industrial Center    720 E. North Avenue/         Fresno             CA      93725   Fresno         $ 6,162,737.05
                                       2904-2998 S. Angus St.
    49     King City Square            400 South 42nd Street        Mount Vernon       IL      62864   Jefferson      $ 6,095,871.70
    50     King's Ridge Shopping       4351 S Hwy 27                Clermont           FL      34711   Lake           $ 5,995,033.13
           Center
    51     Bluffs Apartments           100 Winding Road             Covington          KY      41011   Kenoton        $ 5,986,713.63
    52     Summit East West            300 Centerville Road         Warwick            RI      2886    Kent           $ 5,976,625.81
    53     Stanley Park Apartments     800  Grace Street            Farmville          VA      23901   Prince         $ 5,748,034.68
                                                                                                       Edward
    54     Sierra Vista Square         920 Sierra Vista Drive       Las Vegas          NV      89109   Clark          $ 5,733,507.70
           Apartments
    55     605 5th Avenue              605 5th Avenue               New York           NY      10017   New York       $ 5,479,423.58
    56     Catalina Grove Apartments   400 North Sunrise Way        Palm Springs       CA      92262   Riverside      $ 5,300,000.00
    57     Longmeadow Professional     167, 171 & 175 Dwight Road   Longmeadow         MA      01106   Hamden         $ 5,260,000.00
           Park
    58     Steeplechase Apartments     5625 West Genesee Street     Camillus           NY      13031   Onondaga       $ 5,200,000.00
    59     Craig Market Place II       SEC Craig & Tenaya           Las Vegas          NV      89129   Clark          $ 5,122,000.00
    60     Glendora West Apartments    316-356 Meda Avenue          Glendora           CA      91741   Los Angeles    $ 4,750,700.78
    61     Town Square Wheaton         55 East Loop Road            Wheaton            IL      60187   DuPage         $ 4,593,748.97
    62     Oryan Place Apartments      320 N. Bemiston Road         Clayton            MO      63015   St. Louis      $ 4,576,639.09
    63     Edwards Plaza               0057 & 0059 Edwards
                                       Access Road                  Edwards            CO      81632   Eagle          $ 4,562,445.44
    64     Storage USA                 3318 Old Bridge Road         Woodbridge         VA      22192   Prince         $ 4,494,627.07
                                                                                                       Willilam
    65     The Corners Apartments      151 Fernwood Drive           Spartanburg        SC      29307   Spartanburg    $ 4,380,772.54
    66     La Mesa Commerce Center     5901 Severin Drive           La Mesa            CA      91942   San Diego      $ 4,373,555.35
    67     Parsons Village Shopping    710-820 Martin Luther King   Seffner            FL      33584   Hillsborough   $ 4,340,999.30
           Center                      Boulevard
    68     Kings Row Apts              1620-1700 NW 46th Avenue     Lauderhill         FL      33313   Broward        $ 4,225,703.26
    69     Maryland Park Apartments    1101 Dumont Road             Las Vegas          NV      89109   Clark          $ 4,213,184.13
    70     Lynwood Park Apartments     6200 North Hills Drive       Raleigh            NC      27609   Wake           $ 4,100,000.00
    71     Caribbean Warehouse         3500-3560 & 3600-3660 NW     Miami              FL      33178   Dade           $ 4,000,000.00
           Center II                   115th Avenue
    72     Arlington II                7145 Arlington Avenue        Riverside          CA      92503   Riverside      $ 3,975,959.43
    73     285 Fullerton Building      285 East Fullerton Avenue    Carol Stream       IL      60188   DuPage         $ 3,895,518.56
    74     Fairway Center              1867 West Market Street      Akron              OH      44313   Summit         $ 3,824,584.70
    75     Walgreen's Morgan Hill      745 E. Dunne Avenue          Morgan Hill        CA      95037   Santa Clara    $ 3,697,209.78
    76     Central Crossings           U.S. Route 360/VA State      Central            VA      23009   King           $ 3,675,183.59
           Shopping Center             Route 30                     Garage                             William
    77     University Health Park      2401 University Parkway      Sarasota           FL      34243   Manatee        $ 3,633,671.80
           Phase I
    78     Two Elm Square              Two Elm Street & 10-16
                                       Post Office Road             Andover            MA      1810    Essex          $ 3,565,934.21
    79     Moor's Landing              294 Merion Avenue            Carney's Point     NJ      08069   Salem          $ 3,500,000.00
    80     1607-1615 West Henderson    1607-1615 West Henderson     Celburne           TX      76031   Johnson        $ 3,489,428.80
           Street                      Street
    81     Cedar Grove Apartments      800 E. South Street          Alvin              TX      77511   Brazoria       $ 3,398,331.59
    82     Quinsigamond Plaza          77 Boston Turnpike           Shrewsbury         MA      1545    Worcester      $ 3,286,303.75
    83     Prairie Towne Shops         2258-2570 W. Schaumburg Rd.  Schaumburg         IL      60173   Cook           $ 3,280,072.73
    84     Wertland & Maupin           1021 Wertland Street
           Apartments                  & 1237 Preston Avenue        Charlottesville    VA      22903   Albemarle      $ 3,214,560.07
    85     Lakewood Village            1542 Arcadia Drive           Jacksonville       FL      32207   Duval          $ 3,120,000.00
           Apartments
    86     7400 Arapahoe Plaza         7400 East Arapahoe Road      Centennial         CO      80112   Arapahoe       $ 2,901,457.67
    87     Tiffany Square Apts         8044 Gleason Rd              Knoxville          TN      37919   Knox           $ 2,800,000.00
    88     3058 East Sunset Road       3058 East Sunset Road        Las Vegas          NV      89120   Clark          $ 2,780,502.28
    89     Railroad Y Apartments       1548 East Main St.           Richmond           VA      23219   Henrico        $ 2,716,394.96
    90     University Health Park II   8451 Shade Avenue            Sarasota           FL      34243   Manatee        $ 2,697,988.17
    91     Fulton Place Apartments     4042, 4052, 4062, 4072,
                                       4082, 4092 and 4102 Fulton   RoadCleveland      OH      44144   Cuyahoga       $ 2,592,536.61
    92     Barkley Park Apartments     3115 Racine Street           Bellingham         WA      98226   Whatcom        $ 2,572,462.63
    93     Town and Country Village    1835 S. Hampton Road         Glenn Heights      TX      77075   Dallas         $ 2,539,738.74
           -MHP
    94     Brentwood East Shopping     15535-15557 Old Hickory      Nashville          TN      37027   Davidson       $ 2,431,528.43
           Center                      Boulevard
    95     Carriage Hill Apartments    2300 Wilson Road             Knoxville          TN      37912   Knox           $ 2,400,000.00
    96     Allen Village Shopping      1223 McDermott Drive West    Allen              TX      75013   Collin         $ 2,383,637.89
           Center
    97     Town & Country Shopping     1204-1286 Main Street        Hamilton           OH      45013   Butler         $ 2,347,129.46
           Center                      (Hamilton-Richmond Road)
    98     Detroit One Apartments      1425 N. Detroit Street       Los Angeles        CA      90046   Los Angeles    $ 2,021,974.20
    99     4820 Coldwater Canyon       4820 Coldwater Canyon        Sherman Oaks       CA      91423   Los Angeles    $ 1,982,132.34
           Avenue                      Avenue
   100     Palm Springs Airport        255, 265, 275 N. El          Palm Springs       CA      92262   Riverside      $ 1,743,081.24
           Commerce Center             Cielo Blvd.
   101     Fresno Airport Commerce     1901-1999 Gateway Blvd.      Fresno             CA      93727   Fresno         $ 1,553,832.40
           Center

                                                                          BALLOON
                                                                            LOAN          SECURED
MORTGAGE                                                     MATURITY     REMAINING      BY GROUND     MASTER     ARD
  LOAN           PERIODIC    MORTGAGE  ORIGINAL  REMAINING    DATE OR    AMORTIZATION      LEASE      SERVICING  LOAN
 NUMBER           PAYMENT      RATE      TERM      TERM      ARD DATE       TERM           (Y/N)       FEE RATE  (Y/N)   ARD DATE
---------------------------------------------------------------------------------------------------------------------------------
   1           $ 522,042.88   7.420%      120       114        1/1/12        NAP            No          0.02%     Yes     1/1/12
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
   2           $ 453,154.91   7.470%      120       119        6/1/12        359            No          0.02%     No        NAP
   3           $ 496,027.07   7.870%      120       117        4/1/12        NAP            No          0.02%     Yes     4/1/12
  3.01
  3.02
  3.03
  3.04
  3.05
  3.06
  3.07
  3.08
  3.09
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
  3.17
  3.18
  3.19
  3.20
  3.21
  3.22
  3.23
  3.24
  3.25
  3.26
  3.27
  3.28
  3.29
  3.30
  3.31
  3.32
  3.33
  3.34
  3.35
  3.36
  3.37
  3.38
  3.39
  3.40
  3.41
  3.42
  3.43
  3.44
  3.45
  3.46
  3.47
  3.48
  3.49
  3.50
  3.51
  3.52
  3.53
  3.54
  3.55
  3.56
  3.57
   4           $ 303,021.48   7.120%      120       119        6/1/12        359            No          0.02%     No        NAP
   5           $ 283,736.73   7.520%      120       115        2/1/12        NAP            No          0.02%     Yes     2/1/12
   6           $ 249,748.09   7.420%      120       117        4/1/12        NAP            Yes         0.02%     Yes     4/1/12
   7           $ 166,566.82   6.630%      120       118        5/1/12        358            No          0.02%     No        NAP
   8           $ 150,529.69   6.670%       60        60        7/1/07        360            No          0.02%     No        NAP
   9           $ 155,938.98   7.410%      120       118        5/1/12        358            No          0.02%     No        NAP
   10          $ 157,435.10   7.530%      120       109        8/1/11        360            No          0.02%     No        NAP
   11          $ 154,989.19   7.440%      120       114        1/1/12        354            No          0.02%     No        NAP
   12          $ 144,844.59   7.190%      120       119        6/1/12        359            No          0.02%     No        NAP
   13          $ 135,600.44   6.800%      120       113       12/1/11        360            No          0.02%     No        NAP
   14          $ 133,158.72   7.005%      120       110        9/1/11        350            No          0.02%     No        NAP
   15          $ 118,481.13   6.840%      120       120        7/1/12        360            No          0.02%     No        NAP
   16          $ 119,633.59   6.990%      120       120        7/1/12        360            No          0.02%     No        NAP
   17          $ 112,510.14   7.110%      120       119        6/1/12        360            No          0.02%     No        NAP
   18          $ 123,091.50   7.890%      120       109        8/1/11        289            No          0.02%     No        NAP
   19          $ 161,458.50   7.565%      116       114       1/10/12        142            No          0.02%     No        NAP
   20          $  95,570.19   6.740%       60        60        7/1/07        NAP            No          0.02%     Yes     7/1/07
   21          $  97,489.55   7.350%      120       115        2/1/12        NAP            No          0.02%     Yes     2/1/12
   22          $  97,124.26   7.420%       61        61        8/1/07        NAP            No          0.02%     Yes     8/1/07
   23          $  86,974.27   6.330%      120       114        1/1/12        354            No          0.02%     No        NAP
   24          $  85,158.72   7.000%      120       111       10/1/11        351            No          0.02%     No        NAP
   25          $  85,611.43   7.290%      120       116        3/1/12        356            No          0.02%     No        NAP
   26          $  78,505.69   7.000%      120       120        7/1/12        360            No          0.02%     No        NAP
   27          $  80,596.54   7.370%      120       114        1/1/12        354            No          0.02%     No        NAP
   28          $  74,321.01   7.190%      120       120        7/1/12        360            No          0.02%     No        NAP
   29          $  77,037.07   7.610%       60        58        5/1/07        358            No          0.02%     No        NAP
   30          $  73,333.95   7.250%       94        89       12/1/09        355            No          0.02%     No        NAP
   31          $  69,414.29   7.130%      120       113       12/1/11        353            No          0.02%     No        NAP
   32          $  70,705.35   7.740%      120       114        1/1/12        336            No          0.02%     No        NAP
   33          $  64,011.04   7.100%      120       119        6/1/12        359            No          0.02%     No        NAP
   34          $  74,500.99   8.125%      120       104        3/1/11        284            No          0.02%     No        NAP
   35          $  66,676.15   7.280%      120       120        7/1/12        300            No          0.02%     No        NAP
   36          $  69,702.11   8.040%       48        48        7/1/06        NAP            No          0.02%     Yes     7/1/06
   37          $  59,635.65   6.960%      120       119        6/1/12        359            No          0.02%     No        NAP
   38          $  62,867.69   7.490%      120       117        4/1/12        357            No          0.02%     No        NAP
   39          $  68,719.86   7.875%       63        60        7/1/07        297            No          0.02%     No        NAP
   40          $  59,673.80   7.190%      120       119        6/1/12        359            No          0.02%     No        NAP
   41          $  59,251.60   7.350%      120       117        4/1/12        NAP            No          0.02%     Yes     4/1/12
   42          $  59,034.31   7.360%      120       118        5/1/12        358            No          0.02%     No        NAP
   43          $  58,734.02   7.500%      120       118        5/1/12        358            No          0.02%     No        NAP
   44          $  55,581.78   7.125%      120       120        7/1/12        360            No          0.02%     No        NAP
 44.01
 44.02
 44.03
   45          $  50,027.68   6.960%      120       119        6/1/12        359            No          0.02%     No        NAP
   46          $  49,457.78   7.250%       94        89       12/1/09        355            No          0.02%     No        NAP
   47          $  47,517.13   7.500%      120       117        4/1/12        297            No          0.02%     No        NAP
   48          $  44,814.03   7.250%       94        89       12/1/09        295            No          0.02%     No        NAP
   49          $  40,914.45   7.040%      120       114        1/1/12        NAP            No          0.02%     Yes     1/1/12
   50          $  39,716.87   6.950%      120       119        6/1/12        359            No          0.02%     No        NAP
   51          $  40,423.11   7.125%      120       117        4/1/12        357            No          0.02%     No        NAP
   52          $  41,236.24   7.325%       96        91        2/1/10        355            No          0.02%     No        NAP
   53          $  42,565.89   7.500%      120       118        5/1/12        298            No          0.02%     No        NAP
   54          $  38,310.48   6.980%       84        76       11/1/08        352            No          0.02%     No        NAP
   55          $  38,569.85   7.530%      120       115        2/1/12        355            No          0.02%     No        NAP
   56          $  35,939.90   7.190%      120       120        7/1/12        360            No          0.02%     No        NAP
   57          $  36,025.29   7.290%      120       120        7/1/12        360            No          0.02%     No        NAP
   58          $  35,261.79   7.190%      120       120        7/1/12        360            No          0.02%     No        NAP
   59          $  34,214.50   7.040%      120       120        7/1/12        360            No          0.02%     No        NAP
   60          $  30,055.85   6.450%       60        53       12/1/06        353            No          0.02%     No        NAP
   61          $  31,411.32   7.260%      120       118        5/1/12        NAP            No          0.02%     Yes     5/1/12
   62          $  31,446.32   7.000%      120       115        2/1/12        325            No          0.02%     No        NAP
   63          $  33,353.19   7.875%      120       107        6/1/11        347            No          0.02%     No        NAP
   64          $  32,410.43   7.210%      120       119        6/1/12        299            No          0.02%     No        NAP
   65          $  30,584.87   7.440%      120       114        1/1/12        354            No          0.02%     No        NAP
   66          $  31,803.50   7.250%       94        89       12/1/09        295            No          0.02%     No        NAP
   67          $  30,177.89   7.420%      120       117        4/1/12        357            No          0.02%     No        NAP
   68          $  30,035.01   7.375%      120       116        3/1/12        326            No          0.02%     No        NAP
   69          $  28,151.90   6.980%       84        76       11/1/08        352            No          0.02%     No        NAP
   70          $  33,838.39   6.750%      204       204        7/1/19        NAP            No          0.02%     No        NAP
   71          $  29,235.19   7.375%      120       120        7/1/12        300            No          0.02%     No        NAP
   72          $  28,912.27   7.250%       94        89       12/1/09        295            No          0.02%     No        NAP
   73          $  28,693.94   7.450%      120       119        6/1/12        299            No          0.02%     No        NAP
   74          $  27,581.87   7.750%      120       110        9/1/11        350            No          0.02%     No        NAP
   75          $  25,668.55   7.420%      120       119        6/1/12        NAP            No          0.02%     Yes     6/1/12
   76          $  25,504.69   7.410%      120       118        5/1/12        358            No          0.02%     No        NAP
   77          $  25,097.80   7.330%      120       114        1/1/12        354            No          0.02%     No        NAP
   78          $  25,143.96   7.560%      120       116        3/1/12        NAP            No          0.02%     Yes     3/1/12
   79          $  23,686.55   7.170%      120       120        7/1/12        360            No          0.02%     No        NAP
   80          $  26,724.39   7.875%      120       117        4/1/12        297            No          0.02%     No        NAP
   81          $  22,703.45   7.000%      120       115        2/1/12        355            No          0.02%     No        NAP
   82          $  23,667.52   7.730%      120       109        8/1/11        349            No          0.02%     No        NAP
   83          $  23,788.88   7.220%      120       115        2/1/12        295            No          0.02%     No        NAP
   84          $  21,850.19   7.200%      120       118        5/1/12        358            No          0.02%     No        NAP
   85          $  21,157.08   7.190%      120       120        7/1/12        360            No          0.02%     No        NAP
   86          $  20,217.49   7.400%      120       111       10/1/11        351            No          0.02%     No        NAP
   87          $  18,628.47   7.000%      120       120        7/1/12        360            No          0.02%     No        NAP
   88          $  20,388.95   7.875%      120       103        2/1/11        343            No          0.02%     No        NAP
   89          $  18,758.57   7.360%      120       118        5/1/12        358            No          0.02%     No        NAP
   90          $  18,841.83   7.480%      120       119        6/1/12        359            No          0.02%     No        NAP
   91          $  17,407.14   7.063%      120       116        3/1/12        356            No          0.02%     No        NAP
   92          $  17,147.48   6.990%      120       116        3/1/12        356            No          0.02%     No        NAP
   93          $  17,240.10   7.160%      120       115        2/1/12        355            No          0.02%     No        NAP
   94          $  17,653.79   7.810%      120       108        7/1/11        348            No          0.02%     No        NAP
   95          $  15,967.26   7.000%      120       120        7/1/12        360            No          0.02%     No        NAP
   96          $  17,020.33   7.640%      120       109        8/1/11        349            No          0.02%     No        NAP
   97          $  16,722.16   7.680%      120       118        5/1/12        358            No          0.02%     No        NAP
   98          $  13,848.18   7.250%       60        55        2/1/07        355            No          0.02%     No        NAP
   99          $  13,575.31   7.250%       60        55        2/1/07        355            No          0.02%     No        NAP
  100          $  11,938.08   7.250%       94        89       12/1/09        355            Yes         0.02%     No        NAP
  101          $  10,641.95   7.250%       94        89       12/1/09        355            No          0.02%     No        NAP

                                                          INSURED
                                                          BY LEASE
           ADDITIONAL                                   ENHANCEMENT                             SECURED BY   INTEREST    PAYMENTS
MORTGAGE    INTEREST                  MORTGAGE           POLICY OR                 DEFEASANCE    A LETTER    RESERVE     MADE TO A
  LOAN      RATE FOR                    LOAN           ENVIRONMENTAL    CROSSED       LOAN      OF CREDIT     LOAN        LOCKBOX
 NUMBER     ARD LOAN                   SELLER           POLICY (Y/N)     (Y/N)        (Y/N)       (Y/N)       (Y/N)        (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
   1         2.00%                  Merrill Lynch          Various        No          Yes           No         Yes          Yes
  1.01                                                       No
  1.02                                                       No
  1.03                                                       No
  1.04                                                       Yes
  1.05                                                       No
  1.06                                                       No
  1.07                                                       No
  1.08                                                       No
   2          NAP                     Wachovia               Yes          No          Yes           No         Yes           No
   3         2.00%                  Merrill Lynch            No           No          Yes           No         Yes           No
  3.01                                                       No
  3.02                                                       No
  3.03                                                       No
  3.04                                                       No
  3.05                                                       No
  3.06                                                       No
  3.07                                                       No
  3.08                                                       No
  3.09                                                       No
  3.10                                                       No
  3.11                                                       No
  3.12                                                       No
  3.13                                                       No
  3.14                                                       No
  3.15                                                       No
  3.16                                                       No
  3.17                                                       No
  3.18                                                       No
  3.19                                                       No
  3.20                                                       No
  3.21                                                       No
  3.22                                                       No
  3.23                                                       No
  3.24                                                       No
  3.25                                                       No
  3.26                                                       No
  3.27                                                       No
  3.28                                                       No
  3.29                                                       No
  3.30                                                       No
  3.31                                                       No
  3.32                                                       No
  3.33                                                       No
  3.34                                                       No
  3.35                                                       No
  3.36                                                       No
  3.37                                                       No
  3.38                                                       No
  3.39                                                       No
  3.40                                                       No
  3.41                                                       No
  3.42                                                       No
  3.43                                                       No
  3.44                                                       No
  3.45                                                       No
  3.46                                                       No
  3.47                                                       No
  3.48                                                       No
  3.49                                                       No
  3.50                                                       No
  3.51                                                       No
  3.52                                                       No
  3.53                                                       No
  3.54                                                       No
  3.55                                                       No
  3.56                                                       No
  3.57                                                       No
   4          NAP                     Wachovia               No           No          Yes           No         Yes           No
   5         2.00%                  Merrill Lynch            No           No          Yes           No         Yes          Yes
   6         2.00%                  Merrill Lynch            No           No          Yes           No         Yes          Yes
   7          NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   8          NAP                     Wachovia               No           No          Yes           No         Yes           No
   9          NAP                     Wachovia               Yes          No          Yes           No         Yes           No
   10         NAP                     Wachovia               No           No          Yes           No         Yes           No
   11         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   12         NAP                     Wachovia               No           No          Yes           No         Yes           No
   13         NAP                     Wachovia               No           No          Yes           No         Yes           No
   14         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   15         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   16         NAP                     Wachovia               No          Yes          Yes           No         Yes           No
   17         NAP                     Wachovia               No           No          Yes           No         Yes           No
   18         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   19         NAP                     Wachovia               Yes          No          Yes           No         Yes          Yes
   20     Greater of (I)              Wachovia               No           No          Yes           No         Yes           No
        Initial Interest
         Rate plus 3% or
          (ii) Treasury
       Constant Maturity
          Yield plus 3%
   21        2.00%                  Merrill Lynch            No           No          Yes           No         Yes           No
   22        2.00%                  Merrill Lynch            No           No          No            No         Yes          Yes
   23         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   24         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   25         NAP                   Merrill Lynch            Yes          No          Yes           No         Yes           No
   26         NAP                     Wachovia               No           No          Yes           No         Yes           No
   27         NAP                   Merrill Lynch            No           No          No            No         Yes           No
   28         NAP                     Wachovia               No           No          Yes           No         Yes           No
   29         NAP                   Merrill Lynch            No           No          No            No         Yes           No
   30         NAP                     Wachovia               No          Yes          Yes           No         Yes           No
   31         NAP                   Merrill Lynch            No           No          No            No         Yes           No
   32         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   33         NAP                     Wachovia               No           No          Yes           No         Yes           No
   34         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   35         NAP                     Wachovia               No           No          Yes           No         Yes           No
   36  Greater of initial             Wachovia               No           No          No            No         Yes           No
         rate plus 3% or
       the treasury index
            plus 3%
   37         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   38         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   39         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   40         NAP                     Wachovia               No           No          Yes           No         Yes           No
   41        2.00%                  Merrill Lynch            No           No          Yes           No         Yes          Yes
   42         NAP                     Wachovia               No           No          Yes           No         Yes           No
   43         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   44         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
 44.01                                                       No
 44.02                                                       No
 44.03                                                       No
   45         NAP                     Wachovia               No           No          Yes           No         Yes           No
   46         NAP                     Wachovia               No          Yes          Yes           No         Yes           No
   47         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   48         NAP                     Wachovia               No          Yes          Yes           No         Yes           No
   49        2.00%                  Merrill Lynch            No           No          Yes           No         Yes           No
   50         NAP                     Wachovia               No           No          Yes           No         Yes           No
   51         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   52         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   53         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   54         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   55         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   56         NAP                     Wachovia               No           No          Yes           No         Yes           No
   57         NAP                     Wachovia               No           No          Yes           No         Yes           No
   58         NAP                     Wachovia               No           No          Yes           No         Yes           No
   59         NAP                     Wachovia               No          Yes          Yes           No         Yes           No
   60         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   61     greater of (i)              Wachovia               No           No          Yes           No         Yes           No
        Initial Interest
         Rate plus 3% or
         (ii) Treasury
        Constant Maturity
          Yield plus 3%
   62         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   63         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   64         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   65         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   66         NAP                     Wachovia               No          Yes          Yes           No         Yes           No
   67         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   68         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   69         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   70         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   71         NAP                     Wachovia               No           No          Yes           No         Yes           No
   72         NAP                     Wachovia               No          Yes          Yes           No         Yes           No
   73         NAP                     Wachovia               No           No          Yes           No         Yes           No
   74         NAP                   Merrill Lynch            Yes          No          Yes           No         Yes           No
   75    Greater of 3.0%              Wachovia               No           No          Yes           No         Yes          Yes
        over the current
          coupon or 3.0%
          over the then
          corresponding
         Treasury index
   76         NAP                     Wachovia               No           No          Yes           No         Yes           No
   77         NAP                   Merrill Lynch            Yes          No          Yes           No         Yes           No
   78        2.00%                  Merrill Lynch            Yes          No          Yes           No         Yes           No
   79         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   80         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   81         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   82         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   83         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   84         NAP                     Wachovia               No           No          Yes           No         Yes           No
   85         NAP                     Wachovia               No           No          Yes           No         Yes           No
   86         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   87         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   88         NAP                   Merrill Lynch            No           No          Yes           No         Yes          Yes
   89         NAP                     Wachovia               No           No          Yes           No         Yes           No
   90         NAP                   Merrill Lynch            Yes          No          Yes           No         Yes           No
   91         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   92         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   93         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   94         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   95         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   96         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No

   97         NAP                   Merrill Lynch            No           No          Yes           No         Yes           No
   98         NAP                   Merrill Lynch            No          Yes          Yes           No         Yes           No
   99         NAP                   Merrill Lynch            No          Yes          Yes           No         Yes           No
  100         NAP                     Wachovia               No          Yes          Yes           No         Yes           No
  101         NAP                     Wachovia               No          Yes          Yes           No         Yes           No


MORTGAGE      INITIAL        INITIAL        INITIAL        ONGOING      ONGOING       AGGREGATE
  LOAN        REPAIR      ENVIRONMENTAL      TI/LC       REPLACEMENT     TI/LC          TI/LC        NUMBER       UNIT        GRACE
 NUMBER       RESERVE        RESERVE        RESERVE        RESERVE      RESERVE        AMOUNT       OF UNITS   MEASUREMENT    PERIOD
------------------------------------------------------------------------------------------------------------------------------------
   1      $     1,687.50   $         -   $           -   $         -   $        -     $         -    547330        SF           5
  1.01    $            -   $         -   $           -   $         -   $        -     $         -     79229        SF
  1.02    $            -   $         -   $           -   $         -   $        -     $         -     64948        SF
  1.03    $            -   $         -   $           -   $         -   $        -     $         -     65268        SF
  1.04    $            -   $         -   $           -   $         -   $        -     $         -     85799        SF
  1.05    $            -   $         -   $           -   $         -   $        -     $         -     63128        SF
  1.06    $            -   $         -   $           -   $         -   $        -     $         -     64917        SF
  1.07    $            -   $         -   $           -   $         -   $        -     $         -     68323        SF
  1.08    $            -   $         -   $           -   $         -   $        -     $         -     55718        SF
   2      $            -   $         -   $           -   $  3,603.33   $ 6,500.00     $500,000.00    613794        SF           5
   3      $   250,156.25   $ 85,804.50   $           -   $315,004.80   $        -     $         -   1571812        SF           5
  3.01    $            -   $         -   $           -   $  4,721.00   $        -     $         -     23605        SF
  3.02    $            -   $         -   $           -   $  4,740.00   $        -     $         -     23700        SF
  3.03    $            -   $         -   $           -   $  4,474.00   $        -     $         -     22370        SF
  3.04    $            -   $         -   $           -   $  6,384.80   $        -     $         -     31924        SF
  3.05    $            -   $         -   $           -   $  5,642.60   $        -     $         -     27801        SF
  3.06    $            -   $         -   $           -   $  3,850.00   $        -     $         -     19250        SF
  3.07    $            -   $         -   $           -   $  7,818.00   $        -     $         -     39090        SF
  3.08    $    11,500.00   $         -   $           -   $  3,799.40   $        -     $         -     18997        SF
  3.09    $            -   $         -   $           -   $  4,840.00   $        -     $         -     24150        SF
  3.10    $            -   $         -   $           -   $  3,709.80   $        -     $         -     18549        SF
  3.11    $    16,237.50   $         -   $           -   $  5,584.60   $        -     $         -     27923        SF
  3.12    $            -   $         -   $           -   $  4,010.00   $        -     $         -     20050        SF
  3.13    $            -   $ 60,000.00   $           -   $  4,593.40   $        -     $         -     22967        SF
  3.14    $            -   $ 10,500.00   $           -   $ 10,287.80   $        -     $         -     50769        SF
  3.15    $    19,875.00   $         -   $           -   $  3,645.00   $        -     $         -     18275        SF
  3.16    $    27,687.50   $         -   $           -   $  5,360.00   $        -     $         -     26800        SF
  3.17    $            -   $         -   $           -   $  3,788.60   $        -     $         -     18943        SF
  3.18    $            -   $         -   $           -   $  7,045.00   $        -     $         -     35225        SF
  3.19    $            -   $         -   $           -   $ 11,850.00   $        -     $         -     58950        SF
  3.20    $            -   $         -   $           -   $  4,657.60   $        -     $         -     23648        SF
  3.21    $            -   $         -   $           -   $  3,543.60   $        -     $         -     17718        SF
  3.22    $            -   $         -   $           -   $  8,008.80   $        -     $         -     39884        SF
  3.23    $            -   $         -   $           -   $  8,915.00   $        -     $         -     44575        SF
  3.24    $            -   $         -   $           -   $  9,035.00   $        -     $         -     45150        SF
  3.25    $    12,625.00   $         -   $           -   $  6,900.00   $        -     $         -     34500        SF
  3.26    $            -   $         -   $           -   $  3,583.20   $        -     $         -     17916        SF
  3.27    $            -   $         -   $           -   $  3,374.00   $        -     $         -     16870        SF
  3.28    $    16,000.00   $         -   $           -   $  3,814.80   $        -     $         -     19209        SF
  3.29    $    25,187.50   $         -   $           -   $  5,305.00   $        -     $         -     26525        SF
  3.30    $            -   $         -   $           -   $  3,577.60   $        -     $         -     17888        SF
  3.31    $            -   $         -   $           -   $  5,785.00   $        -     $         -     28925        SF
  3.32    $    12,062.50   $         -   $           -   $  4,735.00   $        -     $         -     23675        SF
  3.33    $            -   $  2,217.00   $           -   $  3,550.00   $        -     $         -     17750        SF
  3.34    $            -   $         -   $           -   $  3,620.00   $        -     $         -     18100        SF
  3.35    $            -   $         -   $           -   $  9,125.00   $        -     $         -     45625        SF
  3.36    $            -   $         -   $           -   $  6,140.00   $        -     $         -     30700        SF
  3.37    $            -   $         -   $           -   $  5,420.00   $        -     $         -     27100        SF
  3.38    $            -   $         -   $           -   $  4,375.00   $        -     $         -     21875        SF
  3.39    $            -   $         -   $           -   $  3,562.80   $        -     $         -     17814        SF
  3.40    $    35,500.00   $  4,740.00   $           -   $  7,241.60   $        -     $         -     36208        SF
  3.41    $            -   $         -   $           -   $  4,118.00   $        -     $         -     20590        SF
  3.42    $            -   $         -   $           -   $  4,996.80   $        -     $         -     24984        SF
  3.43    $            -   $  3,000.00   $           -   $  6,797.60   $        -     $         -     33988        SF
  3.44    $            -   $         -   $           -   $  4,528.40   $        -     $         -     22642        SF
  3.45    $            -   $         -   $           -   $  8,777.60   $        -     $         -     43738        SF
  3.46    $            -   $         -   $           -   $  3,876.20   $        -     $         -     19381        SF
  3.47    $            -   $         -   $           -   $  4,070.00   $        -     $         -     20350        SF
  3.48    $            -   $  1,597.50   $           -   $  7,249.20   $        -     $         -     34356        SF
  3.49    $            -   $         -   $           -   $  4,370.00   $        -     $         -     21850        SF
  3.50    $            -   $         -   $           -   $  4,824.00   $        -     $         -     24120        SF
  3.51    $    15,062.50   $  3,750.00   $           -   $  3,086.20   $        -     $         -     15431        SF
  3.52    $    18,200.00   $         -   $           -   $  5,011.60   $        -     $         -     24958        SF
  3.53    $    17,468.75   $         -   $           -   $  3,284.00   $        -     $         -     16420        SF
  3.54    $    22,750.00   $         -   $           -   $  4,726.80   $        -     $         -     23634        SF
  3.55    $            -   $         -   $           -   $  6,512.00   $        -     $         -     32560        SF
  3.56    $            -   $         -   $           -   $  6,660.00   $        -     $         -     33300        SF
  3.57    $            -   $         -   $           -   $ 11,703.40   $        -     $         -     58517        SF
   4      $    89,500.00   $         -   $           -   $  4,056.94   $16,700.00     $         -    324079        SF           7
   5      $            -   $         -   $           -   $  6,671.00   $30,000.00     $675,000.00    403276        SF           5
   6      $            -   $         -   $           -   $  7,038.00   $19,000.00     $450,000.00    346265        SF           5
   7      $            -   $         -   $  109,500.00   $  9,125.00   $        -     $         -       438        Units        5
   8      $   435,350.00   $         -   $           -   $  4,900.00   $        -     $         -       280        Units        7
   9      $    20,075.00   $ 87,500.00   $  254,134.61   $  2,678.09   $ 7,500.00     NAP            214673        SF           7
   10     $            -   $         -   $  250,000.00   $  2,143.87   $        -     $690,000.00    257264        SF           7
   11     $            -   $         -   $  600,000.00   $  2,878.00   $        -     $         -    345056        SF           5
   12     $    74,625.00   $         -   $           -   $ 10,645.83   $        -     $         -       510        Units        7
   13     $            -   $         -   $           -   $  4,316.67   $        -     $         -       259        Units        7
   14     $     1,000.00   $         -   $           -   $  8,391.00   $        -     $         -       398        Units        5
   15     $            -   $         -   $           -   $  2,065.17   $ 6,174.00     $518,600.00    165210        SF           5
   16     $            -   $         -   $  354,500.00   $    996.45   $        -     $150,000.00    119574        SF           7
   17     $            -   $         -   $           -   $  6,750.00   $        -     $         -       324        Units        7
   18     $   124,375.00   $         -   $           -   $ 30,006.00   $        -     $         -       122        Rooms        5
   19     $    75,000.00   $         -   $           -   $  1,684.48   $        -     $         -    126336        SF           0
   20     $    29,125.00   $         -   $           -   $  1,517.61   $        -     $100,000.00    100062        SF           7
   21     $    62,250.00   $         -   $           -   $  1,015.00   $        -     $         -    280266        SF           5
   22     $            -   $         -   $           -   $  5,094.00   $10,187.50     $621,437.50    407500        SF           5
   23     $    79,750.00   $         -   $           -   $  6,646.00   $        -     $         -       319        Units        5
   24     $            -   $         -   $           -   $  2,958.00   $        -     $         -       142        Units        5
   25     $1, 440,960.00   $250,000.00   $           -   $         -   $        -     $         -       456        Units        5
   26     $            -   $         -   $           -   $    408.77   $        -     $         -     98105        SF           7
   27     $            -   $         -   $           -   $  1,279.00   $ 6,228.00     $180,600.00    102326        SF           5
   28     $     5,156.25   $         -   $           -   $         -   $        -     $         -       198        Units        7
   29     $            -   $         -   $  800,000.00   $  2,633.00   $45,833.00     $550,000.00    315901        SF           5
   30     $    12,700.00   $         -   $           -   $  1,367.07   $ 6,666.67     $         -     82024        SF           7
   31     $            -   $         -   $           -   $  1,221.00   $ 6,066.00     $326,900.00     72892        SF           5
   32     $            -   $         -   $           -   $    569.00   $ 6,000.00     $270,000.00     34150        SF           5
   33     $            -   $         -   $           -   $  1,749.03   NAP            $750,000.00    161616        SF           7
   34     $            -   $         -   $           -   $ 15,543.00   $        -     $         -       150        Rooms        5
   35     $            -   $         -   $           -   $         -   $        -     $         -     64543        SF           7
   36     $    62,812.50   $         -   $           -   $ 90,461.43   $        -     $         -       479        Rooms        7
   37     $            -   $         -   $           -   $  2,467.00   $        -     $         -       148        Units        5
   38     $            -   $         -   $           -   $         -   $        -     $         -       201        Units        5
   39     $   232,625.00   $         -   $           -   $ 12,900.00   $        -     $         -       516        Units        5
   40     $    25,431.25   $         -   $           -   $         -   $        -     $         -       312        Units        7
   41     $            -   $         -   $           -   $    863.00   $10,500.00     $500,000.00     69039        SF           5
   42     $     2,637.50   $         -   $           -   $  3,000.00   $        -     $         -       120        Units        7
   43     $            -   $         -   $   50,000.00   $  1,069.00   $ 5,250.00     $175,000.00     43812        SF           5
   44     $   355,088.75   $         -   $           -   $         -   $        -     $         -       272        Units        5
 44.01    $   152,041.25   $         -   $           -   $         -   $        -     $         -        80        Units
 44.02    $   110,047.50   $         -   $           -   $         -   $        -     $         -        72        Units
 44.03    $    93,000.00   $         -   $           -   $         -   $        -     $         -       120        Units
   45     $            -   $         -   $           -   $    595.01   $        -     $         -     71401        SF           7
   46     $     2,625.00   $         -   $           -   $  1,103.73   $ 2,916.67     $         -     67000        SF           7
   47     $    50,703.00   $         -   $           -   $  5,857.17   $        -     $         -       226        Units        5
   48     $    34,615.00   $         -   $  100,000.00   $  3,313.56   $ 4,166.67     $         -    265085        SF           7
   49     $    62,612.50   $         -   $           -   $  1,180.00   $ 1,800.00     $100,000.00     94428        SF           5
   50     $            -   $         -   $           -   $         -   $        -     $         -     78979        SF           7
   51     $    11,875.00   $         -   $           -   $  3,397.00   $        -     $         -       160        Units        5
   52     $            -   $         -   $           -   $  1,237.00   $ 3,200.00     $200,000.00     59394        SF           5
   53     $    15,000.00   $         -   $           -   $  3,425.50   $        -     $         -        78        Units        5
   54     $    69,338.00   $         -   $           -   $  4,375.00   $        -     $         -       175        Units        5
   55     $    24,938.00   $         -   $           -   $    438.00   $        -     $         -     17000        SF           5
   56     $    18,387.50   $         -   $           -   $         -   $        -     $         -       118        Units        7
   57     $    12,462.50   $         -   $           -   $         -   $        -     $         -     79534        SF           7
   58     $            -   $         -   $           -   $         -   $        -     $         -       146        Units        7
   59     $            -   $         -   $           -   $    280.00   $        -     $100,000.00     33600        SF           7
   60     $    22,750.00   $         -   $           -   $  1,000.00   $        -     $         -        48        Units        5
   61     $     3,250.00   $         -   $1,403,382.00   $    255.33   NAP            $ 40,000.00     25533        SF           7
   62     $            -   $         -   $           -   $    688.00   $        -     $         -        33        Units        5
   63     $            -   $         -   $           -   $    392.00   $ 4,674.00     $107,500.00     31406        SF           5
   64     $            -   $         -   $           -   $    834.69   $        -     $         -     66775        SF           5
   65     $            -   $         -   $           -   $  4,297.00   $        -     $         -       176        SF           5
   66     $            -   $         -   $           -   $    865.10   $ 1,666.67     $         -     57673        SF           7
   67     $            -   $         -   $  340,000.00   $    968.00   $ 3,333.00     $120,000.00     77670        SF           5
   68     $    26,875.00   $         -   $           -   $  2,479.17   $        -     $         -       119        Units        5
   69     $   103,000.00   $         -   $           -   $  3,375.00   $        -     $         -       135        Units        5
   70     $    25,000.00   $         -   $           -   $  3,268.00   $        -     $         -       152        Units        5
   71     $            -   $         -   $           -   $         -   $        -     NAP             90779        SF           7
   72     $     1,500.00   $         -   $   85,000.00   $  2,187.72   $ 1,333.33     $         -    131263        SF           7
   73     $            -   $         -   $           -   $  1,099.25   NAP            $ 48,000.00    131910        SF           7
   74     $            -   $         -   $   50,000.00   $  1,498.00   $ 8,962.00     $283,000.00     78128        SF           5
   75     $            -   $         -   $           -   $    124.80   $        -     $         -     14976        SF           7
   76     $            -   $         -   $           -   $    441.48   NAP            $         -     52978        SF           7
   77     $            -   $         -   $           -   $    500.00   $ 3,500.00     $100,000.00     28997        SF           5
   78     $    12,500.00   $         -   $   50,000.00   $    500.00   $ 3,333.00     $125,000.00     29986        SF           5
   79     $    16,875.00   $         -   $           -   $  2,500.00   $        -     $         -       121        Units        5
   80     $            -   $         -   $           -   $  1,308.00   $ 3,095.00     $ 65,000.00    104666        SF          10
   81     $            -   $         -   $           -   $  3,500.00   $        -     $         -       168        Units        5
   82     $    86,250.00   $         -   $           -   $    349.00   $ 4,428.00     $212,500.00     27881        SF           5
   83     $            -   $         -   $           -   $    193.00   $ 1,607.00     $192,840.00     15429        SF           5
   84     $       187.50   $         -   $           -   $    625.00   $        -     $         -        25        Units        7
   85     $     9,256.25   $         -   $           -   $         -   $        -     $         -       108        Units        7
   86     $    35,500.00   $         -   $           -   $    761.00   $ 4,217.00     $ 97,000.00     39627        SF           5
   87     $   146,000.00   $         -   $           -   $  4,229.17   $        -     $         -       200        Units        5
   88     $            -   $         -   $           -   $    347.00   $        -     $         -     27799        SF           5
   89     $            -   $         -   $           -   $    666.67   $        -     $         -        32        Units        7
   90     $            -   $         -   $           -   $    350.00   $ 2,000.00     $100,000.00     21460        SF           5
   91     $     1,000.00   $         -   $           -   $  1,646.00   $        -     $         -        79        Units        5
   92     $            -   $         -   $           -   $  1,083.00   $        -     $         -        52        Units        5
   93     $    43,140.00   $         -   $           -   $    675.00   $        -     $         -       150        Pads        10
   94     $            -   $         -   $           -   $    237.00   $   834.00     $100,080.00     18984        SF           5
   95     $   848,125.00   $         -   $           -   $  3,000.00   $        -     $         -       144        Units        5
   96     $            -   $         -   $  108,187.74   $    250.00   $ 2,222.00     $200,000.00     20000        SF           5
   97     $            -   $         -   $           -   $  1,009.00   $ 3,334.00     $200,000.00     80709        SF           5
   98     $            -   $         -   $           -   $    333.00   $        -     $         -        16        Units        5
   99     $       375.00   $         -   $           -   $    375.00   $        -     $         -        18        Units        5
  100     $            -   $         -   $           -   $  1,414.73   $ 2,500.00     $         -     62877        SF           7
  101     $    18,250.00   $         -   $           -   $    640.53   $ 1,500.00     $         -     51844        SF           7

MORTGAGE                            SPECIFIC                    ORIGINAL             INTEREST
  LOAN       PROPERTY               PROPERTY                    PRINCIPAL             ACCRUAL
 NUMBER        TYPE                   TYPE                       BALANCE              METHOD
------------------------------------------------------------------------------------------------
   1          Retail                Anchored                 $75,250,000.00          Actual 360
  1.01        Retail                Anchored                 $12,536,475.58
  1.02        Retail                Anchored                 $10,979,149.42
  1.03        Retail                Anchored                 $10,901,283.11
  1.04        Retail                Anchored                 $11,212,748.34
  1.05        Retail                Anchored                 $ 8,175,962.33
  1.06        Retail                Anchored                 $ 9,032,491.72
  1.07        Retail                Anchored                 $ 8,331,694.95
  1.08        Retail                Anchored                 $ 4,080,194.54
   2          Retail                Anchored                 $65,000,000.00          Actual 360
   3          Self Storage          Self Storage             $64,991,000.00          Actual 360
  3.01        Self Storage          Self Storage             $ 1,941,000.00
  3.02        Self Storage          Self Storage             $   735,000.00
  3.03        Self Storage          Self Storage             $ 1,378,000.00
  3.04        Self Storage          Self Storage             $ 1,335,000.00
  3.05        Self Storage          Self Storage             $   515,000.00
  3.06        Self Storage          Self Storage             $   416,000.00
  3.07        Self Storage          Self Storage             $   700,000.00
  3.08        Self Storage          Self Storage             $   796,000.00
  3.09        Self Storage          Self Storage             $   555,000.00
  3.10        Self Storage          Self Storage             $   357,000.00
  3.11        Self Storage          Self Storage             $ 1,121,000.00
  3.12        Self Storage          Self Storage             $   680,000.00
  3.13        Self Storage          Self Storage             $ 1,247,000.00
  3.14        Self Storage          Self Storage             $ 3,710,000.00
  3.15        Self Storage          Self Storage             $ 1,873,000.00
  3.16        Self Storage          Self Storage             $ 1,007,000.00
  3.17        Self Storage          Self Storage             $   571,000.00
  3.18        Self Storage          Self Storage             $   930,000.00
  3.19        Self Storage          Self Storage             $ 1,974,000.00
  3.20        Self Storage          Self Storage             $ 1,736,000.00
  3.21        Self Storage          Self Storage             $ 1,309,000.00
  3.22        Self Storage          Self Storage             $ 2,152,000.00
  3.23        Self Storage          Self Storage             $ 1,533,000.00
  3.24        Self Storage          Self Storage             $ 2,272,000.00
  3.25        Self Storage          Self Storage             $   877,000.00
  3.26        Self Storage          Self Storage             $   605,000.00
  3.27        Self Storage          Self Storage             $   421,000.00
  3.28        Self Storage          Self Storage             $   543,000.00
  3.29        Self Storage          Self Storage             $ 1,043,000.00
  3.30        Self Storage          Self Storage             $   906,000.00
  3.31        Self Storage          Self Storage             $   805,000.00
  3.32        Self Storage          Self Storage             $ 1,322,000.00
  3.33        Self Storage          Self Storage             $   622,000.00
  3.34        Self Storage          Self Storage             $   535,000.00
  3.35        Self Storage          Self Storage             $ 2,070,000.00
  3.36        Self Storage          Self Storage             $ 1,011,000.00
  3.37        Self Storage          Self Storage             $   818,000.00
  3.38        Self Storage          Self Storage             $   894,000.00
  3.39        Self Storage          Self Storage             $   915,000.00
  3.40        Self Storage          Self Storage             $   930,000.00
  3.41        Self Storage          Self Storage             $   404,000.00
  3.42        Self Storage          Self Storage             $   727,000.00
  3.43        Self Storage          Self Storage             $   832,000.00
  3.44        Self Storage          Self Storage             $   684,000.00
  3.45        Self Storage          Self Storage             $ 1,614,000.00
  3.46        Self Storage          Self Storage             $   516,000.00
  3.47        Self Storage          Self Storage             $   763,000.00
  3.48        Self Storage          Self Storage             $ 1,140,000.00
  3.49        Self Storage          Self Storage             $ 1,234,000.00
  3.50        Self Storage          Self Storage             $ 1,086,000.00
  3.51        Self Storage          Self Storage             $ 1,481,000.00
  3.52        Self Storage          Self Storage             $ 3,150,000.00
  3.53        Self Storage          Self Storage             $   928,000.00
  3.54        Self Storage          Self Storage             $ 1,330,000.00
  3.55        Self Storage          Self Storage             $ 1,610,000.00
  3.56        Self Storage          Self Storage             $   967,000.00
  3.57        Self Storage          Self Storage             $ 1,365,000.00
   4          Retail                Anchored                 $45,000,000.00          Actual 360
   5          Office                CBD                      $40,500,000.00          Actual 360
   6          Office                Suburban                 $36,000,000.00          Actual 360
   7          Multifamily           Conventional             $26,000,000.00          Actual 360
   8          Multifamily           Conventional             $23,400,000.00          Actual 360
   9          Retail                Anchored                 $22,500,000.00          Actual 360
   10         Office                Suburban                 $22,450,000.00          Actual 360
   11         Retail                Anchored                 $22,297,055.00          Actual 360
   12         Multifamily           Conventional             $21,360,000.00          Actual 360
   13         Multifamily           Conventional             $20,800,000.00          Actual 360
   14         Multifamily           Conventional             $19,200,000.00          Actual 360
   15         Retail                Anchored                 $18,100,000.00          Actual 360
   16         Retail                Anchored                 $18,000,000.00          Actual 360
   17         Multifamily           Conventional             $16,725,000.00          Actual 360
   18         Hospitality           Extended Stay            $16,100,000.00          Actual 360
   19         Office                Suburban                 $15,250,000.00          Actual 360
   20         Mixed Use             Retail/Multifamily       $14,750,000.00          Actual 360
   21         Retail                Anchored                 $14,150,000.00          Actual 360
   22         Industrial            Warehouse                $14,000,000.00          Actual 360
   23         Multifamily           Conventional             $14,000,000.00          Actual 360
   24         Multifamily           Conventional             $12,800,000.00          Actual 360
   25         Multifamily           Conventional             $12,500,000.00          Actual 360
   26         Retail                Anchored                 $11,800,000.00          Actual 360
   27         Retail                Anchored                 $11,675,000.00          Actual 360
   28         Multifamily           Conventional             $10,960,000.00          Actual 360
   29         Industrial            Warehouse                $10,900,000.00          Actual 360
   30         Office                Medical                  $10,750,000.00          Actual 360
   31         Office                Suburban                 $10,298,000.00          Actual 360
   32         Retail                Unanchored               $ 9,746,000.00          Actual 360
   33         Office                Suburban                 $ 9,525,000.00          Actual 360
   34         Hospitality           Limited Service Hote     $ 9,550,000.00          Actual 360
   35         Retail                Anchored                 $ 9,200,000.00          Actual 360
   36         Hospitality           Full Service             $ 9,000,000.00          Actual 360
   37         Multifamily           Conventional             $ 9,000,000.00          Actual 360
   38         Multifamily           Conventional             $ 9,000,000.00          Actual 360
   39         Multifamily           Conventional             $ 9,000,000.00          Actual 360
   40         Multifamily           Conventional/Section     $88,800,000.00          Actual 360
   41         Retail                Anchored                 $ 8,600,000.00          Actual 360
   42         Multifamily           Conventional             $ 8,560,000.00          Actual 360
   43         Office                Suburban                 $ 8,400,000.00          Actual 360
   44         Multifamily           Conventional             $ 8,250,000.00          Actual 360
 44.01        Multifamily           Conventional             $ 2,750,000.00
 44.02        Multifamily           Conventional             $ 2,175,000.00
 44.03        Multifamily           Conventional             $ 3,325,000.00
   45         Retail                Anchored                 $ 7,550,000.00          Actual 360
   46         Office                Suburban                 $ 7,250,000.00          Actual 360
   47         Multifamily           Conventional             $ 6,430,000.00          Actual 360
   48         Industrial            Distribution             $ 6,200,000.00          Actual 360
   49         Retail                Anchored                 $ 6,125,000.00          Actual 360
   50         Retail                Anchored                 $ 6,000,000.00          Actual 360
   51         Multifamily           Conventional             $ 6,000,000.00          Actual 360
   52         Office                Suburban                 $ 6,000,000.00          Actual 360
   53         Multifamily           Student                  $ 5,760,000.00          Actual 360
   54         Multifamily           Conventional             $ 5,770,000.00          Actual 360
   55         Office                CBD                      $ 5,500,000.00          Actual 360
   56         Multifamily           Conventional             $ 5,300,000.00          Actual 360
   57         Office                Suburban                 $ 5,260,000.00          Actual 360
   58         Multifamily           Conventional             $ 5,200,000.00          Actual 360
   59         Retail                Shadow Anchored          $ 5,122,000.00          Actual 360
   60         Multifamily           Conventional             $ 4,780,000.00          Actual 360
   61         Office                Suburban                 $ 4,600,000.00          Actual 360
   62         Multifamily           Conventional             $ 4,600,000.00          Actual 360
   63         Mixed Use             Office/Retail            $ 4,600,000.00          Actual 360
   64         Self Storage          Self Storage             $ 4,500,000.00          Actual 360
   65         Multifamily           Conventional             $ 4,400,000.00          Actual 360
   66         Retail                Unanchored               $ 4,400,000.00          Actual 360
   67         Retail                Shadow Anchored          $ 4,350,000.00          Actual 360
   68         Multifamily           Conventional             $ 4,240,000.00          Actual 360
   69         Multifamily           Conventional             $ 4,240,000.00          Actual 360
   70         Multifamily           Conventional             $ 4,100,000.00          Actual 360
   71         Industrial            Distribution             $ 4,000,000.00          Actual 360
   72         Industrial            Warehouse/Distribution   $ 4,000,000.00          Actual 360
   73         Industrial            Bulk                     $ 3,900,000.00          Actual 360
   74         Office                Office/Retail            $ 3,850,000.00          Actual 360
   75         Retail                Anchored                 $ 3,700,000.00          Actual 360
   76         Retail                Anchored                 $ 3,680,000.00          Actual 360
   77         Office                Medical                  $ 3,650,000.00          Actual 360
   78         Mixed Use             Office/Retail            $ 3,575,000.00          Actual 360
   79         Multifamily           Conventional             $ 3,500,000.00          Actual 360
   80         Retail                Anchored                 $ 3,500,000.00          Actual 360
   81         Multifamily           Conventional             $ 3,412,500.00          Actual 360
   82         Retail                Unanchored               $ 3,310,000.00          Actual 360
   83         Retail                Shadow Anchored          $ 3,300,000.00          Actual 360
   84         Multifamily           Student Housing          $ 3,219,000.00          Actual 360
   85         Multifamily           Conventional             $ 3,120,000.00          Actual 360
   86         Office                Suburban                 $ 2,920,000.00          Actual 360
   87         Multifamily           Conventional             $ 2,800,000.00          Actual 360
   88         Office                Suburban                 $ 2,812,000.00          Actual 360
   89         Multifamily           Conventional             $ 2,720,000.00          Actual 360
   90         Office                Medical                  $ 2,700,000.00          Actual 360
   91         Multifamily           Conventional             $ 2,600,000.00          Actual 360
   92         Multifamily           Conventional             $ 2,580,000.00          Actual 360
   93         Manufactured Housing  Manufactured Housing     $ 2,550,000.00          Actual 360
   94         Retail                Unanchored               $ 2,450,000.00          Actual 360
   95         Multifamily           Conventional             $ 2,400,000.00          Actual 360
   96         Retail                Unanchored               $ 2,401,200.00          Actual 360
   97         Retail                Anchored                 $ 2,350,000.00          Actual 360
   98         Multifamily           Conventional             $ 2,030,000.00          Actual 360
   99         Multifamily           Conventional             $ 1,990,000.00          Actual 360
  100         Office                Suburban                 $ 1,750,000.00          Actual 360
  101         Office                Suburban                 $ 1,560,000.00          Actual 360

                                   EXHIBIT C-1

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY



                                      None.




















                                      C-1-1

                                   EXHIBIT C-2

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]


Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080
Attention: ______________

Wachovia Bank, National Association
8739 Research Drive - URP4, NC 1075
Charlotte, North Carolina 28262-1075
Attention: Merrill Lynch Mortgage Trust
           Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

Wachovia Securities
One Wachovia Center NC0602
301 South College Street
Charlotte, North Carolina 28288-0166

Lend Lease Asset Management, L.P.
700 North Pearl Street
Suite 2400
Dallas, Texas 75201

Re:      Merrill Lynch Mortgage Trust
         Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

Ladies and Gentlemen:

LaSalle Bank National Association, as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii),
(iv)(b), (iv)(c), (vi), (viii) and (ix) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage. File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage


                                      C-2-1

Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct.

None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                           Respectfully,   LASALLE BANK NATIONAL ASSOCIATION

                                           -----------------------------------
                                  Name:
                                           -----------------------------------
                                  Title:
                                           -----------------------------------





                                      C-2-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Corporate Trust Services (CMBS)-Mortgage Document Custody

Re:    Merrill Lynch Mortgage Trust,
       Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of July 10, 2002 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lend Lease Asset Management, L.P., as Special Servicer, ABN AMRO Bank N.V., as fiscal agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                  The Mortgage File should be delivered to the following:


                            ---------------------------------------------------

                            ---------------------------------------------------

                            ---------------------------------------------------


                            Attn:
                                     ------------------------------------------
                            Phone:
                                     ------------------------------------------





                                      D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan paid in full.

         The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____ 2. Other.  (Describe)



         ----------------------------------------------------------------------


         ----------------------------------------------------------------------


         ----------------------------------------------------------------------


         ----------------------------------------------------------------------


         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                             WACHOVIA BANK, NATIONAL ASSOCIATION
                             as Master Servicer

                             By:
                                 ---------------------------------------------
                                 Name
                                        --------------------------------------
                                 Title:
                                        --------------------------------------




                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:  Corporate Trust Services (CMBS)-Mortgage Document Custody

         Re:  Merrill Lynch Mortgage Trust,
              Commercial Mortgage Pass-Through Certificates, Series 2002 -MW1

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of July 10, 2002 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lend Lease Asset Management, L.P., as Special Servicer, ABN AMRO Bank N.V., as fiscal agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                  The Mortgage File should be delivered to the following:



                                -----------------------------------------------

                                -----------------------------------------------

                                -----------------------------------------------


                                Attn:
                                         --------------------------------------
                                Phone:
                                         --------------------------------------



                                      D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan is being foreclosed.

_____ 2. Other.  (Describe)


         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------


         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                             LEND LEASE ASSET MANAGEMENT, L.P.
                             as Special Servicer
                             By:
                                 ---------------------------------------------
                                 Name
                                          ------------------------------------
                                 Title:
                                          ------------------------------------





                                      D-2-2

                                    EXHIBIT E

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

         "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

         In determining vacancy for the "revenue" component of Net Cash Flow for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Special Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

         In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.1% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                    EXHIBIT F
                       FORM OF UPDATED COLLECTION REPORT

                            UPDATED COLLECTION REPORT

Servicer
Wachovia Bank, National Association

For the Collection Period Ending:
Master Servicer Remittance Date
UPDATED COLLECTION REPORT



--------------------------------------------------------------------------------------------------------------------------------
    PRIMARY      PROSPECTUS PRIMARY   SCHEDULED   SCHEDULED   CURRENT   CURRENT   PAID TO DATE    UPDATED   PRIMARY    SUB
   SERVICER      LOAN         LOAN    PRINCIPAL   INTEREST   PRINCIPAL  INTEREST       AT         PAID TO   SERVICER   SERVICER
      ID          NUMBER     NUMBER   AMOUNT       AMOUNT     ADVANCE   ADVANCE   DETERMINATION    DATE       FEES       FEES
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------



--------------------------------
MASTER
SERVICER   RETAINED      NET
  FEES       FEES      ADVANCE
--------------------------------


--------------------------------


                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage
      Trust, Series 2002-MW1

Re:   Merrill Lynch Mortgage Trust,
      Commercial Mortgage Pass-Through Certificates,
      Series 2002-MW1 (the "Certificates")


Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer
by    the "Transferor" to     (the "Transferee") of a Certificate (the
"Transferred Certificate") having an initial [principal balance] [notional
amount] as of July 11, 2002 (the "Closing Date") of $     evidencing a     %
percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 10, 2002, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

              1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

              2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or


                                     G-1-1
         would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.


                              Very truly yours,




                              -------------------------------------------------
                                                      (Transferor)
                              By:
                                   --------------------------------------------
                                   Name:
                                           ------------------------------------
                                   Title:
                                           ------------------------------------







                                     G-1-2

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBS
                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage Trust, Series 2002-MW1

Re:      Merrill Lynch Mortgage Trust,
         Commercial Mortgage Pass-Through Certificates,
         Series 2002-MW1 (the "Certificates")


Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer
by        (the "Transferor") to        (the "Transferee") of a Certificate (the
"Transferred Certificate") having an initial [principal balance] [notional amount] as of July 11, 2002 (the "Closing Date") of $______evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 10, 2002, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                  2. [For Class E, Class F, Class G, Class XC or Class XP Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold


                                     G-2-1
         plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the transferred certificate in violation of the foregoing.]

                  [For Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificates] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by
         Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the transferred certificate in violation of the foregoing.]

                  3. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  4. The Transferee has been furnished a copy of the Private Placement Memorandum dated June 26, 2002 and has read such Private Placement Memorandum.

                  5. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

                  [In the case of the Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
                  5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
                  HEREIN.


                                     G-2-2

                  -AND-

                  [In the case of Class R-I, Class R-II, Class Z-I or Class Z-II Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  [In the case of Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  6. Neither the Transferee nor anyone acting on its behalf has
         (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any



                                     G-2-3
         general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.


                              Very truly yours,


                              -------------------------------------------------
                                                     (Transferee)
                              By:
                                    -------------------------------------------
                                    Name:
                                            -----------------------------------
                                    Title:
                                            -----------------------------------











                                     G-2-4

                             ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis
$     /       in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

      _______ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in
                  Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      _______ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      _______ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest


                                     G-2-5
                  annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      _______ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      _______ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      _______ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ________ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

      ________ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ________ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting


                                     G-2-6
principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.



                                      Will the Transferee be purchasing the
                                      Transferred Certificate only for the
         -------------- ------------  Transferee's own account?
              Yes            No


      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.


      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                               Print Name of Transferee




                               By:
                                     -------------------------------------------
                                      Name
                                              ----------------------------------
                                      Title:
                                              ----------------------------------
                                      Date:
                                              ----------------------------------





                                     G-2-7

                             ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         _______ The Transferee owned and/or invested on a discretionary basis $______ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

         _______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  In the case of a Class R-I, Class R-II, Class Z-I or Class Z-II Certificate, the Transferee is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity.

                                     G-2-8

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.



                                      Will the Transferee be purchasing the
                                      Transferred Certificate only for the
          ----------     ----------   Transferee's own account?
              Yes            No


         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                       Print Name of Transferee or Advisor


                       By:
                                ------------------------------------------------
                                Name
                                            ------------------------------------
                                Title:
                                            ------------------------------------












                                     G-2-9

                                   EXHIBIT G-3

                         FORM OF TRANSFEREE CERTIFICATE

                                  FOR NON-QIBS

                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage Trust, Series 2002-MW1


Re:      Merrill Lynch Mortgage Trust,
         Commercial Mortgage Pass-Through Certificates,
         Series 2002-MW1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to _________________ (the "Transferee") of a
Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of July 11, 2002 (the "Closing Date") of $___________ evidencing a ___% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 10, 2002, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an


                                     G-3-1
opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based. Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

                  [In the case of Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  -AND-

                  [In the case of Class R-I, Class R-II, Class Z-I or Class Z-II Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  [In the case of Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A


                                     G-3-2

PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

      6. The Transferee has been furnished a copy of the Private Placement Memorandum dated June 26, 2002 and has read such Private Placement Memorandum.

      7. The Transferee is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      8. [For Class E, Class F, Class G, Class XC or Class XP Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements


                                     G-3-3
for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the transferred certificate in violation of the foregoing.]

      9. [For Class H, Class J, Class K, Class L, Class M, Class N, and Class O Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the transferred certificate in violation of the foregoing.]



                             Very truly yours,




                             -------------------------------------------------
                                                   (Transferee)
                             By:
                                  --------------------------------------------
                                  Name:
                                          ------------------------------------
                                  Title:
                                          ------------------------------------








                                     G-3-4

                                    EXHIBIT-H

                   FORM OF PROSPECTIVE TRANSFEREE CERTIFICATE

                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Asset Backed Securities Trust Services Group, Merrill Lynch Mortgage Trust, Series 2002-MW1


Re:      Merrill Lynch Mortgage Trust,
         Commercial Mortgage Pass-Through Certificates,
         Series 2002-MW1 (the "Certificates")


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to ____________________ (the
"Transferee") of the Class ___ Certificates (the "Transferred Certificate")' having an initial [principal balance] [notional amount] as of July 11, 2002 (the "Closing Date") of $____________ evidencing a ____% interest in the Classes to which they belong. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of July 10, 2002 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

                  [For Class E, Class F, Class G, Class XC or Class XP Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the transferred certificate in violation of the foregoing.]

                  [For Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.] [The Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60. The Transferee will not transfer the transferred certificate in violation of the foregoing.]

                  [For Class R-I, Class R-II, Class Z-I or Class Z-II Certificates.] [The Transferee is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan").]

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.



                        -------------------------------------------------------
                                               [Name of Transferee]
                        By:
                              -------------------------------------------------
                              Name:
                                      -----------------------------------------
                              Title:
                                      -----------------------------------------

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                        PURSUANT TO SECTION 5.02(d)(i)(2)

STATE OF NEW YORK        )

                         )       ss.:

COUNTY OF NEW YORK

         [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

                  1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ______] [the United States], and the owner of the Merrill Lynch Mortgage Investors, Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, Class [R-I] [R-II] evidencing a ___% Percentage Interest in the Class to which its belongs (the "Class [R-I] [R-II]"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of July 10, 2002, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lend Lease Asset Management, L.P., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as fiscal agent.

                  2. That the Owner (i) is and will be a "Permitted Transferee" as of _____________, and (ii) is acquiring the Class [R-I] [R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization", a Plan or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following:
         (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I] [RII] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability


                                     I-1-1
         for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I] [R-II] Certificate to such Person.

The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                           A "Non-United States Person" is any Person other than
                  a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State or the District of Columbia unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal tax income purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I] [R-II] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I] [R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I] [R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-l(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I] [R-II] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

                  5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I] [R-II] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such


                                     I-1-2
         transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I] [R-II] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

                  7. That the Owner's taxpayer identification number is
         __________________.

                  8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I] [R-II] Certificates and the provisions of
         Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. That the Owner is not acquiring and will not transfer the Class [R-I] [R-II] Certificates in order to impede the assessment or collection of any tax.

                  10. That the Owner has historically paid its debts as they have come due, intends to continue to pay its debts as they come due in the future, and anticipates that it will, so long as it holds any of the Class [R-I] [R-II] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates.

                  11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I] [R-II] Certificates.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I] [R-II] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I] [R-II] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I] [R-II] Certificates.

                  13. That the Owner is not acquiring the Class [R-I] [R-II] Certificates with the intent to transfer any of the Class [R-I] [R-II] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding.

                  14. That the Owner will, in connection with any transfer that it makes of the Class [R-I] [R-II] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I]


                                     I-1-3

         [R-II] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. That the Owner will, in connection with any transfer that it makes of any Class [R-I] [R-II] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I] [R-II] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I] [R-II] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".

                  16. [The Owner has computed any consideration paid to it to acquire the Class [R-I] [R-II] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they, have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal Rate prescribed by Section 1274(d) of the Code, compounded semiannually.]

                           [The Owner has computed any consideration paid to it
                  to acquire the Class [R-I] [R-II] Certificate in accordance with the proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Owner regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Owner has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

                           [The transfer of the Class [R-I] [R-II] Certificate
                  complies with Section 6 of Revenue Procedure 2001-12 (the "Revenue Procedure"), 2001-3 I.R.B. 335 (January 16, 2001) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly,

                  (i)      the Owner is an "eligible corporation," as defined in
                           Section 860L(a)(2) of the Code, as to which income from Class [R-I] [R-II] Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Owner's two fiscal years preceding the year of the transfer, the Owner had gross assets for financial reporting purposes (excluding any obligation of a person related to the Owner within the meaning of
                           Section 860L(g) of the Code) in excess of the $100 million and net assets in excess of $10 million;

                  (iii) the Owner will transfer the Class [R-I] [R-II] Certificate only to another "eligible corporation," as defined in Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of
                           Section 4 of the Revenue Procedure;and

                                     I-1-4

                  (iv) the Owner determined the consideration paid to it to acquire the Class [R-I] [R-II] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Owner) that it has determined in good faith.]

                           [RESERVED]

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this __ day of


                                            [NAME OF OWNER]


                                            By:
                                                  Name of Officer]

                                                  [Title of Officer]

----------------------------
    [Assistant Secretary]


                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ________ day of ________,
______.


                         -------------------------------------------------
                                             NOTARY PUBLIC


                         COUNTY OF
                         STATE OF

                         My Commission expires the
                         _____ day of ___________, _______.





                                     I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(4)

                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:    Corporate Trust Services (CMBS)  -
         Merrill Lynch Mortgage Investors, Inc., Series 2002-MW1


         Re: Merrill Lynch Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 2002-MW1, Class [R-I] [R-II], evidencing a _____% percentage interest in the Class to which they belong

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to _____________ (the "Transferee") of the
captioned Class [R-I] [R-II] Certificates (the "Class [R-I] [R-II] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 10, 2002, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Class [R-I] [R-II] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor at the time of this transfer either (i) has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-l(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.



                                     I-2-1

          4. The Transferor understands that the transfer of the Class [R-I] [R-II] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the tests described above in Paragraph 3(i) or 3(ii) have been met as to any transfer.


                       Very truly yours,

                       By:
                           -----------------------------------------------
                           Name:
                                   ---------------------------------------
                           Title:
                                   ---------------------------------------



















                                     I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]
Standard & Poor's Rating Services
55 Water Street
New York, New York 10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of July 10, 2002 relating to Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

                  Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated Lend Lease Asset Management, L.P. to serve as the Special Servicer under the Agreement.

                  The designation of Lend Lease Asset Management, L.P. as Special Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle Bank National Association, the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

                  Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.


                                            Very truly yours,

                                            LASALLE BANK NATIONAL ASSOCIATION


                                            By:
                                                     Title:





                                      J-1-1

Receipt and acknowledged:

Standard & Poor's Rating Service             Moody's Investors Service, Inc.
         By:                                          By:
         Title:                                       Title:
         Date:                                        Date:
















                                     J-1-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Merrill Lynch Mortgage Trust, Series 2002-MW1

Ladies & Gentlemen:

                  Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of July 10, 2002 relating to Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the Special Servicer hereunder.


                          LEND LEASE ASSET MANAGEMENT, L.P.
                          -------------------------------------------------


                          By:
                               --------------------------------------------
                               Name:
                                       ------------------------------------
                               Title:
                                       ------------------------------------












                                     J-2-1

                                    EXHIBIT K
                           FORM OF CMSA PROPERTY FILE
                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             Cross Referenced as "P"

--------------------------------------- --------------------------------------------------------------------------------------------
SPECIFICATION                           DESCRIPTION/COMMENTS
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
Acceptable Media Types                  Magnetic Tape, Diskette, Electronic Transfer
--------------------------------------- --------------------------------------------------------------------------------------------
Character Set                           ASCI
--------------------------------------- --------------------------------------------------------------------------------------------
Field Delineation                       Comma
--------------------------------------- --------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)                1600 or 6250
--------------------------------------- --------------------------------------------------------------------------------------------
Magnetic Tape Label                     None (unlabeled )
--------------------------------------- --------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor           10285 (17 records per block )
--------------------------------------- --------------------------------------------------------------------------------------------
Physical Media Label                    Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                        Blocking Factor; Record Length
--------------------------------------- --------------------------------------------------------------------------------------------
Return Address Label                    Required for return of physical media (magnetic tape or diskette)
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
                                        FIELD             FORMAT                                                          LOAN FIELD
--------------------------------------- --------------------------------------------------------------------------------------------
FIELD NAME                              NUMBER   TYPE     EXAMPLE      DESCRIPTION/COMMENTS                                REFERENCE
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
Transaction Id                            1      AN       XXX97001     Unique Issue Identification Mnemonic                  S1, L1
--------------------------------------- --------------------------------------------------------------------------------------------
Loan ID                                   2      AN       XXX9701A     Unique Servicer Loan Number Assigned To Each          S3, L3
                                                                       Collateral Item In A Pool
--------------------------------------- --------------------------------------------------------------------------------------------
Prospectus Loan ID                        3      AN       123          Unique Identification Number Assigned To Each         S4, L4
                                                                       Collateral Item In The Prospectus
--------------------------------------- --------------------------------------------------------------------------------------------
Property ID                               4      AN       1001-001     Should contain Prospectus ID and property
                                                                       identifier, e.g., 1001-001, 1000-002
--------------------------------------- --------------------------------------------------------------------------------------------
Distribution Date                         5      AN       YYYYMMDD     Date Payments  Made To Certificateholders              L5
--------------------------------------- --------------------------------------------------------------------------------------------
Cross-Collateralized Loan Grouping        6      AN       Text         All Loans With The Same Value Are Crossed,             S75
                                                                       For example : "X02-1" would be populated in
                                                                       this field for all related loans, "X02-2" would
                                                                       be populated for the next group of related loans.
--------------------------------------- --------------------------------------------------------------------------------------------
Property Name                             7      AN       Text                                                                S55
--------------------------------------- --------------------------------------------------------------------------------------------
Property Address                          8      AN       Text                                                                S56
--------------------------------------- --------------------------------------------------------------------------------------------
Property City                             9      AN       Text                                                                S57
--------------------------------------- --------------------------------------------------------------------------------------------
Property State                            10     AN       FL                                                                  S58
--------------------------------------- --------------------------------------------------------------------------------------------
Property Zip Code                         11     AN       30303                                                               S59
--------------------------------------- --------------------------------------------------------------------------------------------
Property County                           12     AN       Text                                                                S60
--------------------------------------- --------------------------------------------------------------------------------------------
Property Type Code                        13     AN       MF                                                                  S61
--------------------------------------- --------------------------------------------------------------------------------------------
Year Built                                14     AN       YYYY                                                                S64
--------------------------------------- --------------------------------------------------------------------------------------------
Year Last Renovated                       15     AN       YYYY
--------------------------------------- --------------------------------------------------------------------------------------------
Net Square Feet At Contribution           16     Numeric  25000        RT, IN, WH, OF, MU, OT                                 S62
--------------------------------------- --------------------------------------------------------------------------------------------
# Of Units/Beds/Rooms At Contribution     17     Numeric  75           MF, MH, LO,MU, HC, SS                                  S63
--------------------------------------- --------------------------------------------------------------------------------------------
Property Status                           18     AN       1            1=FCL, 2=REO, 3=Defeased, 4=Partial Release,
                                                                       5= Released, 6= Same as at Contribution
--------------------------------------- --------------------------------------------------------------------------------------------
Allocated Percentage of Loan at           19     Numeric  0.75         Issuer to allocate loan % attributable to
Contribution                                                           property for multi-property loans
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------   ------------------------------------------------------------------------------------------------
                                    FIELD                 FORMAT                                                         LOAN FIELD
--------------------------------   ------------------------------------------------------------------------------------------------
           FIELD NAME               NUMBER    TYPE        EXAMPLE                       DESCRIPTION/COMMENTS              REFERENCE
--------------------------------   ------------------------------------------------------------------------------------------------

--------------------------------   ------------------------------------------------------------------------------------------------
Current Allocated Percentage          20    Numeric        0.75          Maintained by servicer. If not supplied in
                                                                         by Issuer or Underwriter, use Underwritting
                                                                         NOI or NCF to calculate
--------------------------------   ------------------------------------------------------------------------------------------------
Current Allocated Ending              21    Numeric     5900900.00       Calculation based on Current Allocated               L7
                                                                         Percentage and Current Ending Scheduled
Scheduled Loan Amount                                                    Principal Balance (L7) for associated loan.
--------------------------------   ------------------------------------------------------------------------------------------------
Ground Lease (Y/S/N)                  22       AN            N           Either Y=Yes, S=Subordinate, N= No ground            S74
                                                                                                         lease
--------------------------------   ------------------------------------------------------------------------------------------------
Total Reserve Balance                 23    Numeric      25000.00        For Maintenance, Repairs, & Environmental.           S77
                                                                         (Excludes Tax & Insurance Escrows). An amount
                                                                         should be printed if the value in Setup File
                                                                         field 77 is "Y"
--------------------------------   ------------------------------------------------------------------------------------------------
Most Recent Appraisal Date            24       AN        YYYYMMDD                                                             L74
--------------------------------   ------------------------------------------------------------------------------------------------
Most Recent Appraisal Value           25    Numeric     1000000.00                                                            L75
--------------------------------   ------------------------------------------------------------------------------------------------
Date Asset Expected to Be             26       AN        YYYYMMDD        Could be different dates for different               L79
Resolved or Foreclosed                                                   properties. If in Foreclosure - Expected
                                                                         Date of Foreclosure and if REO - Expected
                                                                         Sale Date.
--------------------------------   ------------------------------------------------------------------------------------------------
Foreclosure Date                      27       AN        YYYYMMDD                                                             L42
--------------------------------   ------------------------------------------------------------------------------------------------
REO Date                              28       AN        YYYYMMDD                                                             L43
--------------------------------   ------------------------------------------------------------------------------------------------
Most Recent Physical Occupancy        29    Numeric        0.75                                                               L71
--------------------------------   ------------------------------------------------------------------------------------------------
Occupancy As of Date                  30       AN        YYYYMMDD        Typically should be the effective date of
                                                                         the Rent Roll
--------------------------------   ------------------------------------------------------------------------------------------------
Date Lease Rollover Review            31       AN        YYYYMMDD        Roll over review to be completed every
                                                                         12 months
--------------------------------   ------------------------------------------------------------------------------------------------
% Sq. Feet expiring 1-12 months       32    Numeric         0.2          Apply to Property Types - RT, IN, WH, OF, MU, OT     S62
--------------------------------   ------------------------------------------------------------------------------------------------
% Sq. Feet expiring 13-24 months      33    Numeric         0.2          Apply to Property Types - RT, IN, WH, OF, MU, OT     S62
--------------------------------   ------------------------------------------------------------------------------------------------
% Sq. Feet expiring 25-36 months      34    Numeric         0.2          Apply to Property Types - RT, IN, WH, OF, MU, OT     S62
--------------------------------   ------------------------------------------------------------------------------------------------
% Sq. Feet expiring 37-48 months      35    Numeric         0.2          Apply to Property Types - RT, IN, WH, OF, MU, OT     S62
--------------------------------   ------------------------------------------------------------------------------------------------
% Sq. Feet expiring 49-60 months      36    Numeric         0.2          Apply to Property Types - RT, IN, WH, OF, MU, OT     S62
--------------------------------   ------------------------------------------------------------------------------------------------
Largest Tenant                        37       AN          Text          For Office, WH, Retail, Industrial, Other or
                                                                         Mixed Use, as applicable
--------------------------------   ------------------------------------------------------------------------------------------------
Square Feet of Largest Tenant         38    Numeric        15000
--------------------------------   ------------------------------------------------------------------------------------------------
2nd Largest Tenant                    39       AN          Text          For Office, WH, Retail, Industrial, Other or
                                                                         Mixed Use, as applicable
--------------------------------   ------------------------------------------------------------------------------------------------
Square Feet of 2nd Largest            40    Numeric        15000
Tenant
--------------------------------   ------------------------------------------------------------------------------------------------
3rd Largest Tenant                    41       AN          Text          For Office, WH, Retail, Industrial, Other or
                                                                         Mixed Use, as applicable
--------------------------------   ------------------------------------------------------------------------------------------------
Square Feet of 3rd Largest            42    Numeric        15000
Tenant
--------------------------------   ------------------------------------------------------------------------------------------------
Fiscal Year End Month                 43    Numeric         MM           Needed to indicate month ending for borrower's
                                                                         Fiscal Year.  For example : "12"
--------------------------------   ------------------------------------------------------------------------------------------------
Contribution Financials As Of         44       AN        YYYYMMDD                                                             S72
Date
--------------------------------   ------------------------------------------------------------------------------------------------
Revenue At Contribution               45    Numeric     1000000.00       Should match the prospectus if available. At         S70
                                                                         the Property Level
--------------------------------   ------------------------------------------------------------------------------------------------
Operating Expenses At                 46    Numeric     1000000.00       Should match the prospectus if available. At         S71
                                                                         the Property Level
Contribution
--------------------------------   ------------------------------------------------------------------------------------------------
NOI At Contribution                   47    Numeric     1000000.00       Should match the prospectus if available. At         S65
                                                                         the Property Level
--------------------------------   -------------------------------------------------------------------------------------------------
DSCR (NOI) At Contribution            48    Numeric         1.5          Should match the prospectus if available.            S66
--------------------------------   -------------------------------------------------------------------------------------------------
Appraisal Value At Contribution       49    Numeric     1000000.00                                                            S67
--------------------------------   -------------------------------------------------------------------------------------------------
Appraisal Date At Contribution        50       AN        YYYYMMDD                                                             S68
--------------------------------   -------------------------------------------------------------------------------------------------
Physical Occupancy At                 51    Numeric         0.9                                                               S69
Contribution
--------------------------------   -------------------------------------------------------------------------------------------------
Date of Last Inspection               52       AN        YYYYMMDD        Date of last physical site inspection
--------------------------------   -------------------------------------------------------------------------------------------------
Preceding Fiscal Year Financial       53       AN        YYYYMMDD                                                             L58
As of Date
--------------------------------   -------------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue         54    Numeric     1000000.00                                                            L52
--------------------------------   -------------------------------------------------------------------------------------------------
Preceding Fiscal Year Operating       55    Numeric     1000000.00                                                            L53
Expenses
--------------------------------   -------------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI             56    Numeric     1000000.00                                                            L54
--------------------------------   -------------------------------------------------------------------------------------------------
Preceding Fiscal Yr Debt Service      57    Numeric     1000000.00       Calculate using P20(percentage) to get the           L55
Amount                                                                   allocated amount for each property
--------------------------------   -------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NOI)      58    Numeric         1.3          Uses the property NOI and the allocated              L56
                                                                         debt service amount
--------------------------------   -------------------------------------------------------------------------------------------------
Preceding Fiscal Year Physical        59    Numeric         0.9                                                               L57
Occupancy
--------------------------------   -------------------------------------------------------------------------------------------------
Second Preceding FY Financial         60       AN        YYYYMMDD                                                             L65
As of Date
--------------------------------   -------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year          61    Numeric     1000000.00                                                            L59
Revenue
--------------------------------   -------------------------------------------------------------------------------------------------
Second Preceding FY Operating         62    Numeric     1000000.00                                                            L60
Expenses
--------------------------------   -------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NOI      63    Numeric     1000000.00                                                            L61
--------------------------------   -------------------------------------------------------------------------------------------------
Second Preceding FY Debt Service      64    Numeric     1000000.00       Calculate using P20(percentage) to get the           L62
Amount                                                                   allocated amount for each property
--------------------------------   -------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year          65    Numeric         1.3          Uses the property NOI and the allocated              L63
DSCR (NOI)                                                               debt service amount
--------------------------------   -------------------------------------------------------------------------------------------------
Second Preceding FY Physical          66    Numeric         0.9                                                               L64
Occupancy
--------------------------------   -------------------------------------------------------------------------------------------------
Property Contribution Date            67       AN        YYYYMMDD        Date Property was contributed                        L85
--------------------------------   -------------------------------------------------------------------------------------------------
Most Recent Revenue                   68    Numeric     1000000.00       Most Recent Revenue                                  L66
--------------------------------   -------------------------------------------------------------------------------------------------
Most Recent Operating Expenses        69    Numeric     1000000.00       Most Recent Operating Expenses                       L67
--------------------------------   -------------------------------------------------------------------------------------------------
Most Recent NOI                       70    Numeric     1000000.00       Most Recent Net Operating Income                     L68
--------------------------------   -------------------------------------------------------------------------------------------------
Most Recent Debt Service Amount       71    Numeric     1000000.00       Calculate using P20(percentage) to get the           L69
                                                                         allocated amount for each property
--------------------------------   -------------------------------------------------------------------------------------------------

--------------------------------   ------------------------------------------------------------------------------------------------
                                    FIELD                 FORMAT                                                     LOAN FIELD
--------------------------------   ------------------------------------------------------------------------------------------------
           FIELD NAME               NUMBER    TYPE        EXAMPLE                       DESCRIPTION/COMMENTS          REFERENCE
--------------------------------   ------------------------------------------------------------------------------------------------

--------------------------------   ------------------------------------------------------------------------------------------------
Most Recent DSCR (NOI)                 72    Numeric        2.55          Uses the property NOI and the allocated             L70
                                                                          debt service amount
---------------------------------   ------------------------------------------------------------------------------------------------
Most Recent Financial                  73       AN        YYYYMMDD        Start date used to calculate Most Recent            L72
As of Start Date                                                          information either YTD or trailing 12 months
---------------------------------   ------------------------------------------------------------------------------------------------
Most Recent Financial                  74       AN        YYYYMMDD        End date used to calculate Most Recent              L73
As of End Date                                                            information either YTD or trailing 12 months
---------------------------------   ------------------------------------------------------------------------------------------------
Most Recent Financial                  75       AN         T or Y         T= Trailing 12 months Y = Year to Date              L82
Indicator
---------------------------------   ------------------------------------------------------------------------------------------------
NCF At Contribution                    76    Numeric     1000000.00       Net Cash Flow At Contribution.   Should match       S83
                                                                          the prospectus if available.
---------------------------------   ------------------------------------------------------------------------------------------------
DSCR (NCF) At Contribution             77    Numeric         1.5          DSCR At Contribution using NCF to calculate.        S84
                                                                          Should match the prospectus if available.
---------------------------------   ------------------------------------------------------------------------------------------------
Preceding Fiscal Year NCF              78    Numeric     1000000.00       Preceding Fiscal Year Net Cash Flow related         L92
                                                                          to Financial As of Date P53.
---------------------------------   ------------------------------------------------------------------------------------------------
Preceding Fiscal Year                  79    Numeric        2.55          Preceding Fiscal Yr Debt Service Coverage           L93
DSCR (NCF)                                                                Ratio using NCF related to Financial As of
                                                                          Date P53.
---------------------------------   ------------------------------------------------------------------------------------------------
Second Preceding FY NCF                80    Numeric     1000000.00       Second Preceding Fiscal Year Net Cash               L94
                                                                          Flow related to Financial As of Date P60.
---------------------------------   ------------------------------------------------------------------------------------------------
Second Preceding FY                    81    Numeric        2.55          Second Preceding Fiscal Year Debt Service           L95
DSCR (NCF)                                                                Coverage Ratio using Net Cash Flow related
                                                                          to Financial As of Date P60.
---------------------------------   ------------------------------------------------------------------------------------------------
Most Recent NCF                        82    Numeric     1000000.00       Most Recent Net Cash Flow related                   L96
                                                                          to Financial As of Date P74.
---------------------------------   ------------------------------------------------------------------------------------------------
Most Recent DSCR (NCF)                 83    Numeric        2.55          Most Recent Debt Service Coverage Ratio             L97
                                                                          using Net Cash Flow related to Financial
                                                                          As of Date P74.
---------------------------------   ------------------------------------------------------------------------------------------------
NOI/NCF Indicator                      84       AN          Text          Indicates how NOI or Net Cash Flow was              L90
                                                                          calculated should be the same for each financial
                                                                          period.  See NOI/NCF Indicator Legend.
---------------------------------   ------------------------------------------------------------------------------------------------
Deferred Maintenance Flag              85       AN            N           Either Y=Yes or N= No, Deferred Maintenance
---------------------------------   ------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     PROPERTY TYPES CODE                                                                   NOI/NCF INDICATOR
-----------------------------------------------------   ----------------------------------------------------------------------------
            LEGEND                                                                                LEGEND
-----------------------------------------------------   ----------------------------------------------------------------------------
       MF  Multifamily                                      CMSA   Calculated using CMSA standard
-----------------------------------------------------   ----------------------------------------------------------------------------
       RT  Retail                                           PSA    Calculated using a definition given in the PSA
-----------------------------------------------------   ----------------------------------------------------------------------------
       HC  Health Care                                      U/W    Calculated using the underwriting method
-----------------------------------------------------   ----------------------------------------------------------------------------
       IN  Industrial
-----------------------------------------------------
       WH  Warehouse
-----------------------------------------------------
       MH  Mobile Home Park
-----------------------------------------------------
       OF  Office
-----------------------------------------------------
       MU  Mixed Use
-----------------------------------------------------
       LO  Lodging
-----------------------------------------------------
       SS  Self Storage
-----------------------------------------------------
       OT  Other
-----------------------------------------------------
       SE  Securities
-----------------------------------------------------


                                    EXHIBIT L
                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT
                         CMSA INVESTOR REPORTING PACKAGE
                       COMPARATIVE FINANCIAL STATUS REPORT
                               AS OF _____________
                             (PROPERTY LEVEL REPORT)
             Operating Information Reflected As NOI____ or NCF______

-------------------------------------------------------------------------------------------------------
   P4     P9   P10        P52         P21      L8       P57       P44     P51    P45   P47 OR   P48 OR
                                                                                        P76       P77
-------------------------------------------------------------------------------------------------------
                                                                ORIGINAL UNDERWRITING
-------------------------------------------------------------------------------------------------------
                                                                     INFORMATION
-------------------------------------------------------------------------------------------------------
                                                      BASE YEAR
-------------------------------------------------------------------------------------------------------
                          Last       Current        Allocated
                        Property   Allocated  Paid    Annual    Financial
Property               Inspection     Loan    Thru     Debt      Info as   %    Total   $
   ID     City  State     Date       Amount   Date   Service     of Date  Occ  Revenue NOI/NCF  (1) DSCR
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                        Yyyymmdd                           yyyymmdd
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Total:                              $                $            **      WA     $     $        WA
-------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------
  P60      P66    P61   P63 OR P80  P65 OR     P53     P59    P54  P56 OR P78   P58 OR
                                      P81                                         P79
--------------------------------------------------------------------------------------
       2ND PRECEDING ANNUAL OPERATING               PRECEDING ANNUAL OPERATING
--------------------------------------------------------------------------------------
                INFORMATION                                INFORMATION
--------------------------------------------------------------------------------------
 AS OF                  NORMALIZED          AS OF                  NORMALIZED
 -----                                      -----
--------------------------------------------------------------------------------------

 Financial                                   Financial
 Info as    %   Total       $        (1)     Info as    %   Total       $         (1)
 of Date   Occ  Revenue  NOI/NCF     DSCR    of Date   Occ  Revenue  NOI/NCF      DSCR
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
 yyyymmdd                                   yyyymmdd
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
          WA   $       $          WA                 WA   $       $          WA
--------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
  P73       P74       P30      P29   P68   P70 OR   P72 OR  (2)
                                            P82      P83
--------------------------------------------------------------------------------
                   MOST RECENT FINANCIAL                           NET CHANGE
--------------------------------------------------------------------------------
                        INFORMATION
--------------------------------------------------------------------------------
                   *NORMALIZED OR ACTUAL                          PRECEDING &
                                                                     BASIS
--------------------------------------------------------------------------------
                                                                 %
FS Start  FS End    Occ As of  %   Total   $         (1)    %    Total    (1)
  Date      Date       Date    Occ Revenue NOI/NCF   DSCR   Occ  Revenue  DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
yyyymmdd  yyyymmdd  yyyymmdd
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           WA                       $       $        WA      WA   $       WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



---------------------
(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF / Debt Service times the allocated loan percentage.
(2) Net change should compare the latest year to the Base Year.
* As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                                    EXHIBIT M
                            FORM OF REO STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                                REO STATUS REPORT
                              AS OF ______________
                             (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI______ or NCF_______




                                        P16 OR
P4        P7      P13       P9    P10   P17     L8    P21        L37          L39          L38                      L25     L11
------------------------------------------------------------------------------------------------------------------------------------
                                                      (a)        (b)          (c)          (d)        (e)=a+b+c+d
------------------------------------------------------------------------------------------------------------------------------------
                                                      ALLOCATED
                                                      ENDING                 OTHER        TOTAL
                                        SQ FT   PAID  SCHEDULED TOTAL P&I    EXPENSE      T&I                      CURRENT
PROPERTY PROPERTY PROPERTY              OR      THRU  LOAN      ADVANCES     ADVANCE      ADVANCE     TOTAL        MONTHLY  MATURITY
ID       NAME     TYPE     CITY  STATE  UNITS   DATE  AMOUNT    OUTSTANDING  OUTSTANDING  OUTSTANDING EXPOSURE     P&I      DATE
------------------------------------------------------------------------------------------------------------------------------------






           P58 OR
P53 OR     P72/P79 OR
P74        P83           P24                      P25                        L99        L77       P28           P26
------------------------------------------------------------------------------------------------------------------------------------
           (f)                                    (g)        (h)=(.90*g)- e
------------------------------------------------------------------------------------------------------------------------------------
                                      APPRAISAL
                                      BPO OR      APPRAISAL  LOSS            TOTAL                              DATE ASSET
LTM        LTM                        INTERNAL    BPO OR     USING 90%       APPRAISAL            REO           EXPECTED
NOI/NCF    DSCR          VALUATION    VALUE       INTERNAL   APPR. OR        REDUCTION  TRANSFER  ACQUISITION   TO BE
DATE      (NOI/NCF)      DATE         SOURCE (1)  VALUE      BPO (F)         REALIZED   DATE      DATE          RESOLVED    COMMENTS
------------------------------------------------------------------------------------------------------------------------------------




----------------------
REO's data reflected at the property level for relationships with more than one
(1) property should use the Allocated Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

                                    EXHIBIT N
                               FORM OF WATCH LIST

                         CMSA INVESTOR REPORTING PACKAGE
                               SERVICER WATCH LIST
                           AS OF ____________________
                               (LOAN LEVEL REPORT)




Operating Information Reflected As NOI______ or NCF________



    S4           S55          S61       S57    S58         L7         L8        L11        L56/L93      L70/L97
  -------      --------    ---------   ----   -----   ------------   ----     --------    ---------     ---------   --------------
                                                                                          PRECEDING      MOST
                                                         ENDING      PAID                 FISCAL YR     RECENT
PROSPECTUS     PROPERTY    PROPERTY                    SCHEDULED     THRU     MATURITY     DSCR NOI/    DSCR NOI/   COMMENT/ACTION
  LOAN ID        NAME        TYPE      CITY   STATE   LOAN BALANCE   DATE       DATE         NCF          NCF         TO BE TAKEN
  -------      --------    ---------   ----   -----   ------------   ----     --------    ---------     ---------   --------------




List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information. Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S INTERNAL POLICY.








Total:                                                    $

                                    EXHIBIT O
                     FORM OF DELINQUENT LOAN STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________
                               (LOAN LEVEL REPORT)

Operating Information Reflected As NOI______ or NCF________


                                                  S62 or
     S4        S55         S61     S57      S58    S63    L8        L7         L37          L39           L38                L25
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Ending     Total        Other        Total
    Loan                                          Sq Ft   Paid    Scheduled    P&I         Expense      T & I               Current
 Prospectus  Property    Property                   or    Thru       Loan    Advances      Advance      Advances     Total  Monthly
     ID        Name        Type    City    State  Units   Date     Balance  Outstanding  Outstanding   Outstanding Exposure   P&I
------------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO



90 + DAYS DELINQUENT



60 TO 89 DAYS DELINQUENT



30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER



                    L58     L54 or   L56 or
                     or    L68/L92  L70/L93
  L10      L11       L73   or L96   or L97     L74       L75                  L99        L77          L79          L76
------------------------------------------------------------------------------------------------------------------------------------
                    LTM              LTM               Appraisal   Loss        Total               Date Asset
Current             NOI/    LTM      DSCR              BPO or    using 90%  Appraisal            Expected to
Interest Maturity   NCF     NOI/     (NOI/   Valuation Internal   Appr. or  Reduction  Transfer   be Resolved    Workout
  Rate     Date     Date    NCF      NCF)      Date    Value**    BPO (f)   Realized     Date    or Foreclosed  Strategy*  Comments
------------------------------------------------------------------------------------------------------------------------------------

----------------------
FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.

*Workout Strategy should match the CMSA Loan Periodic
Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff,
NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion

                                    EXHIBIT P
                  FORM OF HISTORICAL LOAN MODIFICATION REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                       HISTORICAL LOAN MODIFICATION REPORT
                               AS OF ____________
                               (LOAN LEVEL REPORT)


         S4          S57       S58            L49                         L48            L7*        L7*          L50*
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      BALANCE      BALANCE
                                                        EXTENSION                       WHEN        AT THE                 # MTHS
                                             MOD /      PER DOCS      EFFECTIVE       SENT TO     EFFECTIVE                  FOR
    PROSPECTUS                             EXTENSION       OR           DATE OF        SPECIAL      DATE OF       OLD        RATE
        ID          CITY     STATE           FLAG       SERVICER     MODIFICATION     SERVICER   MODIFICATION     RATE      CHANGE
------------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future. Only new modifications should be added.



------------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:




   L50*       L25*       L25*           L11*         L11*                                     L47
------------------------------------------------------------------------------------------------------------------------------------
                                                                TOTAL #         (1)
                                                               MTHS FOR       REALIZED         (2) EST. FUTURE
                                                     NEW        CHANGE         LOSS TO      INTEREST LOSS TO TRUST
 NEW RATE   OLD P&I     NEW P&I     OLD MATURITY   MATURITY     OF MOD         TRUST $        $ (RATE REDUCTION)        COMMENT
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------



* The information in these columns is from a particular point in time and should not change on this report once assigned. Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                    EXHIBIT Q
                     FORM OF HISTORICAL LIQUIDATION REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                          HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                               AS OF ____________
                               (LOAN LEVEL REPORT)



    S4         S55      S61      S57     S58                    L75          L29                 L45         L7           L37
                                              (c) = b/a         (a)                    (b)       (d)         (e)          (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                             LATEST                             NET AMT                  TOTAL
                                              % RECEIVED   APPRAISAL OR   EFFECTIVE            RECEIVED      ENDING       P&I
PROSPECTUS  PROPERTY  PROPERTY  CITY   STATE      FROM       BROKERS       DATE OF    SALES      FROM      SCHEDULED    ADVANCE
 LOAN ID      NAME      TYPE                   LIQUIDATION   OPINION     LIQUIDATION  PRICE      SALE       BALANCE    OUTSTANDING
------------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

------------------------------------------------------------------------------------------------------------------------------------


TOTAL ALL LOANS:

CURRENT MONTH ONLY:
------------------------------------------------------------------------------------------------------------------------------------




     L39+L38                                             L47
       (g)               (h)       (i)=d - (f+g+h)       (k)                      (m)                    (n)=k+m        (o)=n/e
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL T & I                                                      DATE                     DATE OF                      LOSS
    AND OTHER                                                       LOSS                    MINOR ADJ       TOTAL         % OF
 EXPENSE ADVANCE      SERVICING         NET            REALIZED    PASSED     MINOR ADJ      PASSED       LOSS WITH     SCHEDULED
   OUTSTANDING      FEES EXPENSE     PROCEEDS           LOSS        THRU      TO TRUST        THRU       ADJUSTMENT      BALANCE
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------



(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.

                                    EXHIBIT R
                        FORM OF NOI ADJUSTMENT WORKSHEET

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------

                                          ------------------
Prospectus ID
                                          ------------------  ----------------   -------------------

                                          ------------------  ----------------   -------------------
Current Scheduled Loan Balance/Paid to                                                              Current Allocated Loan Amount %
Date
                                          ----------------------------------------------------------
Property Name
                                          ----------------------------------------------------------
Property Type
                                          ----------------------------------------------------------
Property Address, City, State
                                          ----------------------------------------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sq ft. ,units...
                                          ------------------  ----------------
Year Built/Year Renovated
                                          ------------------  ----------------
Cap Ex Reserve (annually)/per Unit. Etc.                                         specify annual/per unit...
(1)
                                          ------------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------
                                          (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                          Commission and TI's

====================================================================================================================================

INCOME:                                         YYYY                                                  NOTES
                                          ------------------    ----------------   -------------------

                                          ------------------    ----------------   -------------------
                                              BORROWER            ADJUSTMENT           NORMALIZED
   Statement Classification                    ACTUAL
                                          ------------------    ----------------   -------------------
   Gross Potential Rent (2)
                                          ------------------    ----------------   -------------------
     Less: Vacancy Loss
                                          ------------------    ----------------   -------------------
                   OR
                                          ------------------    ----------------   -------------------
   Base Rent (2)
                                          ------------------    ----------------   -------------------
   Expense Reimbursement
                                          ------------------    ----------------   -------------------
   Percentage Rent
                                          ------------------    ----------------   -------------------
   Parking Income
                                          ------------------    ----------------   -------------------
   Other Income
                                          ------------------    ----------------   -------------------

                                          ------------------    ----------------   -------------------
   EFFECTIVE GROSS INCOME
                                          ------------------    ----------------   -------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                          Vacancy Loss
OPERATING EXPENSES:
                                          ------------------    ----------------   -------------------
   Real Estate Taxes
                                          ------------------    ----------------   -------------------
   Property Insurance
                                          ------------------    ----------------   -------------------
   Utilities
                                          ------------------    ----------------   -------------------
   Repairs and Maintenance
                                          ------------------    ----------------   -------------------
   Janitorial
                                          ------------------    ----------------   -------------------
   Management Fees
                                          ------------------    ----------------   -------------------
   Payroll & Benefits Expense
                                          ------------------    ----------------   -------------------
   Advertising & Marketing
                                          ------------------    ----------------   -------------------
   Professional Fees
                                          ------------------    ----------------   -------------------
   General and Administrative
                                          ------------------    ----------------   -------------------
   Other Expenses                                                                                     For self-storage include
                                                                                                      franchise fees
                                          ------------------    ----------------   -------------------
   Ground Rent
                                          ------------------    ----------------   -------------------
   TOTAL OPERATING EXPENSES
                                          ------------------    ----------------   -------------------
                                          ------------------                       -------------------
   OPERATING EXPENSE RATIO
                                          ------------------                       -------------------
                                          ------------------                       -------------------
   NET OPERATING INCOME
                                          ------------------                       -------------------
                                          ------------------                       -------------------
   Leasing Commissions (3)
                                          ------------------    ----------------   -------------------
   Tenant Improvements (3)
                                          ------------------    ----------------   -------------------
   Capital Expenditures
                                          ------------------    ----------------   -------------------
   Extraordinary Capital Expenditures
                                          ------------------    ----------------   -------------------
   TOTAL CAPITAL ITEMS
                                          ------------------------------------------------------------------------------------------
                                          (3) Actual current yr, but normalize for annual if possible via contractual,
                                          U/W or other data
                                          ------------------------------------------------------------------------------------------

                                          ------------------                       -------------------
   NET CASH FLOW
                                          ------------------                       -------------------
                                          ------------------                       -------------------
   DEBT SERVICE (PER SERVICER)
                                          ------------------                       -------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          ------------------                       -------------------
                                          ------------------                       -------------------
   DSCR: (NOI/DEBT SERVICE)
                                          ------------------                       -------------------




                                      R-1

                                          ------------------                       -------------------
                                          ------------------                       -------------------
   DSCR: (NCF/DEBT SERVICE)
                                          ------------------                       -------------------

                                          ------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                          ------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND  ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers.  Methodology used is per
MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the
Operating Statement Analysis Report.


INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                      MULTIFAMILY NOI ADJUSTMENT WORKSHEET
                          (includes Mobile Home Parks)
                                 AS OF MM/DD/YY

=================================================================================================================================

PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------ ----------------   -------------------
Current Scheduled Loan Balance/Paid to                                                               Current Allocated Loan Amount %
Date
                                          ---------------------------------------------------------
Property Name
                                          ---------------------------------------------------------
Property Type
                                          ---------------------------------------------------------
Property Address, City, State
                                          ---------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                               Use second box to specify sq ft., units...
                                          ------------------ ----------------
Year Built/Year Renovated
                                          ------------------ ----------------
Cap Ex Reserve (annually)/per Unit. etc.                                      specify annual/per unit...
(1)
                                          ------------------ ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================


INCOME:                                          YYYY                                                    NOTES
                                          -------------------   ----------------   -------------------
                                               BORROWER           ADJUSTMENT           NORMALIZED
                                                ACTUAL
                                          -------------------   ----------------   -------------------
   Statement Classification
                                          -------------------   ----------------   -------------------
   Gross Potential Rent (2)                                                                            Include Pad/RV rent
                                          -------------------   ----------------   -------------------
   Less: Vacancy Loss
                                          -------------------   ----------------   -------------------
                   OR
                                          -------------------   ----------------   -------------------
   Base Rent (2)
                                          -------------------   ----------------   -------------------
   Laundry/Vending Income
                                          -------------------   ----------------   -------------------
   Parking Income
                                          -------------------   ----------------   -------------------
   Other Income                                                                                        Include forfeited
                                                                                                       security/late fees/pet
                                          -------------------   ----------------   -------------------
          `                                -------------------   ----------------   -------------------
   EFFECTIVE GROSS INCOME
                                          -------------------   ----------------   -------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $ amt for
                                          Vacancy Loss

OPERATING EXPENSES:
                                          -------------------   ----------------   -------------------
   Real Estate Taxes
                                          -------------------   ----------------   -------------------
   Property Insurance
                                          -------------------   ----------------   -------------------
   Utilities
                                          -------------------   ----------------   -------------------
   Repairs and Maintenance
                                          -------------------   ----------------   -------------------
   Management Fees
                                          -------------------   ----------------   -------------------
   Payroll & Benefits Expense
                                          -------------------   ----------------   -------------------
   Advertising & Marketing
                                          -------------------   ----------------   -------------------
   Professional Fees
                                          -------------------   ----------------   -------------------
   General and Administrative
                                          -------------------   ----------------   -------------------
   Other Expenses
                                          -------------------   ----------------   -------------------
   Ground Rent
                                          -------------------   ----------------   -------------------
   TOTAL OPERATING EXPENSES
                                          -------------------   ----------------   -------------------
                                          -------------------                      -------------------
   OPERATING EXPENSE RATIO
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   NET OPERATING INCOME
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   Capital Expenditures
                                          -------------------   ----------------   -------------------
   Extraordinary Capital Expenditures
                                          -------------------   ----------------   -------------------
   TOTAL CAPITAL ITEMS
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   NET CASH FLOW
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DEBT SERVICE (PER SERVICER)
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DSCR: (NCF/DEBT SERVICE)
                                          -------------------                      -------------------
                                          -------------------                      -------------------
                                          ------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                          ------------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax return, other)

------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS:This report should be completed annually for "Normalization" of Borrower's numbers.Methodology used is per
MBA/CMSA Standard Methodology unless otherwise noted.The "Normalized" column and corresponding comments should roll through to the
Operating Statement Analysis Report

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                        LODGING NOI ADJUSTMENT WORKSHEET
                                 AS OF MM/DD/YY

=================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------ ----------------   -------------------
Current Scheduled Loan Balance/Paid to                                                             Current Allocated Loan Amount %
Date
                                          ---------------------------------------------------------
Property Name
                                          ---------------------------------------------------------
Property Type
                                          ---------------------------------------------------------
Property Address, City, State
                                          ---------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                               Use second box to specify sqft.,units...
                                          ------------------ ----------------
Year Built/Year Renovated
                                          ------------------ ----------------
Cap Ex Reserve (annually)/per Unit. etc.                                       specify annual/per unit...
(1)
                                          ------------------ ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

INCOME:                                          YYYY                                                    NOTES
                                          -------------------   ----------------   -------------------
                                               BORROWER           ADJUSTMENT           NORMALIZED
                                                ACTUAL
                                          -------------------   ----------------   -------------------
   Statement Classification
                                          -------------------   ----------------   -------------------
   Room Revenue
                                          -------------------   ----------------   -------------------
   Food & Beverage Revenues
                                          -------------------   ----------------   -------------------
   Telephone Revenue
                                          -------------------   ----------------   -------------------
   Other Departmental Revenue
                                          -------------------   ----------------   -------------------
   Other Income
                                          -------------------   ----------------   -------------------

                                          -------------------   ----------------   -------------------
DEPARTMENTAL REVENUE: (2)
                                          -------------------   ----------------   -------------------
                                          (2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files
OPERATING EXPENSES:
                                          -------------------   ----------------   -------------------
DEPARTMENTAL
                                          -------------------   ----------------   -------------------
   Room
                                          -------------------   ----------------   -------------------
   Food & Beverage
                                          -------------------   ----------------   -------------------
   Telephone Expenses
                                          -------------------   ----------------   -------------------
   Other Dept. Expenses
                                          -------------------   ----------------   -------------------
DEPARTMENTAL EXPENSES:
                                          -------------------   ----------------   -------------------

                                          -------------------   ----------------   -------------------
DEPARTMENTAL INCOME:
                                          -------------------   ----------------   -------------------

                                          -------------------   ----------------   -------------------
GENERAL/UNALLOCATED
                                          -------------------   ----------------   -------------------
   Real Estate Taxes
                                          -------------------   ----------------   -------------------
   Property Insurance
                                          -------------------   ----------------   -------------------
   Utilities
                                          -------------------   ----------------   -------------------
   Repairs and Maintenance
                                          -------------------   ----------------   -------------------
   Franchise Fee
                                          -------------------   ----------------   -------------------
   Management Fees
                                          -------------------   ----------------   -------------------
   Payroll & Benefits
                                          -------------------   ----------------   -------------------
   Advertising & Marketing
                                          -------------------   ----------------   -------------------
   Professional Fees
                                          -------------------   ----------------   -------------------
   General and Administrative
                                          -------------------   ----------------   -------------------
   Other Expenses
                                          -------------------   ----------------   -------------------
   Ground Rent
                                          -------------------   ----------------   -------------------
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses = Dept.
Exp + General Exp.)
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   OPERATING EXPENSE RATIO
                                          -------------------                      -------------------
                                          -------------------                      -------------------
(=Departmental Revenue/(Dept. Exp. +
General Exp.))
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   NET OPERATING INCOME
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   Capital Expenditures
                                          -------------------   ----------------   -------------------
   Extraordinary Capital Expenditures
                                          -------------------   ----------------   -------------------
   TOTAL CAPITAL ITEMS
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   NET CASH FLOW
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DEBT SERVICE (PER SERVICER)
                                          -------------------                      -------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DSCR: (NCF/DEBT SERVICE)
                                          -------------------                      -------------------
                                          ------------------------------------------------------------

                                          ------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                          ------------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS:This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per
MBA/CMSA Standard Methodology unless otherwise noted.The "Normalized" column and corresponding comments should roll through to the
Operating Statement Analysis Report.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS


                       HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                 AS OF MM/DD/YY
=================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------ ----------------   -------------------
Current Scheduled Loan Balance/Paid to                                                             Current Allocated Loan Amount %
Date
                                          ---------------------------------------------------------
Property Name
                                          ---------------------------------------------------------
Property Type
                                          ---------------------------------------------------------
Property Address, City, State
                                          ---------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                               Use second box to specify sqft.,units...
                                          ------------------ ----------------
Year Built/Year Renovated
                                          ------------------ ----------------
Cap Ex Reserve (annually)/per Unit. etc.                                     specify annual/per unit...
(1)
                                          ------------------ ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

INCOME:                                          YYYY                                                    NOTES
                                          -------------------   ----------------   -------------------
                                               BORROWER           ADJUSTMENT           NORMALIZED
                                                ACTUAL
                                          -------------------   ----------------   -------------------
   Statement Classification
                                          -------------------   ----------------   -------------------
   Gross Potential Rent (2)
                                          -------------------   ----------------   -------------------
   Less: Vacancy Loss
                                          -------------------   ----------------   -------------------
                   OR
                                          -------------------   ----------------   -------------------
   Private Pay (2)
                                          -------------------   ----------------   -------------------
   Medicare/Medicaid
                                          -------------------   ----------------   -------------------
   Nursing/Medical Income
                                          -------------------   ----------------   -------------------
   Meals Income
                                          -------------------   ----------------   -------------------
   Other Income
                                          -------------------   ----------------   -------------------

                                          -------------------   ----------------   -------------------
   EFFECTIVE GROSS INCOME
                                          -------------------   ----------------   -------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Private
                                          Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
                                          -------------------   ----------------   -------------------
   Real Estate Taxes
                                          -------------------   ----------------   -------------------
   Property Insurance
                                          -------------------   ----------------   -------------------
   Utilities
                                          -------------------   ----------------   -------------------
   Repairs and Maintenance
                                          -------------------   ----------------   -------------------
   Management Fees
                                          -------------------   ----------------   -------------------
   Payroll & Benefits
                                          -------------------   ----------------   -------------------
   Advertising & Marketing
                                          -------------------   ----------------   -------------------
   Professional Fees
                                          -------------------   ----------------   -------------------
   General and Administrative
                                          -------------------   ----------------   -------------------
   Room expense - housekeeping
                                          -------------------   ----------------   -------------------
   Meal expense
                                          -------------------   ----------------   -------------------
   Other Expenses
                                          -------------------   ----------------   -------------------
   Ground Rent
                                          -------------------   ----------------   -------------------
   TOTAL OPERATING EXPENSES
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   OPERATING EXPENSE RATIO
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   NET OPERATING INCOME
                                          -------------------                      -------------------
                                          -------------------   ----------------   -------------------
   Capital Expenditures
                                          -------------------   ----------------   -------------------
   Extraordinary Capital Expenditures
                                          -------------------   ----------------   -------------------
   TOTAL CAPITAL ITEMS
                                          -------------------   ----------------   -------------------
                                          -------------------                      -------------------
   NET CASH FLOW
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DEBT SERVICE (PER SERVICER)
                                          -------------------                      -------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      -------------------
                                          -------------------                      -------------------
   DSCR: (NCF/DEBT SERVICE)
                                          -------------------                      -------------------
                                          ------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                          ------------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS:This report should be completed annually for "Normalization" of Borrower's numbers.Methodology used is per
MBA/CMSA Standard Methodology unless otherwise noted.The "Normalized" column and corresponding comments should roll through to the
Operating Statement Analysis Report

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                    EXHIBIT S
                  FORM OF OPERATING STATEMENT ANALYSIS REPORT
                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY
===================================================================================================================================
 PROPERTY OVERVIEW
                                     -----------
   PROSPECTUS ID
                                     ----------- ----------- -----------
   Current Scheduled Loan                                                Current Allocated Loan Amount %
   Balance/Paid to Date
                                     ----------------------------------------------------------------------------------------------
   Property Name
                                     ----------------------------------------------------------------------------------------------
   Property Type
                                     ----------------------------------------------------------------------------------------------
   Property Address, City, State
                                     --------------------------------------------------
   Net Rentable SF/Units/Pads,Beds                           Use second box to specify sqft.,units...
                                     -----------------------
   Year Built/Year Renovated
                                     -----------------------
   Cap Ex Reserve (annually)/per                             specify annual/per unit...
   Unit.etc. (1)
                                     ----------------------------------------------------------------
   Year of Operations                UNDERWRITING    MM/DD/YY    MM/DD/YY    MM/DD/YY       MM/DD/YY
                                     ----------------------------------------------------------------
   Occupancy Rate (physical)
                                     ----------------------------------------------------------------
   Occupancy Date
                                     ----------------------------------------------------------------
   Average Rental Rate
                                     ----------------------------------------------------------------

                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing
                                     Commission and TI's
===================================================================================================================================

INCOME:
                                                -----------------------------------------------------
   Number of Mos. Covered                                                                              (prcdng yr    (prcdng yr to
                                                                                                        to base)      2nd prcdng)
                                     ----------------------------------------------------------------------------------------------
   Period Ended                                                            PRECEDING YR.
                                     UNDERWRITING  3RD         2ND        (fm NOI Adj     TTM/YTD (2)   YYYY-U/W      YYYY-YYYY
   Statement Classification (yr)     BASE LINE     PRECEDING   PRECEDING   Sheet)         AS OF// XX    VARIANCE      VARIANCE
                                     ----------------------------------------------------------------------------------------------
   Gross Potential Rent (3)
                                     ----------------------------------------------------------------------------------------------
   Less: Vacancy Loss
                                     ----------------------------------------------------------------------------------------------
                 OR
                                     ----------------------------------------------------------------------------------------------
   Base Rent (3)
                                     ----------------------------------------------------------------------------------------------
   Expense Reimbursement
                                     ----------------------------------------------------------------------------------------------
   Percentage Rent
                                     ----------------------------------------------------------------------------------------------
   Parking Income
                                     ----------------------------------------------------------------------------------------------
   Other Income
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*EFFECTIVE GROSS INCOME
                                     ----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                     (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                     Vacancy Loss
OPERATING EXPENSES:
                                     ----------------------------------------------------------------------------------------------
   Real Estate Taxes
                                     ----------------------------------------------------------------------------------------------
   Property Insurance
                                     ----------------------------------------------------------------------------------------------
   Utilities
                                     ----------------------------------------------------------------------------------------------
   Repairs and Maintenance
                                     ----------------------------------------------------------------------------------------------
   Janitorial
                                     ----------------------------------------------------------------------------------------------
   Management Fees
                                     ----------------------------------------------------------------------------------------------
   Payroll & Benefits
                                     ----------------------------------------------------------------------------------------------
   Advertising & Marketing
                                     ----------------------------------------------------------------------------------------------
   Professional Fees
                                     ----------------------------------------------------------------------------------------------
   General and Administrative
                                     ----------------------------------------------------------------------------------------------
   Other Expenses
                                     ----------------------------------------------------------------------------------------------
   Ground Rent
                                     ----------------------------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
 *NET OPERATING INCOME
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
   Leasing Commissions
                                     ----------------------------------------------------------------------------------------------
   Tenant Improvements
                                     ----------------------------------------------------------------------------------------------
   Capital Expenditures
                                     ----------------------------------------------------------------------------------------------
   Extraordinary Capital
   Expenditures
                                     ----------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
 DEBT SERVICE (PER SERVICER)
                                     ----------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
                                     --------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                     --------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
-----------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS:Years above will roll, always showing a 3yr sequential history.Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report.Year-over-year variances (either higher or lower) must be explained and noted for the following: greater than 10% DSCR CHANGE, greater than 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL
ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS


* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT
                          (includes Mobile Home Parks)
                                 AS OF MM/DD/YY

====================================================================================================================================
 PROPERTY OVERVIEW
                                     ---------------
   PROSPECTUS ID
                                     -------------------------------------------
   Current Scheduled Loan                                                         Current Allocated Loan Amount %
   Balance/Paid to Date
                                     --------------------------------------------------------------------------------------
   Property Name
                                     -----------------------------
   Property Type
                                     --------------------------------------------------------------------------------------
   Property Address, City, State
                                     --------------------------------------------------------------------------------------
   Net Rentable SF/Units/Pads,Beds                                  Use second box to specify sq ft.,units...
                                     -----------------------------
   Year Built/Year Renovated
                                     -----------------------------
   Cap Ex Reserve (annually)/per                                    specify annual/per unit...
   Unit.etc. (1)
                                     -----------------------------------------------------------------------
   Year of Operations                UNDERWRITING   MM/DD/YY      MM/DD/YY      MM/DD/YY       MM/DD/YY
                                     -----------------------------------------------------------------------
   Occupancy Rate (physical)
                                     -----------------------------------------------------------------------
   Occupancy Date
                                     -----------------------------------------------------------------------
   Average Rental Rate
                                     -----------------------------------------------------------------------

                                     (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================
INCOME
                                                   --------------------------------------------------
   Number of Mos. Covered                                                                              (prcdng yr    (prcdng yr to
                                                                                                        to base)      2nd prcdng)
                                     ----------------------------------------------------------------------------------------------
   Period Ended                                                            PRECEDING YR.
                                     UNDERWRITING  3RD         2ND        (fm NOI Adj     TTM/YTD (2)   YYYY-U/W      YYYY-YYYY
   Statement Classification (yr)     BASE LINE     PRECEDING   PRECEDING   Sheet)         AS OF//       VARIANCE      VARIANCE
                                     ----------------------------------------------------------------------------------------------
   Gross Potential Rent (3)
                                     ----------------------------------------------------------------------------------------------
   Less: Vacancy Loss
                                     ----------------------------------------------------------------------------------------------
                 OR
                                     -----------------------------------------------------------------------------------------------
   Base Rent (3)
                                     -----------------------------------------------------------------------------------------------
   Laundry/Vending Income
                                     -----------------------------------------------------------------------------------------------
   Parking Income
                                     -----------------------------------------------------------------------------------------------
   Other Income
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
*EFFECTIVE GROSS INCOME
                                     -----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                     (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                     Loss
OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
   Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
   Property Insurance
                                     -----------------------------------------------------------------------------------------------
   Utilities
                                     -----------------------------------------------------------------------------------------------
   Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
   Management Fees
                                     -----------------------------------------------------------------------------------------------
   Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
   Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
   Professional Fees
                                     -----------------------------------------------------------------------------------------------
   General and Administrative
                                     -----------------------------------------------------------------------------------------------
   Other Expenses
                                     -----------------------------------------------------------------------------------------------
   Ground Rent
                                     -----------------------------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
 *NET OPERATING INCOME
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
   Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
   Extraordinary Capital
   Expenditures
                                     -----------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
 *NET CASH FLOW
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)
                                     -----------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                     -----------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history.Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report.Year-over-year variances (either higher or lower) must be explained and noted for the following: greater than 10% DSCR CHANGE, greater than 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL
ITEMS.
INCOME: COMMENTS

EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS


* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.


                   LODGING OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW
                                       -------------
   PROSPECTUS ID
                                       ---------------------------------------
   Current Scheduled Loan                                                      Current Allocated Loan Amount %
   Balance/Paid to Date
                                       ---------------------------------------------------------------------------------------------
   Property Name
                                       ---------------------------------------------------------------------------------------------
   Property Type
                                       ---------------------------------------------------------------------------------------------
   Property Address, City, State
                                       --------------------------
   Net Rentable SF/Units/Pads,Beds                                 Use second box to specify sqft.,units...
                                       --------------------------
   Year Built/Year Renovated
                                       --------------------------
   Cap Ex Reserve (annually)/per                                   specify annual/per unit...
   Unit.etc. (1)
                                       ------------------------------------------------------------------
   Year of Operations                  UNDERWRITING MM/DD/YY     MM/DD/YY     MM/DD/YY       MM/DD/YY
                                       ------------------------------------------------------------------
   Occupancy Rate (physical)
                                       ------------------------------------------------------------------
   Occupancy Date
                                       ------------------------------------------------------------------
   Average Daily Rate
                                       ------------------------------------------------------------------
   Rev per Av. Room
                                       -------------
                                       (1) Total $ amount of Capital Reserves required annually by loan documents
====================================================================================================================================
INCOME
                                                   --------------------------------------------------
   Number of Mos. Covered                                                                              (prcdng yr    (prcdng yr to
                                                                                                        to base)      2nd prcdng)
                                     ----------------------------------------------------------------------------------------------
   Period Ended                                                            PRECEDING YR.
                                     UNDERWRITING  3RD         2ND        (fm NOI Adj     TTM/YTD (2)   YYYY-U/W      YYYY-YYYY
   Statement Classification (yr)     BASE LINE     PRECEDING   PRECEDING   Sheet)         AS OF//       VARIANCE      VARIANCE
                                     ----------------------------------------------------------------------------------------------
   Room Revenue
                                     -----------------------------------------------------------------------------------------------
   Food & Beverage Revenues
                                     -----------------------------------------------------------------------------------------------
   Telephone Revenue
                                     -----------------------------------------------------------------------------------------------
   Other Departmental Revenue
                                     -----------------------------------------------------------------------------------------------
   Other Income
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
   *DEPARTMENTAL REVENUE
                                     -----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
DEPARTMENTAL
                                     -----------------------------------------------------------------------------------------------
   Room
                                     -----------------------------------------------------------------------------------------------
   Food & Beverage
                                     -----------------------------------------------------------------------------------------------
   Telephone Expenses
                                     -----------------------------------------------------------------------------------------------
   Other Dept. Expenses
                                     -----------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES:
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME:
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
GENERAL/UNALLOCATED
                                     -----------------------------------------------------------------------------------------------
   Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
   Property Insurance
                                     -----------------------------------------------------------------------------------------------
   Utilities
                                     -----------------------------------------------------------------------------------------------
   Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
   Franchise Fee
                                     -----------------------------------------------------------------------------------------------
   Management Fees
                                     -----------------------------------------------------------------------------------------------
   Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
   Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
   Professional Fees
                                     -----------------------------------------------------------------------------------------------
   General and Administrative
                                     -----------------------------------------------------------------------------------------------
   Other Expenses
                                     -----------------------------------------------------------------------------------------------
   Ground Rent
                                     -----------------------------------------------------------------------------------------------
TOTAL GENERAL/UNALLOCATED
                                     -----------------------------------------------------------------------------------------------
(For CMSA files, Total Expenses =
Dept. Exp + General Exp.)
                                     -----------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     -----------------------------------------------------------------------------------------------
(=Departmental Revenue/(Dept. Exp.+
General Exp.))
                                     -----------------------------------------------------------------------------------------------
*NET OPERATING INCOME
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
   Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
   Extraordinary Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
 *NET CASH FLOW
                                     -----------------------------------------------------------------------------------------------
                                     ------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)
                                     -----------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                     -----------------------------------------------------------------------------------------------
                                     ------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                     ------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history.Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report.Year-over-year variances (either higher or lower) must be explained and noted for the following: greater than 10% DSCR CHANGE, greater than 15% DEPT REVENUE, DEPT EXPENSES, GENERAL EXPENSES
OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY


====================================================================================================================================
 PROPERTY OVERVIEW
                                     ---------------
   PROSPECTUS ID
                                     --------------------------------------------
   Current Scheduled Loan                                                         Current Allocated Loan Amount %
   Balance/Paid to Date
                                     --------------------------------------------
   Property Name
                                     ------------------------------
   Property Type
                                     -----------------------------------------------------------------------------------------------
   Property Address, City, State
                                     -----------------------------------------------------------------------------------------------
   Net Rentable SF/Units/Pads,Beds                                  Use second box to specify sqft.,units...
                                     ------------------------------
   Year Built/Year Renovated
                                     ------------------------------
   Cap Ex Reserve (annually)/per                                    specify annual/per unit...
   Unit.etc. (1)
                                     -----------------------------------------------------------------------------------------------
   Year of Operations                UNDERWRITING   MM/DD/YY       MM/DD/YY      MM/DD/YY       MM/DD/YY
                                     -----------------------------------------------------------------------------------------------
   Occupancy Rate (physical)
                                     -----------------------------------------------------------------------------------------------
   Occupancy Date
                                     -----------------------------------------------------------------------------------------------
   Average Rental Rate
                                     -----------------------------------------------------------------------------------------------

                                     (1) Total $ amount of Capital Reserves required annually by loan documents
====================================================================================================================================

INCOME:
                                                   --------------------------------------------------
   Number of Mos. Covered                                                                              (prcdng yr    (prcdng yr to
                                                                                                        to base)      2nd prcdng)
                                     ----------------------------------------------------------------------------------------------
   Period Ended                                                            PRECEDING YR.
                                     UNDERWRITING  3RD         2ND        (fm NOI Adj     TTM/YTD (2)   YYYY-U/W      YYYY-YYYY
   Statement Classification (yr)     BASE LINE     PRECEDING   PRECEDING   Sheet)         AS OF//       VARIANCE      VARIANCE
                                     ----------------------------------------------------------------------------------------------
   Gross Potential Rent (3)
                                     -----------------------------------------------------------------------------------------------
   Less: Vacancy Loss
                                     -----------------------------------------------------------------------------------------------
                 OR
                                     -----------------------------------------------------------------------------------------------
   Private Pay (3)
                                     -----------------------------------------------------------------------------------------------
   Medicare/Medicaid
                                     -----------------------------------------------------------------------------------------------
   Nursing/Medical Income
                                     -----------------------------------------------------------------------------------------------
   Meals Income
                                     -----------------------------------------------------------------------------------------------
   Other Income
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
   *EFFECTIVE GROSS INCOME
                                     -----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these TTM/YTD numbers.
                                     (3) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid;
                                     use negative $amt for Vacancy Loss
OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
   Real Estate Taxes
                                     -----------------------------------------------------------------------------------------------
   Property Insurance
                                     -----------------------------------------------------------------------------------------------
   Utilities
                                     -----------------------------------------------------------------------------------------------
   Repairs and Maintenance
                                     -----------------------------------------------------------------------------------------------
   Management Fees
                                     -----------------------------------------------------------------------------------------------
   Payroll & Benefits
                                     -----------------------------------------------------------------------------------------------
   Advertising & Marketing
                                     -----------------------------------------------------------------------------------------------
   Professional Fees
                                     -----------------------------------------------------------------------------------------------
   General and Administrative
                                     -----------------------------------------------------------------------------------------------
   Room expense - housekeeping
                                     -----------------------------------------------------------------------------------------------
   Meal expense
                                     -----------------------------------------------------------------------------------------------
   Other Expenses
                                     -----------------------------------------------------------------------------------------------
   Ground Rent
                                     -----------------------------------------------------------------------------------------------
*TOTAL OPERATING EXPENSES
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
*NET OPERATING INCOME
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
   Capital Expenditures
                                     -----------------------------------------------------------------------------------------------
   Extraordinary Capital
   Expenditures
                                     -----------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
 *NET CASH FLOW
                                     -----------------------------------------------------------------------------------------------
                                     -------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)
                                     -----------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                     -----------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS:  Years above will roll, always showing a 3yr sequential history.  Comments from the most recent NOI
Adjustment Worksheet should be carried forward to Operating Statement Analysis Report.  Year-over-year variances (either higher or lower) must be explained and noted for the following: greater than 10% DSCR CHANGE, greater than 15% EGI/TOTAL OPERATING EXPENSES
OR TOTAL CAPITAL ITEMS.


INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

 * Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                                    EXHIBIT T

                  FORM OF INTERIM DELINQUENT LOAN STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                          DELINQUENT LOAN STATUS REPORT


                            AS OF __________________
                               (LOAN LEVEL REPORT

            -----------------------------------------------------------
                  S4            L8
            -----------------------------------------------------------
                 LOAN           PAID                  COMMENTS
             PROSPECTUS ID   THRU DATE
            -----------------------------------------------------------

            -----------------------------------------------------------
            LOAN(S) DELINQUENT AS OF MONTH END
            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

                                    EXHIBIT U
                     FORM OF CMSA LOAN PERIODIC UPDATE FILE

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT )
                             Cross Referenced as "L"

--------------------------------------- --------------------------------------------------------------------------------------------
SPECIFICATION                           DESCRIPTION/COMMENTS
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
Acceptable Media Types                  Magnetic Tape, Diskette, Electronic Transfer
--------------------------------------- --------------------------------------------------------------------------------------------
Character Set                           ASCII
--------------------------------------- --------------------------------------------------------------------------------------------
Field Delineation                       Comma
--------------------------------------- --------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)                1600 or 6250
--------------------------------------- --------------------------------------------------------------------------------------------
Magnetic Tape Label                     None (unlabeled)
--------------------------------------- --------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor           10285 (17 records per block)
--------------------------------------- --------------------------------------------------------------------------------------------
Physical Media Label                    Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                        Blocking Factor; Record Length
--------------------------------------- --------------------------------------------------------------------------------------------
Return Address Label                    Required for return of physical media (magnetic tape or diskette)
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
                                        FIELD             FORMAT
--------------------------------------- --------------------------------------------------------------------------------------------
FIELD NAME                              NUMBER   TYPE      EXAMPLE                      DESCRIPTION/COMMENTS
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
Transaction Id                             1      AN        XXX97001    Unique Issue Identification Mnemonic
--------------------------------------- --------------------------------------------------------------------------------------------
Group Id                                   2      AN        XXX9701A    Unique Identification Number Assigned To Each
                                                                        Loan Group Within An Issue
--------------------------------------- --------------------------------------------------------------------------------------------
Loan Id                                    3      AN     00000000012345 Unique Servicer Loan Number Assigned To Each
                                                                        Collateral Item In A Pool
--------------------------------------- --------------------------------------------------------------------------------------------
Prospectus Loan Id                         4      AN          123       Unique Identification Number Assigned To Each
                                                                        Collateral Item In The Prospectus
--------------------------------------- --------------------------------------------------------------------------------------------
Distribution Date                          5      AN        YYYYMMDD    Date Payments  Made To Certificateholders
--------------------------------------- --------------------------------------------------------------------------------------------
Current Beginning Scheduled Balance        6    Numeric    100000.00    Outstanding Sched Prin Bal at Beginning of
                                                                        current period that is part of the trust
--------------------------------------- --------------------------------------------------------------------------------------------
Current Ending Scheduled  Balance          7    Numeric    100000.00    Outstanding Sched Prin Bal at End of
                                                                        current period that is part of the trust
--------------------------------------- --------------------------------------------------------------------------------------------
Paid To Date                               8      AN        YYYYMMDD    Date loan is paid through. One frequency < the
                                                                        date the loan is due for next payment
--------------------------------------- --------------------------------------------------------------------------------------------
Current Index Rate                         9    Numeric       0.09      Index Rate Used In The Determination Of The
                                                                        Current Period Gross Interest Rate
--------------------------------------- --------------------------------------------------------------------------------------------
Current Note Rate                         10    Numeric       0.09      Annualized Gross Rate Applicable To Calculate The
                                                                        Current Period Scheduled Interest
--------------------------------------- --------------------------------------------------------------------------------------------
Maturity Date                             11      AN        YYYYMMDD    Date Collateral Is Scheduled To Make Its Final Payment
--------------------------------------- --------------------------------------------------------------------------------------------
Servicer and Trustee Fee Rate             12    Numeric     0.00025     Annualized Fee Paid To The Servicer And Trustee
--------------------------------------- --------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 1                     13    Numeric     0.00001     Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
--------------------------------------- --------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 2                     14    Numeric     0.00001     Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
--------------------------------------- --------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 3                     15    Numeric     0.00001     Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
--------------------------------------- --------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 4                     16    Numeric     0.00001     Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
--------------------------------------- --------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 5                     17    Numeric     0.00001     Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
--------------------------------------- --------------------------------------------------------------------------------------------
Net Rate                                  18    Numeric      0.0947     Annualized Interest Rate Applicable To Calculate
                                                                        The Current Period Remittance Int.
--------------------------------------- --------------------------------------------------------------------------------------------
Next Index Rate                           19    Numeric       0.09      Index Rate Used In The Determination Of The Next
                                                                        Period Gross Interest Rate
--------------------------------------- --------------------------------------------------------------------------------------------
Next Note Rate                            20    Numeric       0.09      Annualized Gross Interest Rate Applicable To Calc
                                                                        Of The Next Period Sch. Interest
--------------------------------------- --------------------------------------------------------------------------------------------
Next Rate Adjustment Date                 21      AN        YYYYMMDD    Date Note Rate Is Next Scheduled To Change
--------------------------------------- --------------------------------------------------------------------------------------------
Next Payment Adjustment Date              22      AN        YYYYMMDD    Date Scheduled P&I Amount Is Next Scheduled To Change
--------------------------------------- --------------------------------------------------------------------------------------------
Scheduled Interest Amount                 23    Numeric     1000.00     Scheduled Gross Interest Payment Due For The Current
                                                                        Period that goes to the trust
--------------------------------------- --------------------------------------------------------------------------------------------
Scheduled Principal Amount                24    Numeric     1000.00     Scheduled Principal Payment Due For The
                                                                        Current Period that goes to the trust
--------------------------------------- --------------------------------------------------------------------------------------------
Total Scheduled P&I Due                   25    Numeric     1000.00     Scheduled Principal & Interest Payment Due For
                                                                        Current Period for the trust
--------------------------------------- --------------------------------------------------------------------------------------------
                                        FIELD             FORMAT
--------------------------------------- --------------------------------------------------------------------------------------------
FIELD NAME                              NUMBER   TYPE      EXAMPLE                        DESCRIPTION/COMMENTS
--------------------------------------- --------------------------------------------------------------------------------------------

                                                                 U-1

Neg am/Deferred Interest Amount          26      Numeric     1000.00    Negative Amortization/Deferred Interest Amount Due For The
                                                                        Current Period
------------------------------------------------------------------------------------------------------------------------------------
Unscheduled Principal Collections        27      Numeric     1000.00    Unscheduled Payments Of Principal Received During
                                                                        The Related Collection Period
------------------------------------------------------------------------------------------------------------------------------------
Other Principal Adjustments              28      Numeric     1000.00    Unscheduled Principal Adjustments For The Related
                                                                        Collection Period
------------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Date              29        AN        YYYYMMDD   Date Unscheduled Payment Of Principal Received
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty/Yld Maint Rec'd       30      Numeric     1000.00    Additional Payment Req'd From Borrower Due To Prepayment
                                                                        Of Loan Prior To Maturity
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Interest Excess               31      Numeric     1000.00    Interest Shortfall or Excess as calculated by Servicer
(Shortfall)                                                             per the Trust documents
------------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Code              32      Numeric        1       See Liquidation/Prepayment Codes Legend
------------------------------------------------------------------------------------------------------------------------------------
Most Recent ASER Amount                  33      Numeric     1000.00    Appraisal Subordinated Entitlement Reduction -
                                                                        The difference between a full advance and the
                                                                        reduced advance is the ASER or as defined in the
                                                                        Trust documents
------------------------------------------------------------------------------------------------------------------------------------
Blank                                    34        AN         Blank     Left blank on purpose. (Note: was previously Most
                                                                        Recent ASER Date. Field not considered applicable to ASER.)
------------------------------------------------------------------------------------------------------------------------------------
Cumulative ASER Amount                   35      Numeric     1000.00    Cumulative Appraisal Subordinated Entitlement Reduction
------------------------------------------------------------------------------------------------------------------------------------
Actual Balance                           36      Numeric    100000.00   Outstanding Actual Principal Balance At The End Of The
                                                                        Current Period
------------------------------------------------------------------------------------------------------------------------------------
Total P&I Advance Outstanding            37      Numeric     1000.00    Outstanding P&I Advances At The End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Total T&I Advance Outstanding            38      Numeric     1000.00    Outstanding Taxes & Insurance Advances At The End Of The
                                                                        Current Period
------------------------------------------------------------------------------------------------------------------------------------
Other Expense Advance Outstanding        39      Numeric     1000.00    Other Outstanding Advances At The End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Status of Loan                           40        AN           1       See Status Of Loan Legend
------------------------------------------------------------------------------------------------------------------------------------
In Bankruptcy                            41        AN           Y       Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure Date                         42        AN        YYYYMMDD   P27 -  If Multiple properties have the same date then print that date otherwise leave empty
------------------------------------------------------------------------------------------------------------------------------------
REO Date                                 43        AN        YYYYMMDD   P28 -  If Multiple properties have the same date then print that date otherwise leave empty
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy Date                          44        AN        YYYYMMDD   Date Of Bankruptcy
------------------------------------------------------------------------------------------------------------------------------------
Net Proceeds Received on Liquidation     45      Numeric    100000.00   Net Proceeds Rec'd On Liquidation To Be Remitted to the
                                                                        Trust per the Trust Documents
------------------------------------------------------------------------------------------------------------------------------------
Liquidation Expense                      46      Numeric    100000.00   Expenses Associated With The Liq'n To Be Netted from the
                                                                        Trust per the Trust Documents
------------------------------------------------------------------------------------------------------------------------------------
Realized Loss to Trust                   47      Numeric     10000.00   Liquidation Balance Less Net Liquidation Proceeds Received
                                                                        (as defined in Trust documents)
------------------------------------------------------------------------------------------------------------------------------------
Date of Last Modification                48        AN        YYYYMMDD   Date Loan Was Modified
------------------------------------------------------------------------------------------------------------------------------------
Modification Code                        49      Numeric        1       See Modification Codes Legend
------------------------------------------------------------------------------------------------------------------------------------
Modified Note Rate                       50      Numeric       0.09     Note Rate Loan Modified To
------------------------------------------------------------------------------------------------------------------------------------
Modified Payment Rate                    51      Numeric       0.09     Payment Rate Loan Modified To
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue            52      Numeric     1000.00    P54 - If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year                    53      Numeric     1000.00    P55 -  If Multiple properties then sum the value, if missing
Operating Expenses                                                      any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                54      Numeric     1000.00    P56 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Debt Svc Amount    55      Numeric     1000.00    P57 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NOI)         56      Numeric       2.55     P58 - If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule. Preceding Fiscal Yr Debt Svc Cvrge
                                                                        Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year                    57      Numeric       0.85     P59 - If Multiple properties, Use weighted average by using
Physical Occupancy                                                      the calculation [Current Allocated % (Prop) * Occupancy
                                                                        (Oper)] for each Property, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year                    58        AN        YYYYMMDD   P53 - If Multiple properties and all the same then print the
Financial As of Date                                                     date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Revenue     59      Numeric     1000.00    P61 - If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year             60      Numeric     1000.00    P62 -  If Multiple properties then sum the value, if missing
Operating Expenses                                                       any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NOI         61      Numeric     1000.00    P63 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year             62      Numeric     1000.00    P64 -  If Multiple properties then sum the value, if missing
Debt Service Amount                                                     any then populate  using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NOI)  63      Numeric       2.55     P65 - If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule. Second Preceding Fiscal Year Debt
                                                                        Service Coverage Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year             64      Numeric       0.85     P66 - If Multiple properties, Use weighted average by using
Physical Occupancy                                                      the calculation [Current Allocated % (Prop) * Occupancy
                                                                        (Oper)] for each Property, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year             65        AN        YYYYMMDD   P60 - If Multiple properties and all the same then print the
Financial As of Date                                                    date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Revenue                      66      Numeric     1000.00    P68 - If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Operating Expenses           67      Numeric     1000.00    P69 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NOI                          68      Numeric     1000.00    P70 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Debt Service Amount          69      Numeric     1000.00    P71 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NOI)                   70      Numeric       2.55     P72 - If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule. Most Recent Debt Service Coverage
                                                                        Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Physical Occupancy           71      Numeric       0.85     P29 - If Multiple properties, Use weighted average by using the calculation [Current Allocated % (Prop) * Occupancy
                                                                        (Oper)] for each Property, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of Start Date   72        AN        YYYYMMDD   P73 - If Multiple properties and all the same then print the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------

                                                                 U-2

------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of End Date     73        AN        YYYYMMDD   P74 - If Multiple properties and all the same then print the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Date               74        AN        YYYYMMDD   P24 - If Multiple properties and all the same then print the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Value              75      Numeric    100000.00   P25 - If Multiple properties then sum the value, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Workout Strategy Code                    76      Numeric        1       See Workout Strategy Codes Legend
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Special Servicer             77        AN        YYYYMMDD   Date Transferred To The Special Servicer
Transfer Date
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Master Servicer Return Date  78        AN        YYYYMMDD   Date Returned To The Master Servicer or Primary Servicer
------------------------------------------------------------------------------------------------------------------------------------
Date Asset Expected to Be                79        AN        YYYYMMDD   P26 - If Multiple properties then print the latest date from
Resolved or Foreclosed                                                  the affiliated properties. If in Foreclosure - Expected Date of Foreclosure and if REO - Expected Sale Date.
------------------------------------------------------------------------------------------------------------------------------------
Blank                                    80        AN         Blank     Left blank on purpose. (Note: was previously Year Renovated.
                                                                        Use the Property File field 15 instead)
------------------------------------------------------------------------------------------------------------------------------------
Current Hyper Amortizing Date            81        AN        YYYYMMDD   S79 - Current Anticipated Repayment Date. Date will be the same as setup file unless the loan is modified and a new
                                                                        date assigned
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial Indicator          82        AN         T or Y    P75 - T= Trailing 12 months Y = Year to Date, Check Start &
                                                                        End Date Applies to field L66 to L73.  If Multiple
                                                                        properties and all the same then print the value, if missing any or if the values are not the same, then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Last Setup Change Date                   83        AN        YYYYMMDD   S82 - Distribution Date that information changed last in the setup file by loan
------------------------------------------------------------------------------------------------------------------------------------
Last Loan Contribution Date              84        AN        YYYYMMDD   Date the loan was contributed
------------------------------------------------------------------------------------------------------------------------------------
Last Property Contribution Date          85        AN        YYYYMMDD   P67 - Date the latest property or properties were
                                                                        contributed.  For Multiple properties print the latest date from the affiliated properties
------------------------------------------------------------------------------------------------------------------------------------
Number of Properties                     86      Numeric      13.00     S54 - The Number of Properties Underlying the Mortgage Loan
------------------------------------------------------------------------------------------------------------------------------------
Preceding Year DSCR Indicator            87        AN          Text     Flag used to explain how the DSCR was calculated when there are multiple properties.  See DSCR Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Year DSCR Indicator     88        AN          Text     Flag used to explain how the DSCR was calculated when there are multiple properties.  See DSCR Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
Most Recent  DSCR Indicator              89        AN          Text     Flag used to explain how the DSCR was calculated when there are multiple properties.  See DSCR Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
NOI/NCF Indicator                        90        AN          Text     Indicates how NOI or Net Cash Flow was calculated should be the same for each financial period. See NOI/NCF Indicator
                                                                        Legend. P84 - If Multiple Properties and all the same then print value, if missing any or if the values are not the
                                                                        same, then leave empty.

------------------------------------------------------------------------------------------------------------------------------------
Date of Assumption                       91        AN        YYYYMMDD   Date the loan last assumed by a new borrower- empty if never assumed
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NCF                92      Numeric     1000.00    P78 - Preceding Fiscal Year Net Cash Flow related to
                                                                        Financial As of Date L58. If Multiple properties then sum
                                                                        the value, if missing any then populate using the "DSCR
                                                                        Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NCF)         93      Numeric       2.55     P79 - Preceding Fiscal Yr Debt Service Coverage Ratio using
                                                                        NCF related to Financial As of Date L58. If Multiple
                                                                        properties populate using the "DSCR Indicator Legend" rule.
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NCF         94      Numeric     1000.00    P80 - Second Preceding Fiscal Year Net Cash Flow related to
                                                                        Financial As of Date L65. If Multiple properties then sum
                                                                        the value, if missing any then populate using the "DSCR
                                                                        Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year             95      Numeric       2.55     P81 - Second Preceding Fiscal Year Debt Service Coverage
DSCR (NCF)                                                              Ratio using Net Cash Flow related to Financial As of Date
                                                                        L65. If Multiple properties populate using the "DSCR
                                                                        Indicator Legend" rule.
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NCF                          96      Numeric     1000.00    P82 - Most Recent Net Cash Flow related to Financial As of
                                                                        Ending Date L73. If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator
                                                                        Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NCF)                   97      Numeric     1000.00    P83 - Most Recent Debt Service Coverage Ratio using Net Cash
                                                                        Flow related to Financial As of Ending Date L73. If Multiple properties populate using the "DSCR Indicator Legend" rule.
------------------------------------------------------------------------------------------------------------------------------------
Defeasance Status                        98        AN          Text     See Defeasance Status Legend
------------------------------------------------------------------------------------------------------------------------------------
ARA Amount                               99      Numeric     1000.00    Appraisal Reduction Amount - Excess of the principal balance over the defined appraisal % or as defined in the trust
                                                                        documents
------------------------------------------------------------------------------------------------------------------------------------
ARA Date                                 100       AN        YYYYMMDD   Date of appraisal used to calculate ARA
------------------------------------------------------------------------------------------------------------------------------------
Credit Tenant Lease                      101       AN           Y       S87 - Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      WORKOUT STRATEGY CODE LEGEND                                          STATUS OF MORTGAGE LOAN
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  LEGEND
------------------------------------------------------------------------------------------------------------------------------------
   1  Modification                                  A             Payment Not Received But Still In Grace Period
------------------------------------------------------------------------------------------------------------------------------------
   2  Foreclosure                                   B             Late Payment But Less Than 30 days Delinquent
------------------------------------------------------------------------------------------------------------------------------------
   3  Bankruptcy                                    0             Current
------------------------------------------------------------------------------------------------------------------------------------
   4  Extension                                     1             30-59 Days Delinquent
------------------------------------------------------------------------------------------------------------------------------------
   5  Note Sale                                     2             60-89 Days Delinquent
------------------------------------------------------------------------------------------------------------------------------------
   6  DPO                                           3             90+ Days Delinquent
------------------------------------------------------------------------------------------------------------------------------------
   7  REO                                           4             Assumed Scheduled Payment (Performing Matured Balloon)
------------------------------------------------------------------------------------------------------------------------------------
   8  Resolved                                      7             Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
   9  Pending Return to Master Servicer             9             REO
------------------------------------------------------------------------------------------------------------------------------------
  10  Deed In Lieu Of Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
  11  Full Payoff                            MODIFICATION CODE
------------------------------------------------------------------------------------------------------------------------------------
  12  Reps and Warranties                        LEGEND
------------------------------------------------------------------------------------------------------------------------------------
  13  Other or TBD                                  1             Maturity Date Extension
------------------------------------------------------------------------------------------------------------------------------------
                                                    2             Amortization Change
------------------------------------------------------------------------------------------------------------------------------------
   LIQUIDATION/PREPAYMENT CODE                      3             Principal Write-Off
------------------------------------------------------------------------------------------------------------------------------------
              LEGEND                                4             Combination
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT V-1

               FORM OF CERTIFICATEROLDER CONFIRMATION CERTIFICATE

                          REQUEST BY BENEFICIAL HOLDER

                                                                          [Date]
LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attn:    Corporate Trust Services (CMBS) -
         Merrill Lynch Mortgage Investors, Inc., Series 2002-MW1

         Re:      Merrill Lynch Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

                  In accordance with Section 3.15 of the Pooling and Servicing Agreement dated as of July 10, 2002 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee'), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

              1. The undersigned is a beneficial owner of the Class _____ Certificates.

              2. The undersigned is requesting access to the information posted to the Trustee's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

              3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

              3. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.



                                      V-1-1

              4. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

              IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.




                     -----------------------------------------------------------
                                       BENEFICIAL HOLDER OF A CERTIFICATE
                     By:
                                ------------------------------------------------
                             Name:
                                           -------------------------------------
                             Title:
                                           -------------------------------------
                             Date:
                                           -------------------------------------


                                     V-1-2

                                   EXHIBIT V-2

                     FORM PROSPECTIVE PURCHASER CERTIFICATE

                                                                          [Date]


LaSalle Bank National Association
135 S. LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn:    Corporate Trust Services (CMBS) -
         Merrill Lynch Mortgage Investors, Inc., Series 2002-MW1

Re:      Merrill Lynch Mortgage Trust
         Commercial Mortgage Pass-Through Certificates,
         Series 2002-MW1 (the "Certificates")

              In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of July 10, 2002 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor") Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-MW1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

              1. The undersigned is contemplating an investment in the Class Certificates.

              2. The undersigned is requesting access to the information posted to the Trustee's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information') for use in evaluating such possible investment.

              3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

              4. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.



                                     V-2-1

              IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                          ------------------------------------------------------
                                                  [PROSPECTIVE PRUCAHSER]
                          By:
                                     -------------------------------------------
                                   Name:
                                                --------------------------------
                                   Title:
                                                --------------------------------
                                   Phone:
                                                --------------------------------

                                     V-2-2

                                    EXHIBIT W
                          FORM OF CMSA BOND FILE REPORT

                                      CSSA
                             BOND LEVEL FILE LAYOUT
               BOND LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS
                             VERSION 1.0 (12/31/98)

--------------------------------------- --------------------------------------------------------------------------------------------
                                                            FORMAT
            FIELD NAME                     #     TYPE       EXAMPLE                      DESCRIPTION/COMMENTS
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
Character Set                             ASCII
Field Delineation                         Comma
--------------------------------------- --------------------------------------------------------------------------------------------
Transaction Id                            1      AN         XXX97001   Unique Issue Identification Mnemonic (Consistent With CSSA
                                                                       Periodic Loan File)
Distribution Date                         2      AN         YYYYMMDD   Date Payments  Made To Certificateholders
Record Date                               3      AN         YYYYMMDD   Date Class Must Be Held As Of To Be Considered Holder Of
                                                                       Record
Class Name/Class Id                       4      AN              A-1   Unique Class Identification Mnemonic
Cusip                                     5      AN        999999AA1   Cusip # (Null If No Cusip Exists)
Original Balance                          6    Numeric    1000000.00   The Class Balance At Inception Of The Issue
Notional Flag                             7      AN                Y   "Y" For Notional
Beginning Balance                         8    Numeric     100000.00   The Outstanding Principal Balance Of The Class At The
                                                                       Beginning Of The Current Period
Scheduled Principal                       9    Numeric       1000.00   The Scheduled Principal Paid
Unscheduled Principal                    10    Numeric       1000.00   The Unscheduled Principal Paid
Total Principal Distribution             11    Numeric       1000.00   Total Principal Payment Made
Deferred Interest                        12    Numeric       1000.00   Any Interest Added To The Class Balance Including Negative
                                                                       Amortization
Realized Loss (Gain)                     13    Numeric       1000.00   The Total Realized Loss of (Gain) Allocated
Cumulative Realized Losses               14    Numeric     100000.00   Realized Losses Allocated Cumulative-To-Date.
Ending Balance                           15    Numeric       1000.00   Outstanding Principal Balance Of The Class At The End Of The
                                                                       Current Period
Current Index Rate                       16    Numeric         0.055   The Current Index Rate Applicable To The Calculation Of
                                                                       Current Period Remittance Interest Rate
Current Remittance Rate /                17    Numeric         0.075   Annualized Interest Rate Applicable To The Calculation Of
                                                                       Current Period
Pass-Through Rate                                                      Remittance Interest
Accrual Method                           18    Numeric             1   1=30/360, 2=Actual/365, 3=Actual/360,4=Actual/Actual,
                                                                       5=Actual/366
Current Accrual Days                     19    Numeric            30   The Number Of Accrual Days Applicable To The Calculation
                                                                       Of Current Period Remittance Interest
Interest Accrued                         20    Numeric       1000.00   The Amount Of Accrued Interest
Prepayment Penalty/Premium Allocation    21    Numeric       1000.00   Total Amount Of Prepayment Penalties Allocated
Yield Maintenance Allocation             22    Numeric       1000.00   Total Amount Of Yield Maintenance Penalties Allocated
Other Interest Distribution              23    Numeric       1000.00   Other Specific Additions To Interest
Prepayment Interest Shortfall            24    Numeric       1000.00   Total Interest Adjustments For PPIS
Appraisal Reduction Allocation           25    Numeric       1000.00   Total Current Appraisal Reduction Allocated
Other Interest Shortfall                 26    Numeric       1000.00   Total Interest Adjustments Other Than PPIS
Total Interest Distribution              27    Numeric       1000.00   The Total Interest Payment Made
Cumulative Appraisal Reduction           28    Numeric       1000.00   Total Cumulative Appraisal Reduction Allocated
Cumulative Prepayment                    29    Numeric       1000.00   Total Amount Of Prepayment Penalties Allocated To Date
Penalty/Premium Allocation
Cumulative Yield Maintenance Allocation  30    Numeric       1000.00   Total Amount Of Yield Maintenance Penalties Allocated To Date
Beginning Unpaid Interest Balance        31    Numeric       1000.00   Outstanding Interest Shortfall At The Beginning Of The
                                                                       Current Period
Ending Unpaid Interest Balance           32    Numeric       1000.00   Outstanding Interest Shortfall At The End Of The Current
                                                                       Period
DCR - Original Rating                    33      AN              AAA   The Original Rating Of The Class By Duff & Phelps
DCR - Most Recent Rating                 34      AN              AAA   The Most Recent Rating Of The Class By Duff & Phelps
DCR - Date Transmitted from              35      AN         YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To The
Rating Agency                                                          Trustee By Duff & Phelps
Fitch - Original Rating                  36      AN              AAA   The Original Rating Of The Class By Fitch
Fitch - Most Recent Rating               37      AN              AAA   The Most Recent Rating Of The Class By Fitch


                                                                W-1





Fitch - Date Transmitted from            38      AN         YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To The
Rating Agency                                                          Trustee By Fitch
Moody's - Original Rating                39      AN              AAA   The Original Rating Of The Class By Moody's
Moody's - Most Recent Rating             40      AN              AAA   The Most Recent Rating Of The Class By Moody's
Moody's - Date Transmitted from          41      AN         YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To The
Rating Agency                                                          Trustee By Moody's
Standard & Poors - Original Rating       42      AN              AAA   The Original Rating Of The Class By Standard & Poors
Standard & Poors - Most Recent Rating    43      AN              AAA   The Most Recent Rating Of The Class By Standard & Poors
Standard & Poors - Date Transmitted      44      AN         YYYYMMDD   The Date On Which The Most Recent Rating Was Provided To The
from Rating Agency                                                     Trustee By Standard & Poors
--------------------------------------- --------------------------------------------------------------------------------------------

                                    EXHIBIT X
                      FORM OF CMSA COLLATERAL SUMMARY FILE

                                      CSSA
                         COLLATERAL SUMMARY FILE LAYOUT
         COLLATERAL LEVEL SUMMARY - SUMMARIZES CSSA 100.1 PERIODIC FILE
                             VERSION 1.0 (12/31/98)


------------------------------------------------------------------------------------------------------------------------------------
                                      PERIODIC
                                        FIELD                       FORMAT
             FIELD NAME               REFERENCE #   #      TYPE     EXAMPLE                                DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Character Set                                             ASCII
Field Delineation                                         Comma
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                      1       AN      XXX97001    Unique Issue Identification Mnemonic
Group Id                                            2       AN      XXX97001    Unique Identification Number Assigned To Each Loan
                                                                                Group Within An Issue
Distribution Date                                   3       AN      YYYYMMDD    Date Payments  Made To Certificateholders
Original Loan Count                                 4    Numeric      100       Number of loans at time of securitization
Ending current period loan count                    5    Numeric       99       Number of loans at end of current period
Ending current period collateral           7        6    Numeric   1000000.00   Aggregate scheduled balance of loans at end of
balance                                                                         current period
1 month Delinquent - number                         7    Numeric       1        Number of loans one month delinquent
1 month Delinquent - scheduled                      8    Numeric    1000.00     Scheduled principal balance of loans one month
balance                                                                         delinquent
2 months Delinquent - number                        9    Numeric       1        Number of loans two months delinquent
2 months Delinquent - scheduled                    10    Numeric    1000.00     Scheduled principal balance of loans two months
balance                                                                         delinquent
3 months Delinquent - number                       11    Numeric       1        Number of loans three months delinquent
3 months Delinquent - scheduled                    12    Numeric    1000.00     Scheduled principal balance of loans three months
balance                                                                         delinquent
Foreclosure - number                               13    Numeric       1        Number of loans in foreclosure - overrides loans in
                                                                                delinquency
Foreclosure - scheduled balance                    14    Numeric    1000.00     Scheduled principal balance of loans in foreclosure
                                                                                - overrides loans in delinquency
REO - number                                       15    Numeric       1        Number of REOs - overrides loans in delinquency or
                                                                                foreclosure
REO - scheduled balance                            16    Numeric    1000.00     Book value of REOs - overrrides loans in delinquency
                                                                                or foreclosure
Specially serviced - number                        17    Numeric       1        Number of specially serviced loans - includes loans
                                                                                in delinquency, foreclosure, REO
Specially serviced - scheduled                     18    Numeric    1000.00     Scheduled principal of Specially Serviced loans
balance
In Bankruptcy - number                             19    Numeric       1        Number of loans in bankruptcy - included in
                                                                                delinquency aging category
In Bankruptcy - scheduled balance                  20    Numeric    1000.00     Scheduled principal balance of loans in bankruptcy -
                                                                                included in delinquency aging category
Prepaid loans - number                             21    Numeric       1        Number of prepayments in full for the current period
Prepaid loans - principal                          22    Numeric    1000.00     Principal balance of loans prepaid in full for the
                                                                                current period.
Total unscheduled principal              27+28     23    Numeric    1000.00     Includes prepayments in full, partial pre-payments,
                                                                                curtailments in the current period
Total Penalty for the period                       24    Numeric    1000.00     The aggregate prepayment or yield maintenance
                                                                                penalties on the loans for the period.
Current realized losses (gains)           47       25    Numeric    1000.00     Realized losses (gain) in the current period
Cumulative realized losses                         26    Numeric    1000.00     Cumulative realized losses
Appraisal Reduction Amount                33       27    Numeric    1000.00     Total Current Appraisal Reduction Allocated
Cumulative Appraisal Reduction            35       28    Numeric    1000.00     Total Cumulative Appraisal Reduction Allocated
Total P&I Advance Outstanding             37       29    Numeric    1000.00     Outstanding P&I Advances At The End Of The Current
                                                                                Period
Total T&I Advance Outstanding             38       30    Numeric    1000.00     Outstanding Taxes & Insurance Advances At The End Of
                                                                                The Current Period
Other Expense Advance Outstanding         39       31    Numeric    1000.00     Other Outstanding Advances At The End Of The Current
                                                                                Period
Reserve Balances                                   32    Numeric    1000.00     Balance of cash or equivalent reserve accounts
                                                                                pledged as credit enhancement
LOC Balances                                       33    Numeric    1000.00     Balance of letter of credit reserve accounts pledged
                                                                                as credit enhancement
Amortization WAM                                   34    Numeric      333       Weighted average maturity based on amortization term
Maturity WAM                                       35    Numeric      333       Weighted average maturity based on term to maturity
Calculated WAC                                     36    Numeric     0.105      Weighted average coupon used to calculate gross
                                                                                interest
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT Y
                           FORM OF CMSA FINANCIAL FILE

                                  ATTACHMENT A:
                   CMSA FINANCIAL FILE - CATEGORY CODE MATRIX


---------------------------------------------------------------------------------------------------------------------
                                                                                 PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------
                CODE/                                                         MULTI-       HEALTH
---------------------------------------------------------------------------------------------------------------------
              SORT ORDER              DESCRIPTION             COMMERCIAL      FAMILY        CARE         LODGING
---------------------------------------------------------------------------------------------------------------------
  INCOME
           ----------------------------------------------------------------------------------------------------------
           010GROSRNT       Gross Potential Rent                o o              o            o
           ----------------------------------------------------------------------------------------------------------
           020VACANCY       Less: Vacancy/Collection Loss         o              o            o
           ----------------------------------------------------------------------------------------------------------
           030BASERNT       Base Rent                             o              o
           ----------------------------------------------------------------------------------------------------------
           040EXPREMB       Expense Reimbursement                 o
           ----------------------------------------------------------------------------------------------------------
           050PCTRENT       Percentage Rent                       o
           ----------------------------------------------------------------------------------------------------------
           060ROOMREV       Room Revenue                                                                    o
           ----------------------------------------------------------------------------------------------------------
           070FOODBEV       Food & Beverage Revenues                                                        o
           ----------------------------------------------------------------------------------------------------------
           080PHONE         Telephone Revenue                                                               o
           ----------------------------------------------------------------------------------------------------------
           090OTHDREV       Other Departmental Revenue                                                      o
           ----------------------------------------------------------------------------------------------------------
           100PVTPAY        Private Pay                                                       o
           ----------------------------------------------------------------------------------------------------------
           110MEDCARE       Medicare/Medicaid                                                 o
           ----------------------------------------------------------------------------------------------------------
           120NURSING       Nursing/Medical Income                                            o
           ----------------------------------------------------------------------------------------------------------
           130MEALS         Meals Income                                                      o
           ----------------------------------------------------------------------------------------------------------
           140LAUNDRY       Laundry/Vending Income                               o
           ----------------------------------------------------------------------------------------------------------
           150PARKING       Parking Income                        o              o
           ----------------------------------------------------------------------------------------------------------
           160OTHERIN       Other Income                          o              o            o             o
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

  EXPENSES 270ROOMS         Room (Department)                                                               o
           ----------------------------------------------------------------------------------------------------------
           280FOODBEV       Food & Beverage (Departmental)                                                  o
           ----------------------------------------------------------------------------------------------------------
           290PHONE         Telephone Expenses (Departmental)                                               o
           ----------------------------------------------------------------------------------------------------------
           300OTHDEPT       Other Dept. Expenses                                                            o
           ----------------------------------------------------------------------------------------------------------
           310RETAXES       Real Estate Taxes                     o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           320PROPINS       Property Insurance                    o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           330UTILITI       Utilities                             o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           340REPAIRS       Repairs and Maintenance               o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           350JANITOR       Janitorial                            o
           ----------------------------------------------------------------------------------------------------------
           360FRANCHI       Franchise Fee                                                                   o
           ----------------------------------------------------------------------------------------------------------
           370MANAGEM       Management Fees                       o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           380PAYROLL       Payroll & Benefits                    o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           390MARKETI       Advertising & Marketing               o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           400PROFESS       Professional Fees                     o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           410GENERAL       General and Administrative            o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           420ROOMS         Room Expense - Housekeeping                                       o
           ----------------------------------------------------------------------------------------------------------
           430MEALS         Meal expense                                                      o
           ----------------------------------------------------------------------------------------------------------
           440OTHEREX       Other Expenses                                       o            o             o
           ----------------------------------------------------------------------------------------------------------
           450GROUNDR       Ground Rent                           o              o            o             o
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
  RESRV    490LEASING       Leasing Commissions                   o
  &
  CAPEX
           ----------------------------------------------------------------------------------------------------------
           500TENANTI       Tenant Improvements                   o
           ----------------------------------------------------------------------------------------------------------
           510CAPEX         Capital Expenditures                  o              o            o             o
           ----------------------------------------------------------------------------------------------------------
           520EXCAPEX       Extraordinary Capital                 o              o            o             o
                            Expenditures
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
              DATA TYPES
---------------------------------------------------------------------------------------------------------------------
                 YTD        Current Year - Year to Date
---------------------------------------------------------------------------------------------------------------------
                  AN        Annual (prior 12 months' data...fiscal year - audited)
---------------------------------------------------------------------------------------------------------------------
                  TR        Trailing 12 months' data
---------------------------------------------------------------------------------------------------------------------
                  UB        Underwriting Base Line
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                            STATEMENT TYPES
---------------------------------------------------------------------------------------------------------------------
                 BOR        Borrower's Statement (as submitted)
---------------------------------------------------------------------------------------------------------------------
                 ADJ        Adjustments to Borrower's Statement
---------------------------------------------------------------------------------------------------------------------
                 NOR        Normalized Statement (to CMSA format)
---------------------------------------------------------------------------------------------------------------------

                       CMSA FINANCIAL FILE SPECIFICATIONS
--------------------------------------------------------------------------------
                                           RECORD LAYOUT
--------------------------------------------------------------------------------
Fields:      Trans ID              From CMSA Loan Setup File, Field #1
             Loan #                From CMSA Property File, Field #2
             Property Seq #        001 - 999
             YYYYMM                Financial Statement Beginning Date
             YYYYMM                Financial Statement Ending Date
             Data Type             See attached values
             Stmt Type             See attached values
             Category Code         See attached values
             Amount                Example : 999999.99
                                   (Enter as an Absolute Value)
--------------------------------------------------------------------------------
Key:         Trans ID
             Loan #
             Property Seq #
             YYYYMM
             Data Type             Financial Statement Ending Date
             Statement Type
             Category Code
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SAMPLE ASCII PRESENTATION (PREFERRED)
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,010GROSRNT,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,020VACANCY,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,030BASERNT,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,160OTHERIN,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,310RETAXES,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,320PROPINS,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,330UTILITI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,340REPAIRS,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,350JANITOR,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,370MANAGEM,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,380PAYROLL,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,390MARKETI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,410GENERAL,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,440OTHEREX,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,500TENANTI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,510CAPEX,999999.99
--------------------------------------------------------------------------------

                                  SAMPLE SPREADSHEET PRESENTATION
----------------------------------------------------------------------------------------------------
                                      BEGIN      ENDING    DATA    STMT
  TRANS ID     LOAN #     PROP #     YYYYMM      YYYYMM     TYPE    TYPE    CATEGORY      AMOUNT
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    010GROSRNT    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    020VACANCY    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    030BASERNT    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    160OTHERIN    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    310RETAXES    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    320PROPINS    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    330UTILITI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    340REPAIRS    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    350JANITOR    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    370MANAGEM    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    380PAYROLL    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    390MARKETI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    410GENERAL    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    440OTHEREX    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    500TENANTI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901           199903 YTD     NOR    510CAPEX      999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    010GROSRNT    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    020VACANCY    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    030BASERNT    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    160OTHERIN    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    310RETAXES    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    320PROPINS    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    330UTILITI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    340REPAIRS    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    350JANITOR    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    370MANAGEM    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    380PAYROLL    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    390MARKETI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    410GENERAL    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    440OTHEREX    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    500TENANTI    999999.99
----------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901           199903 YTD     NOR    510CAPEX      999999.99

                                    EXHIBIT Z
                          FORM OF CMSA LOAN SETUP FILE

                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

--------------------------------------- --------------------------------------------------------------------------------------------
          SPECIFICATION                                           DESCRIPTION/COMMENTS
--------------------------------------- --------------------------------------------------------------------------------------------
Acceptable Media Types                  Magnetic Tape, Diskette, Electronic Transfer
------------------------------------------------------------------------------------------------------------------------------------
Character Set                           ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation                       Comma
------------------------------------------------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)                1600 or 6250
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Label                     None (unlabeled)
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor           10285 (17 records per block)
------------------------------------------------------------------------------------------------------------------------------------
Physical Media Label                    Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                        Factor; Record Length
------------------------------------------------------------------------------------------------------------------------------------
Return Address Label                    Required for return of physical media (magnetic tape or diskette)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
                                        FIELD               FORMAT
--------------------------------------- --------------------------------------------------------------------------------------------
FIELD NAME                              NUMBER   TYPE       EXAMPLE                      DESCRIPTION/COMMENTS
--------------------------------------- --------------------------------------------------------------------------------------------

--------------------------------------- --------------------------------------------------------------------------------------------
Transaction Id                             1      AN         XXX97001      Unique Issue Identification Mnemonic
------------------------------------------------------------------------------------------------------------------------------------
Group Id                                   2      AN         XXX9701A      Unique Indentification Number Assigned To Each Loan Group
                                                                           Within An Issue
------------------------------------------------------------------------------------------------------------------------------------
Loan Id                                    3      AN      00000000012345   Unique Servicer Loan Number Assigned To Each Collateral
                                                                           Item In A Pool
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan Id                         4      AN           123         Unique Identification Number Assigned To Each Collateral
                                                                           Item In The Prospectus
------------------------------------------------------------------------------------------------------------------------------------
Original Note Amount                       5    Numeric     1000000.00     The Mortgage Loan Balance At Inception Of The Note
------------------------------------------------------------------------------------------------------------------------------------
Original Term Of Loan                      6    Numeric        240         Original Number Of Months Until Maturity Of Loan
------------------------------------------------------------------------------------------------------------------------------------
Original Amortization Term                 7    Numeric        360         Original Number Of Months Loan Amortized Over
------------------------------------------------------------------------------------------------------------------------------------
Original Note Rate                         8    Numeric       0.095        The Note Rate At Inception Of The Note
------------------------------------------------------------------------------------------------------------------------------------
Original Payment Rate                      9    Numeric       0.095        Original Rate Payment Calculated On
------------------------------------------------------------------------------------------------------------------------------------
First Loan Payment Due Date               10      AN         YYYYMMDD      First Payment Date On The Mortgage Loan
------------------------------------------------------------------------------------------------------------------------------------
Grace Days Allowed                        11    Numeric         10         Number Of Days From Due Date Borrower Is Permitted To
                                                                           Remit Payment
------------------------------------------------------------------------------------------------------------------------------------
Interest Only (Y/N)                       12      AN            Y          Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Balloon (Y/N)                             13      AN            Y          Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Interest Rate Type                        14    Numeric         1          1=Fixed, 2=Arm, 3=Step, 9=Other
------------------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method Code              15    Numeric         1          1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual,
                                                                           5=Actual/366, 6=Simple, 7=78's
------------------------------------------------------------------------------------------------------------------------------------
Interest in Arrears (Y/N)                 16      AN            Y          Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Payment Type Code                         17    Numeric         1          See Payment Type Code Legend
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Lock-out End Date              18      AN         YYYYMMDD      Date After Which Loan Can Be Prepaid
------------------------------------------------------------------------------------------------------------------------------------
Yield Maintenance End Date                19      AN         YYYYMMDD      Date After Which Loan Can Be Prepaid Without Yield
                                                                           Maintenance
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Premium End Date               20      AN         YYYYMMDD      Date After Which Loan Can Be Prepaid Without Penalty
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Terms Description              21      AN           Text        Should reflect the information in Annex A or use the
                                                                           format of  LO(36), YM(28), 7(12), O(3).  If manually
                                                                           derived, the Cutoff Date should be the start date for
                                                                           period counting.


------------------------------------------------------------------------------------------------------------------------------------
ARM Index Code                            22     AN          A                   See Arm Index Code Legend
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------- --------------------------------------------------------------------------------------------
                                        FIELD               FORMAT
FIELD NAME                              NUMBER   TYPE       EXAMPLE                      DESCRIPTION/COMMENTS
--------------------------------------- --------------------------------------------------------------------------------------------
First Rate Adjustment Date                23      AN          YYYYMMDD           Date Note Rate Originally Changed
------------------------------------------------------------------------------------------------------------------------------------
First Payment Adjustment Date             24      AN          YYYYMMDD           Date Payment Originally Changed
------------------------------------------------------------------------------------------------------------------------------------
ARM Margin                                25    Numeric        0.025             Rate Added To Index Used In The Determination
                                                                                 Of The Gross Interest Rate
------------------------------------------------------------------------------------------------------------------------------------
Lifetime Rate Cap                         26    Numeric         0.15             Maximum Rate That The Borrower Must Pay On An Arm
                                                                                 Loan Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Lifetime Rate Floor                       27    Numeric         0.05             Minimum Rate That The Borrower Must Pay On An Arm
                                                                                 Loan Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Periodic Rate Increase Limit              28    Numeric         0.02             Maximum Periodic Increase To The Note Rate Allowed
                                                                                 Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Periodic Rate Decrease Limit              29    Numeric         0.02             Minimum Periodic Decrease To The Note Rate Allowed
                                                                                 Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Periodic Pay Adjustment Max-%             30    Numeric         0.03             Max Periodic % Increase To The P&I Payment Allowed
                                                                                 Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Periodic Pay Adjustment Max-$             31    Numeric       5000.00            Max Periodic Dollar Increase To The P&I Payment
                                                                                 Allowed Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Payment Frequency                         32    Numeric          1               1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                 12=Annually...
------------------------------------------------------------------------------------------------------------------------------------
Rate Reset Frequency                      33    Numeric          1               1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                 12=Annually, 365=Daily
------------------------------------------------------------------------------------------------------------------------------------
Pay Reset Frequency                       34    Numeric          1               1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                 12=Annually, 365=Daily
------------------------------------------------------------------------------------------------------------------------------------
Rounding Code                             35    Numeric          1               Rounding Method For Sum Of Index Plus Margin
                                                                                 (See Rounding Code Legend)
------------------------------------------------------------------------------------------------------------------------------------
Rounding Increment                        36    Numeric       0.00125            Used In Conjunction With Rounding Code
------------------------------------------------------------------------------------------------------------------------------------
Index Look Back In Days                   37    Numeric          45              Use Index In Effect X Days Prior To Adjustment Date
------------------------------------------------------------------------------------------------------------------------------------
Negative Amortization Allowed (Y/N)       38      AN             Y               Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Max Neg Allowed (% Of Orig Bal)           39    Numeric        0.075             Max Lifetime % Increase to the Original Balance
                                                                                 Allowed Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Maximum Negate Allowed ($)                40    Numeric       25000.00           Max Lifetime Dollar Increase to the Original
                                                                                 Balance Allowed Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Remaining Term At Contribution            41    Numeric         240              Remaining Number Of Months Until Maturity Of Loan
                                                                                 At Cutoff
------------------------------------------------------------------------------------------------------------------------------------
Remaining Amort Term At Contribution      42    Numeric         360              Remaining Number Of Months Loan Amortized Over
                                                                                 At Cutoff
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date At Contribution             43      AN          YYYYMMDD           The Scheduled Maturity Date Of The Mortgage Loan
                                                                                 At Contribution
------------------------------------------------------------------------------------------------------------------------------------
Scheduled Principal Balance At
Contribution                              44    Numeric      1000000.00          The Scheduled Principal Balance Of The Mortgage
                                                                                 Loan At Contribution
------------------------------------------------------------------------------------------------------------------------------------
Note Rate At Contribution                 45    Numeric        0.095             Cutoff Annualized Gross Interest Rate Applicable
                                                                                 To The Calculation Of Scheduled Interest
------------------------------------------------------------------------------------------------------------------------------------
Servicer And Trustee Fee Rate             46    Numeric       0.00025            Cutoff Annualized Fee Paid To The Servicer And
                                                                                 Trustee
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 1                   47    Numeric       0.00001            Cutoff Annualized Fee/Strip Netted Against Current
                                                                                 Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 2                   48    Numeric       0.00001            Cutoff Annualized Fee/Strip Netted Against Current
                                                                                 Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 3                   49    Numeric       0.00001            Cutoff Annualized Fee/Strip Netted Against Current
                                                                                 Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 4                   50    Numeric       0.00001            Cutoff Annualized Fee/Strip Netted Against Current
                                                                                 Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 5                   51    Numeric       0.00001            Cutoff Annualized Fee/Strip Netted Against Current
                                                                                 Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Net Rate At Contribution                  52    Numeric        0.0947            Cutoff Annualized Interest Rate Applicable To The
                                                                                 Calculation Of Remittance Interest
------------------------------------------------------------------------------------------------------------------------------------
Periodic P&I Payment At Contribution      53    Numeric       3000.00            The Periodic Scheduled Principal & Interest Payment
                                                                                 at Contribution
------------------------------------------------------------------------------------------------------------------------------------
# Of Properties at Contribution           54    Numeric          13              L86 - The Number Of Properties Underlying The
                                                                                 Mortgage Loan
------------------------------------------------------------------------------------------------------------------------------------
Property Name                             55      AN            Text             P7 - If Multiple properties print "Various"
------------------------------------------------------------------------------------------------------------------------------------
Property Address                          56      AN            Text             P8 - If Multiple properties print "Various"
------------------------------------------------------------------------------------------------------------------------------------
Property City                             57      AN            Text             P9 - If Multiple properties have the same city then
                                                                                 print the city, otherwise print "Various".
                                                                                 Missing information print "Incomplete"
------------------------------------------------------------------------------------------------------------------------------------
Property State                            58      AN            Text             P10 - If Multiple properties have the same state
                                                                                 then print the state, otherwise print "XX" to
                                                                                 represent various. Missing information print "ZZ"
------------------------------------------------------------------------------------------------------------------------------------
Property Zip Code                         59      AN            Text             P11 - If Multiple properties have the same zip code
                                                                                 then print the zip code, otherwise print "Various".
                                                                                 Missing information print "Incomplete"
------------------------------------------------------------------------------------------------------------------------------------
Property County                           60      AN            Text             P12 - If Multiple properties have the same county
                                                                                 then print the county, otherwise print "Various".
                                                                                 Missing information print "Incomplete"
------------------------------------------------------------------------------------------------------------------------------------
Property Type Code                        61      AN             MF              P13 -  If Multiple properties have the same
                                                                                 property type code then print the property code,
                                                                                 otherwise print "XX" to represent various.
                                                                                 Missing information print "ZZ"
------------------------------------------------------------------------------------------------------------------------------------
Net Square Feet At Contribution           62    Numeric        25000             P16 - For Multiple properties, if all the same
                                                                                 Property Type, sum the values, if missing any
                                                                                 leave empty
------------------------------------------------------------------------------------------------------------------------------------

# Of Units/Beds/Rooms At Contribution     63    Numeric          75              P17 - For Multiple properties, if all the same
                                                                                 Property Type, sum the values, if missing any
                                                                                 leave empty
------------------------------------------------------------------------------------------------------------------------------------
Year Built                                64      AN            YYYY             P14 - If Multiple properties have the same Year
                                                                                 Built then print Year Built else leave empty
------------------------------------------------------------------------------------------------------------------------------------
NOI At Contribution                       65    Numeric      100000.00           P47 - If Multiple properties sum the values, if
                                                                                 missing any then populate using the "DSCR
                                                                                 Indicator Legend" rule.   Should match the
                                                                                 prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
DSCR (NOI) At Contribution                66    Numeric         2.11             P48 - If Multiple properties populate using the
                                                                                 "DSCR Indicator Legend" rule. DSCR At Contribution
                                                                                 using NOI.   Should match the prospectus if
                                                                                 available.
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Value At Contribution           67    Numeric      1000000.00          P49 -  If Multiple properties sum the values , if
                                                                                 missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Date At Contribution            68      AN          YYYYMMDD           P50 - If Multiple properties and all the same then
                                                                                 print the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Physical Occupancy At Contribution        69    Numeric         0.88             P51 -  If Multiple properties, Use weighted average
                                                                                 by using the calculation [Current Allocated %
                                                                                 (Prop) * Occupancy (Oper) ] for each Property, if
                                                                                 missing one then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Revenue At Contribution                   70    Numeric      100000.00           P45 -  If Multiple properties then sum the value,
                                                                                 if missing any then populate using the "DSCR
                                                                                 Indicator Legend" rule.  Should match the
                                                                                 prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
Operating Expenses At Contribution        71    Numeric      100000.00           P46 -  If Multiple properties then sum the value,
                                                                                 if missing any then populate using the "DSCR
                                                                                 Indicator Legend" rule.   Should match the
                                                                                 prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
Contribution Financials As Of Date        72      AN          YYYYMMDD           P44 - If Multiple properties and all the same then
                                                                                 print the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Recourse (Y/N)                            73      AN             Y               Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Ground Lease (Y/S/N)                      74      AN             Y               Y=Yes, S=Subordinate, N= No ground lease, P22 -
                                                                                 If Multiple properties and any one property is
                                                                                 "Y" or "S" print  "Y"
------------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralized Loan Grouping        75      AN            Text             P6 - All Loans With The Same Value Are Crossed,
                                                                                 For example : "X02-1" would be populated in this
                                                                                 field for all related loans, "X02-2" would be
                                                                                 populated for the next group of related loans.
------------------------------------------------------------------------------------------------------------------------------------
Collection Of Escrows (Y/N)               76      AN             Y               Y=Yes,  N=No  -  Referring to Taxes and Insurance
------------------------------------------------------------------------------------------------------------------------------------
Collection Of Other Reserves (Y/N)        77      AN             Y               Y=Yes,  N=No -  Referring to Reserves other than
                                                                                 Taxes and Insurance.  If any property has a
                                                                                 value > 0 in P23,  this field should be "Y"
------------------------------------------------------------------------------------------------------------------------------------
Lien Position At Contribution             78    Numeric          1               1=First, 2=Second...
------------------------------------------------------------------------------------------------------------------------------------
Hyper Amortizing Begin Date               79      AN          YYYYMMDD           L81 - Date used to track Anticipated Repayment Date
                                                                                 Loans
------------------------------------------------------------------------------------------------------------------------------------
Defeasance Option Start Date              80      AN          YYYYMMDD           Date loan can start defeasance
------------------------------------------------------------------------------------------------------------------------------------
Defeasance Option End Date                81      AN          YYYYMMDD           Date that defeasance ends
------------------------------------------------------------------------------------------------------------------------------------
Last Setup Change Date                    82      AN          YYYYMMDD           L83 - Distribution Date that the information was
                                                                                 last changed by loan
------------------------------------------------------------------------------------------------------------------------------------
NCF At Contribution                       83    Numeric      100000.00           P76 - If Multiple properties sum the values, if
                                                                                 missing any then populate using the "DSCR Indicator
                                                                                 Legend" rule.  Net Cash Flow At Contribution.
                                                                                 Should match the prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
DSCR (NCF) At Contribution                84    Numeric         2.11             P77 - If Multiple properties populate using the
                                                                                 "DSCR Indicator Legend" rule. DSCR At Contribution
                                                                                 using NCF to calculate.  Should match the
                                                                                 prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
DSCR Indicator at Contribution            85      AN            Text             Flag used to explain how the DSCR was calculated
                                                                                 when there are multiple properties.  See DSCR
                                                                                 Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
Loan Contributor to Securitization        86      AN            Text             Name of entity ultimately responsible for the reps
                                                                                 and warranties of the loan contributed
------------------------------------------------------------------------------------------------------------------------------------
Credit Tenant Lease                       87      AN             Y               L101 - Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                       ROUNDING CODE                                                ARM INDEX CODE
----------------------------------------------------            -----------------------------------------------------------
                           LEGEND                                                        LEGEND
----------------------------------------------------            -----------------------------------------------------------
    1       Unrounded                                                 A       11 FHLB COFI (1 Month)
----------------------------------------------------            -----------------------------------------------------------
    2       Nearest Percentage Increment                              B       11 FHLB COFI (6 Month)
----------------------------------------------------            -----------------------------------------------------------
    3       Up To Nearest Percentage Increment                        C       1 Year CMT Weekly Average Treasury
----------------------------------------------------            -----------------------------------------------------------
    4       Down To Nearest Percentage Increment                      D       3 Year CMT Weekly Average Treasury
----------------------------------------------------            -----------------------------------------------------------
                                                                      E       5 Year CMT Weekly Average Treasury
                                                                -----------------------------------------------------------
                                                                      F       Wall Street Journal Prime Rate
---------------------------------------------------             -----------------------------------------------------------
                    PROPERTY TYPES CODE                               G       1 Month LIBOR
---------------------------------------------------             -----------------------------------------------------------
                           LEGEND                                     H       3 Month LIBOR
---------------------------------------------------             -----------------------------------------------------------
    MF      Multifamily                                               I       6 Month LIBOR
---------------------------------------------------             -----------------------------------------------------------
    RT      Retail                                                    J       National Mortgage Index Rate
---------------------------------------------------             -----------------------------------------------------------
    HC      Health Care                                                       All Others Use Short Text Description
---------------------------------------------------             -----------------------------------------------------------
    IN      Industrial
---------------------------------------------------
    WH      Warehouse
---------------------------------------------------             -----------------------------------------------------------
    MH      Mobile Home Park                                                      PAYMENT TYPE CODE
---------------------------------------------------             -----------------------------------------------------------
    OF      Office                                                                     LEGEND
---------------------------------------------------             -----------------------------------------------------------
    MU      Mixed Use                                                    1        Fully Amortizing
---------------------------------------------------             -----------------------------------------------------------
    LO      Lodging                                                      2        Amortizing Balloon
---------------------------------------------------             -----------------------------------------------------------
    SS      Self Storage                                                 3        Interest Only / Balloon
---------------------------------------------------             -----------------------------------------------------------
    OT      Other                                                        4        Interest Only / Amortizing
---------------------------------------------------             -----------------------------------------------------------
    SE      Securities                                                   5        Interest Only / Amortizing / Balloon
--------------------------------------------------------------------------------------------------------------------------
                                                                         6        Principal Only
                                                                -----------------------------------------------------------
                                                                         7        Hyper-Amortization
                                                                -----------------------------------------------------------
                                                                         9        Other
                                                                -----------------------------------------------------------


                                                                -----------------------------------------------------------
                                                                              DSCR INDICATOR
                                                                -----------------------------------------------------------
                                                                                  LEGEND
                                                                -----------------------------------------------------------
                                                                         P        Partial - Not all properties received
                                                                                  financials, servicer to leave empty
                                                                -----------------------------------------------------------
                                                                         A        Average - Not all properties received
                                                                                  financials, servicer allocates Debt
                                                                                  Service only to properties where
                                                                                  financials are received.
                                                                -----------------------------------------------------------
                                                                        F         Full - All Statements Collected for
                                                                                  all properties
                                                                -----------------------------------------------------------
                                                                        W         Worst Case - Not all properties received
                                                                                  financials, servicer allocates 100% of
                                                                                  Debt Service to all properties where
                                                                                  financials are received.
                                                                -----------------------------------------------------------
                                                                        N         None Collected - no financials were
                                                                                  received
                                                                -----------------------------------------------------------
                                                                        C         Consolidated-All properties reported on 1
                                                                                  "rolled up" financial from the borrower
---------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT AA

                        CLASS XP REFERENCE RATE SCHEDULE


 INTEREST ACCRUAL      DISTRIBUTION         CLASS XP         INTEREST ACCRUAL      DISTRIBUTION         CLASS XP
      PERIOD               DATE          REFERENCE RATE           PERIOD               DATE          REFERENCE RATE
-----------------      ------------      --------------      ----------------      ------------      --------------

         1                8/12/02           7.454490%               43                2/12/06           7.211410%
         2                9/12/02           7.454450%               44                3/12/06           7.212070%
         3                10/12/02          7.212980%               45                4/12/06           7.552700%
         4                11/12/02          7.454370%               46                5/12/06           7.211280%
         5                12/12/02          7.212900%               47                6/12/06           7.446290%
         6                1/12/03           7.212860%               48                7/12/06           7.205080%
         7                2/12/03           7.212820%               49                8/12/06           7.446210%
         8                3/12/03           7.213280%               50                09/12/06          7.446160%
         9                4/12/03           7.454140%               51                10/12/06          7.204960%
         10               5/12/03           7.212680%               52                11/12/06          7.446080%
         11               6/12/03           7.454050%               53                12/12/06          7.204870%
         12               7/12/03           7.212590%               54                1/12/07           7.208570%
         13               8/12/03           7.453960%               55                2/12/07           7.203920%
         14               9/12/03           7.453930%               56                3/12/07           7.206850%
         15               10/12/03          7.212470%               57                4/12/07           7.449930%
         16               11/12/03          7.453840%               58                5/12/07           7.208610%
         17               12/12/03          7.212390%               59                6/12/07           7.446520%
         18               1/12/04           7.453750%               60                7/12/07           7.205300%
         19               2/12/04           7.212300%               61                8/12/07           7.463520%
         20               3/12/04           7.212460%               62                9/12/07           7.463590%
         21               4/12/04           7.453640%               63                10/12/07          7.221820%
         22               5/12/04           7.212200%               64                11/12/07          7.463500%
         23               6/12/04           7.453570%               65                12/12/07          7.221740%
         24               7/12/04           7.212130%               66                1/12/08           7.463420%
         25               8/12/04           7.453500%               67                2/12/08           7.221660%
         26               9/12/04           7.453460%               68                3/12/08           7.221910%
         27               10/12/04          7.212030%               69                4/12/08           7.463290%
         28               11/12/04          7.453390%               70                5/12/08           7.221530%
         29               12/12/04          7.211950%               71                6/12/08           7.463200%
         30               1/12/05           7.211920%               72                7/12/08           7.221450%
         31               2/12/05           7.211880%               73                8/12/08           7.463110%
         32               3/12/05           7.212480%               74                9/12/08           7.463070%
         33               4/12/05           7.453190%               75                10/12/08          7.221310%
         34               5/12/05           7.211760%               76                11/12/08          7.462980%
         35               6/12/05           7.453110%               77                12/12/08          7.224610%
         36               7/12/05           7.211680%               78                1/12/09           7.224560%
         37               8/12/05           7.453030%               79                2/12/09           7.224510%
         38               9/12/05           7.452990%               80                3/12/09           7.225430%
         39               10/12/05          7.211570%               81                4/14/09           7.466230%
         40               11/12/05          7.452910%               82                5/12/09           7.224360%
         41               12/12/05          7.211490%               83                6/12/09           7.466120%
         42               1/12/06           7.211450%               84                7/12/09           7.224260%

                                      AA-1

                                   EXHIBIT BB

                         FORM OF PURCHASE OPTION NOTICE

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                    [ADDRESS]

                                                                        [Date]
[Option Holder]

                          Merrill Lynch Mortgage Trust
         Commercial Mortgage Pass-Through Certificates, Series 2002-MW1

Ladies and Gentlemen:

                  You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to
Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of July 10, 2002, by and among Merrill Lynch Mortgage Investors, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee and REMIC administrator, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

                  This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated ____, a copy of which is attached hereto, is effective. Pursuant to Section 3.18 of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [_____'s] acquisition of Mortgage Loan number ____ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

                  [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

                  Upon payment of the Option Price, Mortgage Loan number and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [______] or at [your] [_________'s] direction.

                  Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [______] the ownership of Mortgage Loan , together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [ ___]for review as soon as is practicable.

                  [Provide Master Servicer contact information.)

                  Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                              Sincerely,
                                          -----------------------------

                              By:
                                          -----------------------------

                              Name:
                                          -----------------------------

                              Title:
                                          -----------------------------




Option Holder's Acknowledgment


By:
           -----------------------------

Name:
           -----------------------------

Title:
           -----------------------------

Date:
           -----------------------------

                                   EXHIBIT CC

                            INITIAL COMPANION HOLDERS



Burbank Empire Center Companion Loan
------------------------------------
Name:             MONY Life Insurance Company
Address:          c/o MONY Realty Capital, Inc.
                  10475 Park Meadows Drive, Suite 500
                  Littleton, Colorado 80124

Radisson Companion Loan
-----------------------
Radisson B Note:
Name:             MW1-2002 LLC
Address:          301 South College Street
                  Charlotte, North Carolina 28288


Radisson C Note:
Name:             I.L. Finance Company, LLC
Address:          2 Greenville Crossing, Suite 20
                  4005 Kennett Pike
                  Greenville, Delaware 19807

TRW Companion Loan
------------------
Name:             Capital Lease Funding, LLC
Address:          110 Maiden Lane, 26th Floor
                  New York, New York 10005
                  Attention: Paul H. McDowell



                                      CC-1